UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

______________________________________________

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NovoCure Limited
(Name of Registrant as Specified In Its Charter)
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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2022
To the shareholders of NovoCure Limited:
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (“Annual Meeting”) of NovoCure Limited, a Jersey (Channel Islands) corporation (the “Company”, “Novocure”, “we”, “us” or “our”), will be held on June 8, 2022, at 9:00 a.m. U.S. Eastern Time (“ET”), at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF. Novocure is actively monitoring developments regarding the coronavirus (COVID-19) pandemic and related guidance issued by public health authorities. The health and well-being of Novocure’s directors, employees and shareholders are paramount. We may hold a virtual-only Annual Meeting via live webcast if it is advisable or required. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the Securities and Exchange Commission as additional proxy materials.
The purpose of the Annual Meeting is to consider and take action on the following:
1.To elect eight directors named in the Proxy Statement to hold office for a one-year term expiring at our 2023 annual general meeting of shareholders or until their successors are duly elected and qualified or until their offices are vacated;
2.The approval and ratification of the appointment, by the Audit Committee of our Board of Directors (the “Board”), of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY Global”), as the auditor and independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2022;
3.A non-binding advisory vote to approve executive compensation; and
4.To amend and restate our Articles of Association for the purposes of (i) the establishment of exclusive jurisdiction in U.S. federal court for U.S. securities law matters, (ii) allowing the adoption of shareholder resolutions by written consent, (iii) allowing us to hold meetings of shareholders virtually by electronic means, (iv) allowing for our directors to authorize indemnification agreements with our senior employees, in addition to our directors and executive officers, and (v) other administrative matters.
The foregoing items of business will be proposed as ordinary resolutions, except for Proposal 4, which will be proposed as a special resolution. These proposals are more fully described in the Proxy Statement. Only shareholders who owned our Ordinary Shares at the close of business on April 5, 2022 (the “Record Date”) can vote at this meeting or at any adjournments that take place or postponements thereof.
A shareholder entitled to attend and vote at the Annual Meeting is entitled to appoint one or more proxies to attend and vote in the place of such shareholder and such proxy or proxies need not also be a shareholder of the Company. We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, you will not receive paper copies of our proxy materials (including the proxy card), unless you specifically request such materials. We will send a notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability”) on or about April 25, 2022 to our shareholders of record as of the close of business on the Record Date. The Notice of Internet Availability contains instructions for accessing the proxy materials on the Internet, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), and provides information on how shareholders may obtain paper copies free of charge. The Notice of Internet Availability also provides the date, time and location of the Annual Meeting, the matters to be acted upon at the meeting and the recommendation from our Board with regard to each matter, and information on how to attend the meeting. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of mailing these materials.
It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. Other than voting in person at the Annual Meeting, you may vote over the Internet, by telephone or by completing and mailing a proxy card or voting instruction card forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or voting instruction card forwarded by your bank, broker or other holder of record regarding each of these voting options.
Our Board recommends that you vote FOR the election of the director nominees named in Proposal 1 of the Proxy Statement, FOR the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, FOR the non-binding advisory vote to approve executive compensation, and FOR the amendment and restatement of our Articles of Association.
By Order of the Board of Directors
William F. Doyle
Executive Chairman of the Board of Directors
St. Helier, Jersey, Channel Islands
April 25, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2022
The Proxy Statement, Notice of Annual General Meeting of Shareholders
and Annual Report are available at www.proxyvote.com.

PROXY STATEMENT
The Board of Directors (the “Board”) of NovoCure Limited (the “Company”, “Novocure”, “we”, “us” or “our”) is soliciting your proxy to vote at our Annual General Meeting of Shareholders (“Annual Meeting”) to be held on Wednesday, June 8, 2022, at 9:00 a.m. U.S. ET, at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF, and any adjournment or postponement of that meeting. Novocure is actively monitoring the coronavirus (COVID-19) developments and related guidance issued by public health authorities. The health and well-being of Novocure’s employees and shareholders are paramount. We may hold a virtual-only Annual Meeting via live webcast if it is advisable or required. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the Securities and Exchange Commission (the “SEC”) as additional proxy material.
We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability to holders of record of our ordinary shares (“Ordinary Shares”) as of April 5, 2022 (the “Record Date”). All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability, including instructions on how to request paper copies on an ongoing basis. On or about April 25, 2022, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability to all shareholders entitled to vote at the Annual Meeting.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), which contains financial statements for the fiscal year ended December 31, 2021, accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Shareholders that receive the Notice of Internet Availability can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at www.novocure.com and at the website of the SEC at www.sec.gov. You also may obtain a copy of the Annual Report, without charge, by writing to Investor Relations, NovoCure Limited, 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

PROXY STATEMENT SUMMARY
This Summary highlights certain information included in this Proxy Statement. This Summary does not contain all of the information that you should consider prior to voting. Please review the complete Proxy Statement and the Annual Report that accompanies the Proxy Statement for additional information.

2022 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, June 8, 2022, at 9:00 a.m. U.S. ET

Place:	Second Floor, No. 4 The Forum,
Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF

Record Date:	April 5, 2022

Voting Deadline:	Votes submitted by Internet, telephone or mail must be received by 11:59 p.m. ET on June 5, 2022 to be counted. Shareholders may also vote in person at the Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter	Board Recommendation	Page Number with More Information
Election of director nominees	FOR all nominees	12
Approval and ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY Global”) as our auditor and independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022	FOR	16
Non-binding advisory vote to approve executive compensation	FOR	17
Amendment and Restatement of our Articles of Association	FOR	19

GENERAL INFORMATION

Stock Symbol	NVCR
Exchange	NASDAQ Global Select Market
Ordinary Shares Outstanding on the Record Date	104,570,476
Registrar and Transfer Agent	Computershare Shareowner Services LLC
Principal Executive Office	Second Floor, No. 4 The Forum, Grenville Street St. Helier, Jersey, Channel Islands JE2 4UF
Corporate Website	www.novocure.com

DIRECTOR NOMINEES
You have the opportunity to vote on the election of the following director nominees whose terms of office are up for renewal. Additional information regarding each director nominee’s experience, skills and qualifications to serve as a member of our Board can be found in the Proxy Statement under Proposal 1 – Election of Directors. All of our directors are being elected for a one-year term at the 2022 annual general meeting of shareholders.

Name	Age	Years on Board	Occupation	Independent	Committees
Asaf Danziger	55	10	Chief Executive Officer, Novocure	No	None
William Doyle	59	18	Executive Chairman, Novocure	No	None
Jeryl Hilleman	64	4	Former Chief Financial Officer of Intersect ENT, Inc.	Yes	Audit
David Hung	64	4	Founder, President and Chief Executive Officer, Nuvation Bio Inc.	Yes	Nominating and Corporate Governance
Kinyip Gabriel Leung	60	11	Former Vice Chairman, Novocure Board	Yes	Compensation
Martin Madden	61	5	Former Vice President Research and Development of DePuy-Synthes of Johnson & Johnson	Yes	Audit; Compensation
Timothy Scannell	57	1	Executive Advisor, Stryker Corporation	Yes	Audit, Nominating and Corporate Governance
William Vernon	66	16	Former Chief Executive Officer of Kraft Foods Group, Inc.	Yes	Compensation

BOARD HIGHLIGHTS
The statistics below relate to our current directors, including nominees:
•78% of our Board members are independent
•Average age of directors is 61
•Average tenure of directors is eight years
•22% of our Board members identify as female
•Highly qualified directors reflect broad mix of business backgrounds, skills and experiences
•67% of directors have international experience
•44% of directors have experience as a public company CEO or executive chair in the past five years

	Independent							Non-independent
Summary of Experience, Qualifications, Attributes and Skills	Hilleman	Hung	Leung	Madden	McCoy	Scannell	Vernon	Danziger	Doyle
Public Company CEO / Exec. Chair (past 5 years)		✔			✔			✔	✔
Senior Executive Leadership	✔	✔	✔	✔	✔	✔	✔	✔	✔
Commercial		✔	✔		✔	✔	✔	✔
Corporate Governance	✔	✔	✔				✔
Cybersecurity
Financial Literacy	✔			✔	✔	✔			✔
International	✔		✔		✔	✔		✔	✔
Pharmaceuticals / Medical Device	✔	✔	✔	✔	✔	✔	✔	✔	✔
Product Development		✔	✔	✔	✔	✔	✔		✔
Risk Management	✔			✔			✔	✔
Planned Committee Membership
Audit	Chair			✔	✔	✔
Compensation			✔	✔			Chair
Nominating and Corporate Governance		✔			Chair	✔

The table below provides certain highlights of the composition of our Board members and nominees as of the record date, with categories as set forth by Nasdaq Listing Rule 5605(f):

Board Diversity Matrix (As of April 5, 2022)
Total Number of Directors: 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	7	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

CORPORATE GOVERNANCE HIGHLIGHTS
•Separate Executive Chairman of the Board and Chief Executive Officer positions
•Strong Lead Independent Director position
•Three fully independent Board committees
•Executive session of independent directors held at each regularly-scheduled Board meeting
•Frequent Board and committee meetings to ensure awareness and alignment
◦Five Board meetings in 2021
◦20 standing committee meetings in 2021
•Directors attended 100% of Board and committee meetings held in 2021
•Annual Board and committee self-assessments and discussions with individual directors
•Strong clawback and anti-hedging/anti-pledging policies
•Senior executives do not receive tax gross-ups on severance or change in control benefits
•Significant share ownership requirements for directors and senior executives
•Our Board and its committees have an active role in risk oversight

2021 CORPORATE ACHIEVEMENTS
Increased acceptance of Tumor Treating Fields ("TTFields")
•Active patient growth of 5% year-over-year, with 3,587 active patients on Optune® and Optune Lua™ at December 31, 2021
•Total prescription growth of 1% year-over-year, with 5,662 prescriptions received in 2021
•TTFields was cited in over 2,750 scientific publications, a 37% year-over-year increase
•Completed purchase of new office space intended to house a world-class training and development center to educate physicians and partners about TTFields technology
Advanced our clinical and product development pipelines
•Enrolled last patient in the phase 3 pivotal INNOVATE-3 clinical studies, evaluating the efficacy of TTFields together with paclitaxel in recurrent ovarian cancer
•Enrolled last patient in the phase 3 pivotal LUNAR clinical studies, evaluating the efficacy of TTFields together with immune checkpoint inhibitors or docetaxel in non-small cell lung cancer
•Enrolled last patient in phase 2 pilot EF-31 clinical studies in partnership with Zai Lab, testing the safety and efficacy of TTFields together with chemotherapy for the treatment of gastric cancer
•Launched phase 2 pilot KEYNOTE B36 clinical studies in partnership with MSD, a tradename of Merck, evaluating TTFields together with the anti-PD-1 therapy pembrolizumab for the treatment of non-small cell lung cancer
•Entered into a clinical studies collaboration with Roche to develop TTFields together with the anti-PD-L1 therapy atezolizumab in metastatic pancreatic cancer
•Presented final data from the phase 2 pilot HEPANOVA clinical studies, testing TTFields together with sorafenib in patients with advanced liver cancer
Adapted and built our talent pool
•Expanded executive leadership team to further solidify and strengthen leadership capability in preparation for an anticipated period of significant innovation and growth
•Successfully transitioned work force from a predominantly virtual setting to a hybrid setting in response to the COVID-19 pandemic
•Increased total employee headcount to 1,167 as of December 31, 2021, a year-over-year increase of 14%
Created shareholder value by building a profitable business
•Generated $535 million in annual net revenues, representing 8% annual growth compared to 2020
•Invested a record $201 million in research and development initiatives, enabled by the financial strength of our commercial business
•Achieved full year gross margin of 79% in 2021

•Cash, cash equivalents and short-term investments totaling $938 million at December 31, 2021, an increase of over $95 million from December 31, 2020

EXECUTIVE COMPENSATION HIGHLIGHTS
The primary objectives of our executive compensation program are to attract, retain and motivate superior executive talent, to provide incentives that reward the achievement of performance goals that we believe support the enhancement of shareholder value and to align the executives’ interests with those of shareholders through long-term incentives. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our shareholders’ long-term interests:

	WHAT WE DO		WHAT WE DON'T DO
✔	Pay for performance	X	No plans that encourage excessive risk
✔	Pay competitively	X	No share option repricing
✔	Align compensation with shareholder interests	X	No gross-ups in the event of a change in control
✔	Double trigger change in control provisions	X	No excessive perks
✔	Independent compensation consultant	X	No special health or welfare benefits
✔	Robust stock ownership and retention guidelines
✔	Clawback and recoupment policy
✔	Anti-hedging and anti-pledging policy
✔	Annual say-on-pay vote

THE PROXY PROCESS AND SHAREHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 104,570,476 Ordinary Shares issued and outstanding and entitled to vote. On each matter to be voted upon, you have one vote for each Ordinary Share you own as of the Record Date.

What am I being asked to vote on?
You are being asked to vote on four proposals:
•Proposal 1: To elect the eight directors named in this Proxy Statement to hold office for a one-year term expiring at our 2023 annual general meeting of shareholders or until their successors are duly elected and qualified or their offices are vacated;
•Proposal 2: To approve and ratify the appointment, by the Audit Committee of our Board (the “Audit Committee”), of EY Global, as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2022;
•Proposal 3: To hold a non-binding advisory vote to approve our executive compensation; and
•Proposal 4: To amend and restate our Articles of Association for the purposes of (i) the establishment of exclusive jurisdiction in U.S. federal court for U.S. securities law matters, (ii) allowing the adoption of shareholder resolutions by written consent, (iii) allowing us to hold meetings of shareholders virtually by electronic means, (iv) allowing for our directors to authorize indemnification agreements with our senior employees, in addition to our directors and executive officers, and (v) other administrative matters.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?
The procedures for voting, depending on whether you are a shareholder of record or a beneficial owner holding in “street name,” are as follows:

Shareholder of Record—Shares Registered in Your Name
If you are a shareholder of record, you may vote in any of the following manners:
•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability or on the proxy card by accessing www.proxyvote.com using the control number contained on the Notice of Internet Availability or proxy card.
•To vote by telephone, call 1-800-690-6903 (toll free). You will need to have the control number printed on your Notice of Internet Availability or proxy card available when you call.
•To vote by mail, complete, sign and date the proxy card and return it promptly to Vote Processing,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA. As long as your signed proxy card is received by June 5, 2022, your shares will be voted as you direct.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. ET on June 5, 2022. Proxy cards submitted by mail must be received by 11:59 p.m. ET on June

5, 2022 to be counted. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
As noted below in response to the question, “Could emerging developments regarding the coronavirus (COVID-19) pandemic affect our ability to hold an in-person the Annual Meeting?,” we reserve the right to hold a virtual-only Annual Meeting via live webcast if it is advisable or required. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the SEC as additional proxy materials.

Beneficial Owner—Shares Registered in the Name of Broker, Bank or Other Nominee (“Street Name”)
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you will receive a voting instruction card from that organization. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow such other instructions to submit your vote by the Internet or telephone, if such options are provided by your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, to vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee authorizing you to vote at the Annual Meeting. Contact your broker, bank or other nominee to request a proxy form.

How does the Board recommend I vote on the Proposals?
Our Board recommends that you vote:
•FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1);
•FOR the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2); and
•FOR the non-binding advisory resolution to approve our executive compensation (Proposal 3) and;
•FOR amending and restating our Articles of Association (Proposal 4).

How many votes are needed to approve each proposal?
With respect to Proposal 1, the election of each of the director nominees, each nominee who receives the affirmative vote of the simple majority of votes cast at the Annual Meeting will be elected. Abstentions and votes by a broker that have not been directed by the beneficial owner to vote (“broker non-votes”) will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of this proposal.
With respect to Proposals 2 and 3, the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2022, the non-binding advisory vote on our executive compensation, the affirmative vote of the simple majority of votes cast is required for approval. Abstentions and broker non-votes will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of these proposals.
With respect to Proposal 4, the approval of a special resolution to amend and restate of our Articles of Association, the affirmative vote of two-thirds of votes cast is required for approval. Abstentions and broker non-votes will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of this proposal.

Who counts the votes?
Broadridge Financial Solutions, Inc. has been engaged as our independent agent, or “Inspector of Election,” to tabulate shareholder votes.

Can I change my vote after submitting my proxy vote?
Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•You may send written notice that you are revoking your proxy to our General Counsel, NovoCure Limited, 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA. Such notice must be received by June 5, 2022.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such broker, bank or other nominee to revoke an earlier vote.

What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.
Proposal 2, the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2022, is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters without voting instructions from beneficial owners, and therefore no broker non-votes are expected to exist in connection with Proposal 2.
The remaining proposals are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on those proposals. Accordingly, if you own shares in street name through a broker, bank or other nominee, please be sure to provide voting instructions to your nominee to ensure that your vote is counted on each of the proposals.

What if I return a proxy card but do not make specific choices?
If we receive your signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the director nominees, “FOR” the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the year ending December 31, 2022, “FOR” the non-binding advisory resolution to approve our executive compensation, and “FOR” the amendment and restatement of our Articles of Association. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who will solicit proxies on behalf of the Board?
Proxies may be solicited on behalf of the Board by Novocure’s directors, officers and regular employees. Additionally, the Board has retained Alliance Advisors, LLC (“Alliance”), a proxy solicitation firm, to solicit proxies on the Board’s behalf. We will pay Alliance an estimated fee of $25,000 plus costs and expenses. In addition, Alliance and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.
The original solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by Alliance, our directors, officers or other regular employees. Proxies may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Who is paying for this proxy solicitation?
Novocure will pay for the entire cost of soliciting proxies, including the fees due to Alliance, as discussed above. In addition to the mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

What if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must follow the instructions for voting on each Notice of Internet Availability or proxy card you receive, as applicable.

How will voting on any business not described in this Proxy Statement be conducted?
We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of Ordinary Shares issued and outstanding and entitled to vote on the business being transacted are present in person or represented by proxy at the time when the Annual Meeting proceeds to business.
If you are a shareholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If within half an hour from the time appointed for the Annual Meeting there is no quorum or if during the Annual Meeting a quorum ceases to be present, the Annual Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time and place as the directors shall determine.

Could emerging developments regarding the coronavirus (COVID-19) pandemic affect our ability to hold an in-person Annual Meeting?
As part of our effort to maintain a safe and healthy environment at our Annual Meeting, we are actively monitoring developments regarding the ongoing coronavirus (COVID-19) pandemic and related guidance issued by public health authorities. The health and well-being of Novocure’s employees and shareholders are paramount. We reserve the right to hold a virtual-only Annual Meeting via live webcast if it is advisable or required. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the SEC as additional proxy material. We also encourage attendees to review guidance from public health authorities on this issue.

How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Articles of Association (“Articles”) provide that our Board may consist of between two (2) and thirteen (13) directors, as determined by our Board from time to time. Our Board currently has nine (9) members. Ms. McCoy, a current director, has tendered her resignation effective as of the date of the Annual Meeting. Mr. McCoy has been a valued member of our Board since 2018 and we thank her for her service to the Company.
Effective from their appointment at the Annual Meeting, directors serve one year terms expiring at the next annual general meeting of shareholders. Each director will hold office until his or her successor has been elected and qualified, or until such director’s earlier death, resignation or removal as provided for in our Articles. If a vacancy arises on our Board during the term of a director’s appointment as a result of death, resignation or removal, then a majority of our directors then in office (acting upon the recommendation of our independent directors or a committee thereof) shall have the power at any time and from time to time to appoint any person to be a director as a replacement to fill the vacancy and such person will serve for the remainder of the term of the director he or she has replaced.
Each person nominated for election at the Annual Meeting has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose.
The following table sets forth, for our director nominees, information with respect to their ages, independence, and length of service on our Board:

Name	Age	Independent	Director Since
Asaf Danziger	55	No	2012
William Doyle	59	No	2004
Jeryl Hilleman	64	Yes	2018
David Hung	64	Yes	2018
Kinyip Gabriel Leung	60	Yes	2011
Martin Madden	61	Yes	2017
Timothy Scannell	57	Yes	2021
William Vernon	66	Yes	2006

Nominees for Election to a One-Year Term Expiring at the 2023 Annual General Meeting of Shareholders

Asaf Danziger
Experience: Mr. Danziger has served as our Chief Executive Officer since 2002. From 1998 to 2002, Mr. Danziger was CEO of Cybro Medical, a subsidiary of Imagyn Medical Technologies, Inc., a medical products company.
Education: B.Sc. in material engineering, Ben Gurion University of the Negev, Israel.
Other Public Company Directorships: None.
We believe that Mr. Danziger is qualified to serve on our Board due to his service as our Chief Executive Officer and his extensive knowledge of our Company and industry.

William Doyle
Experience: Mr. Doyle has served as our Executive Chairman since 2016, as Chairman of the Board since 2009 and as a member of our Board of Directors since 2004. Mr. Doyle has been the managing director of WFD Ventures LLC, a private venture capital firm he co-founded, since 2002. Prior to 2002, Mr. Doyle was a member of Johnson & Johnson’s Medical Devices and Diagnostics Group Operating Committee and was Vice President, Licensing and Acquisitions. While at Johnson & Johnson, Mr. Doyle was also chairman of the Medical Devices Research and Development Council, and Worldwide president of Biosense-Webster, Inc. and a member of the board of directors of Cordis Corporation and Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. Earlier in his career, Mr. Doyle was a management consultant in the healthcare group of McKinsey & Company. Mr. Doyle is also a member of the Governing Board of the Pershing Square Sohn Cancer Research Alliance. From 2014 to 2016 he was a member of the investment team at Pershing Square Capital Management L.P., a private investment firm and from November 2016 to January 2021, Mr. Doyle served as the Executive Chairman of BlinkHealth LLC, which has developed a pharmacy-as-a-service, e-commerce platform.
Education: S.B. in materials science and engineering, Massachusetts Institute of Technology; M.B.A., Harvard Business School.
Other Public Company Directorships: Director of Elanco Animal Health, Inc. since 2020 and director of Minerva Neurosciences, Inc. since 2017. Formerly a director of OptiNose, Inc. from 2004 to 2020 and Zoetis, Inc. from 2015 to 2016.
We believe Mr. Doyle is qualified to serve on our Board due to his business and investment experience and his extensive knowledge of our Company and our industry. Mr. Doyle is a recognized expert in medical devices commercialization with over 20 years’ experience in the advanced technology and healthcare industries as an entrepreneur, executive, management consultant and investor.

Jeryl Hilleman
Experience: Ms. Hilleman retired from Intersect ENT, Inc., a medical device company, where she served as chief financial officer from June 2014 to December 2019. Prior to joining Intersect ENT, Ms. Hilleman served as chief financial officer of several public life sciences companies including Ocera Therapeutics, Inc. from 2013 to 2014, Amyris, Inc., from 2008 to 2012, and Symyx Technologies, Inc. from 1997 to 2007.
Education: A.B. in History, Brown University; M.B.A., Wharton Graduate School of Business.
Other Public Company Directorships: Director of Talis Biomedical since 2021, director of Minerva Neurosciences, Inc. since 2018 and director of SI-Bone, Inc. since 2019. From 2005, Ms. Hilleman served as a director of Xenoport, Inc., a biopharmaceutical company, until it was acquired in 2016.
We believe that Ms. Hilleman is qualified to serve on our Board due to her business and accounting experience serving as an executive and director of several biotechnology and oncology companies.

David Hung
Experience: Dr. Hung is the founder, president, chief executive officer and director of Nuvation Bio Inc., a biotech company, since April 2018. Dr. Hung was previously chief executive officer and a director of Axovant Sciences, Inc., a pharmaceutical company, from April 2017 to February 2018. As a founder of Medivation Inc. (“Medivation”), a biopharmaceutical company, he served as president, chief executive officer and a director of Medivation from 2004 to 2016. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as chief scientific officer from 1998 to 1999 and as president and chief executive officer and director from 1999 to 2001.
Education: A.B. in Biology, Harvard College; M.D., University of California, San Francisco, School of Medicine.
Other Public Company Directorships: Director of Nuvation Bio Inc. since 2019. Formerly a director of ARYA Sciences Acquisition Corp. from 2018 to 2021, of Establishment Labs Holdings Inc. from 2016 to 2021, of Axovant Sciences, Inc. from 2017 to 2018, and of Medivation from 2004 to 2016.
We believe that Dr. Hung is qualified to serve on our Board due to his business leadership experience, his medical background and his experience as an executive in our industry and as the chief executive officer of both clinical and commercial stage pharmaceutical companies.

Kinyip Gabriel Leung
Experience: Mr. Leung was the Vice Chairman of our Board and an employee of Novocure from 2011 to 2016, coordinating Novocure’s global commercial operations. From 2003 to 2010, he worked for OSI Pharmaceuticals, Inc. (“OSI”), a specialty pharmaceutical company, prior to its acquisition by Astellas Pharma Inc., last serving as executive vice president of OSI and the President of OSI’s Oncology and Diabetes Business. Prior to his tenure at OSI, from 1999 to 2003, Mr. Leung served as group vice president of the global prescription business at Pharmacia Corporation, a global pharmaceutical and healthcare company. From 1991 to 1999, Mr. Leung was an executive at Bristol-Myers Squibb Company, a global pharmaceutical and healthcare company.
Education: B.S. with High Honors, University of Texas at Austin; M.S. in Pharmacy (with a concentration in pharmaceutical marketing), University of Wisconsin-Madison.
Other Public Company Directorships: Formerly a director of Pernix Therapeutics Holdings, Inc. from 2016 to 2019, Albany Molecular Research Inc. from 2010 to 2016 and Delcath Systems, Inc. from 2011 to 2014.
We believe that Mr. Leung is qualified to serve on our Board due to his extensive knowledge of our business as a former employee of Novocure and his experience in our industry, including global management. Specifically, Mr. Leung was responsible for the launch of erlotinib (Tarceva), a chemotherapy drug for non-small cell lung cancer, while at OSI. While at Pharmacia Corporation, Mr. Leung led its oncology franchise with business and medical affairs operations in over 80 countries. At Bristol-Myers Squibb, he oversaw the growth of chemotherapy drugs Taxol and Paraplatin.

Martin Madden
Experience: Mr. Madden recently retired after a 30-year career at Johnson & Johnson (1986 to January 2017), where he most recently served as vice president research and development of DePuy-Synthes and vice president medical device R&D transformation from February 2016 to January 2017, as vice president new product development, medical devices from July 2015 to February 2016, and as vice president R&D global surgery group from January 2012 to July 2015. Earlier in his career, Mr. Madden was a medical device engineer and innovator, and a leader of cross-functional teams charged with incubating, developing, and launching new products.
Education: M.B.A. with Honors, Columbia University; M.S. with Honors in Mechanical Engineering, Carnegie-Mellon University; B.S. in Mechanical Engineering, summa cum laude, University of Dayton.
Other Public Company Directorships: Director of Microbot Medical Inc. since 2017. Formerly a director of TSO3, Inc. (acquired by Stryker Corporation) (2018- 2019).

We believe that Mr. Madden is qualified to serve on our Board due to his extensive experience with and his status as a world leader in medical device innovation and new product development. During his thirty year tenure with Johnson & Johnson’s medical device organization, Mr. Madden was an innovator and research leader for nearly every medical device business including cardiology, electrophysiology, peripheral vascular surgery, general and colorectal surgery, aesthetics, orthopaedics, sports medicine, spine, and trauma. As an executive and a vice president of Johnson & Johnson, Mr. Madden served on the management boards of Johnson & Johnson’s Global Surgery Group, Ethicon, Ethicon Endo-Surgery, DePuy-Synthes, and Cordis, with responsibility for research and development – inclusive of organic and licensed/acquired technology. He was also chairman of Johnson & Johnson’s Medical Device Research Council, with responsibility for talent strategy and technology acceleration.

Timothy Scannell
Experience: Mr. Scannell was elected to our Board in February 2021. He is currently an executive advisor at Stryker Corporation, a position he has held since retiring from his role as President and Chief Operating Officer in September 2021. Mr. Scannell served as President and Chief Operating Officer of Stryker from 2018 to 2021. Prior to this position, he served as group president, responsible for the MedSurg and Neurotechnology businesses at Stryker from 2008-2018. Prior to the group president role, Mr. Scannell served as vice president/general manager of Stryker Biotech and president of Stryker Spine.
Education: University of Notre Dame, B.A. and M.B.A. in business administration.
Other Public Company Directorships: Director since 2014 and Chairman of the Board since 2019 of Insulet Corporation. Director of Renalytix plc since March 2022.
We believe Mr. Scannell is qualified to serve on our Board due to his extensive business experience in our industry and as an executive leading a high-growth med-tech public company.

William Vernon
Experience: Mr. Vernon has served as our Lead Independent Director since May 2016. Mr. Vernon served as the chief executive officer of Kraft Foods Group, Inc., a food products company, from 2012 to 2014 and also served as its senior advisor through May 2015. From 2009 to 2011, Mr. Vernon served as the president of Kraft Foods North America and an executive vice president of Kraft Foods. From 2006 to 2009, Mr. Vernon served as the healthcare industry partner for Ripplewood Holdings, a private equity firm. From 1982 to 2006, Mr. Vernon held various roles at Johnson & Johnson. He served as company group chairman of DePuy Orthopaedics, a provider of orthopedic products and services, from 2004 to 2005, president of Centocor, a biotechnology company, from 2001 to 2004, president of McNeil Consumer Pharmaceuticals and Nutritionals, Worldwide, an OTC and nutritional products company, from 1999 to 2001 and president of The Johnson & Johnson-Merck Joint Venture, an OTC remedies company, from 1995 to 1999.
Education: B.A. in history, Lawrence University; M.B.A., Northwestern University’s Kellogg School of Management.
Other Public Company Directorships: Director of Nuvation Bio Inc. since 2021 and director of McCormick & Company since 2017. Formerly a director of Intersect ENT Inc., a healthcare equipment company, from 2015 to 2021, a director of The White Wave Foods Company, a food products company, from 2016 to 2017, a director of Axovant Sciences from 2017 to 2018, a director of Medivation, Inc., from 2006 to 2016, and a director of the Kraft Foods Group from 2012 to 2015.
We believe Mr. Vernon is qualified to serve on our Board due to his business and investment experience as an executive in our industry and as the former chief executive officer of a global Fortune 500 company, with particular expertise in marketing.
OUR BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT

PROPOSAL 2
APPROVAL AND RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has engaged EY Global as our auditor and independent registered public accounting firm for the year ending December 31, 2022, and is seeking ratification of such appointment by our shareholders at the Annual Meeting. EY Global has audited our financial statements since 2003. Representatives of EY Global are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Jersey company law requires us to appoint an auditor at each annual general meeting to hold office from the conclusion of that meeting to the conclusion of the next annual general meeting. It is therefore proposed that the shareholders approve and thereby ratify the reappointment of EY Global as our auditor and independent registered public accounting firm. If our shareholders fail to approve and ratify the selection, our Audit Committee will reconsider whether or not to retain EY Global. Our Audit Committee will determine the fees to be paid to the auditors for the year ending December 31, 2022.

Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to EY Global during the years ended December 31, 2021 and 2020. All fees described below were pre-approved by our Audit Committee.

	Year Ended December 31,
	2021	2020
Audit Fees (1)	$829,578	$697,930
Audit-Related Fees (2)	—	450,000
Tax Fees (3)	173,532	177,940
Total Fees	$1,003,110	$1,325,870
(1)Audit Fees consist of fees billed for professional services performed by EY Global for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements.
(2)Audit-Related Fees include fees billed by EY Global for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, U.S. Public Company Accounting Oversight Board inspection fees and fees related to the issuance of convertible notes by the Company.
(3)Tax Fees consist of fees for professional services, including tax consulting and compliance services and transfer pricing services performed by EY Global.

Pre-Approval Policies and Procedures
Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our Audit Committee must review the terms of the proposed engagement and pre-approve the engagement.
OUR BOARD AND OUR AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE APPROVAL AND RATIFICATION OF APPOINTMENT OF EY GLOBAL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3
NON-BINDING ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) enables our shareholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis,” the 2021 Summary Compensation Table and the related compensation tables, notes, and narratives in this Proxy Statement. This proposal, known as a “Say-on-Pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The Say-on-Pay vote is advisory and, therefore, it is not binding on us, our Board or our Compensation Committee. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee and our Board will consider when determining executive compensation following the Annual Meeting. Consistent with the preference of our shareholders as determined by the last vote to approve the frequency of our Say-on-Pay vote, we intend to conduct a Say-on-Pay vote annually.
Our compensation programs are designed to support our business goals and promote our long-term profitable growth. Our equity programs are intended to align compensation with the long-term interests of our shareholders. We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to review the 2021 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. Our Board and our Compensation Committee believe that the policies and procedures described and explained in the “Compensation Discussion and Analysis” are effective in achieving our goals, and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company's recent and long-term success. Accordingly, we ask our shareholders to vote “FOR” the approval of our executive compensation on a non-binding advisory basis.
OUR BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION
RESOLVED, that the compensation of our named executive officers as disclosed in “Compensation
Discussion and Analysis,” the 2021 Summary Compensation Table and the related compensation tables, notes, and narratives in this Proxy Statement is hereby APPROVED.

PROPOSAL 4
APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR
ARTICLES OF ASSOCIATION
Background
Our Board has unanimously declared advisable and recommends that shareholders approve an amendment and restatement of our Articles of Association (the "Amendment"). The changes to the Articles of Association reflected in the Amendment focus on five areas: (i) designating the federal district courts of the United States as the exclusive jurisdiction for any litigation arising under the Securities Act of 1933, as amended (the "Securities Act"), unless we consent to an alternative forum, (ii) allowing our shareholders to approve ordinary and special resolutions by written consent in addition to at a general meeting of shareholders, (iii) allowing meetings of shareholders to be held virtually by electronic means, (iv) allowing for our directors to authorize indemnification agreements with our senior employees, in addition to our directors and executive officers and (v) administrative revisions to remove obsolete references. The description of the Amendment is qualified in its entirety by the full text of the Amended and Restated Articles of Association attached to this Proxy Statement as Appendix A. The changes reflected in the Amendment are highlighted.
As more fully described below, we believe that the Amendment will reduce the risk that we could become subject to duplicative litigation and inconsistent outcomes, and increase the efficiency with which our shareholders will be able to adopt resolutions subject to the constraints of Jersey law.

Reasons for the Proposal
Federal Court Jurisdiction for Securities Act Claims
Our Board believes that designating the federal district courts of the United States as the exclusive forum for claims brought under the Securities Act promotes the efficient resolution of such claims and avoids duplicative lawsuits being brought in multiple jurisdictions. In the past, a group of shareholders sought to litigate federal Securities Act claims against us in state court. In that instance, we were able to convince that court that the claims presented were more appropriate to federal court adjudication; however, we had to incur significant expense to remove the claims to federal court and there can be no assurance that future claims will be likewise removed.
The ability for plaintiffs to litigate claims under the Securities Act in state courts may mean that similar claims could be brought in different jurisdictions, and those courts might not apply the relevant law in the same manner as federal courts or other state courts. In addition, the Board considered the fact that the federal courts are widely regarded as the leading courts for the determination of securities law disputes in terms of precedent, experience and focus. We expect this will provide us and our shareholders with more consistency and predictability regarding the outcome of these disputes, which can minimize the time, cost and uncertainty of litigation for all parties.
Some plaintiffs might prefer to litigate claims under the Securities Act in a state court because it may be more convenient or viewed as being more favorable to them, or for other reasons. Our Board believes that the substantial benefits to us and our shareholders as a whole from designating the federal district courts of the United States as the exclusive forum for litigation arising under the Securities Act outweigh these concerns.
There is uncertainty as to whether courts will enforce the provision requiring claims arising under the Securities Act to be brought in the federal district courts of the United States. If the exclusive forum provision contemplated by the Amendment is found to be unenforceable in a particular action, we may incur additional costs associated with resolving such an action or the validity of the provision on appeal. Conversely, the provision contemplated by the Amendment might impose additional litigation costs on plaintiffs who assert that the provision is not enforceable or is invalid. The state or federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a plaintiff considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than to potential plaintiffs.

Written Consents by Shareholders
Our current Articles of Association prohibits the adoption of an ordinary or special resolution of shareholders by written consent. The consequence of this prohibition means we or a shareholder or group of shareholders must expend the time and resources necessary to call for and conduct a General or Extraordinary Meeting of Shareholders to approve any such resolution. Our Board believes it is in our and our shareholders best interests to allow ordinary and special shareholder resolutions to be adopted by written consent, consistent with Jersey law. Jersey law requires that any ordinary or special resolution adopted by written consent be signed by all shareholders entitled to vote on such resolution.
The Amendment would provide that shareholders may adopt an ordinary or special resolution in writing, if all of the following conditions are met:
1.All shareholders entitled to vote must receive:
a.a copy of the ordinary or special resolution; and
b.a statement informing shareholders how to signify their agreement to the resolution (which may be by electronic means) and the date by which the resolution must be passed if it is not to lapse twenty-eight days after the circulation date.
2.All shareholders entitled to vote:
a.sign a document; or
b.sign several documents in the like form each signed by one or more of the shareholders entitled to vote; and
c.the signed document is returned to us at the place and time indicated in the notice (which may be by electronic means).
The notice to shareholders required by the Amendment would be in addition to (if not already included in) any notice or proxy statement required to be distributed in accordance with U.S. securities law or exchange regulation applicable to the class of shares being voted. Each shareholder will have one vote for each eligible share held by such shareholder, and, unless specified otherwise in the document transmitting the shareholder's approval of the resolution, all such eligible shares will be voted for such resolution.
Virtual meetings of Shareholders
Our current Articles of Association require that all Annual General Meeting of Shareholders and Extraordinary Meeting of Shareholders be held in person. While we have been fortunate that even during the COVID-19 pandemic, we were able to conduct our Annual General Meetings of Shareholders in person as required by the Articles of Association, the Board believes it is in the best interests of our shareholders to allow that such meetings be able to held virtually, with shareholders communicating by electronic means. The Amendment provides that any Annual General Meeting of Shareholders may be held virtually, with shareholders communicating by electronic means, so long as the notice to shareholders for such meeting provides details as to how participants may join and participate in the meeting.
Indemnification of Senior Employees
Our current Articles of Association allow that if approved by our directors, our directors and officers, as such terms are defined by Jersey law, may be indemnified against any loss or liability incurred by them by reason of being or having been a director or officer. Jersey law allows such indemnification in certain circumstances, including as so long as they acted in good faith with a view to our best interests. The directors have approved such indemnification agreements, the form of which has been filed as an exhibit to our Annual Report, for our directors and executive officers. The Amendment would allow our directors to authorize indemnification agreements for our other senior employees.
Administrative Revisions
Our Articles of Association were last revised in April 2018 to remove the classification of directors, such that the terms of all directors expire at each subsequent Annual General Meeting of Shareholders. The declassification occurred over three years, which required the Articles of Association to include provisions to account for this transition period. As the Board is now fully declassified, these provisions are no longer relevant. Also, some provisions in the Articles of Association deal with our initial public offering of our shares that are now obsolete, and some provisions refer to Jersey laws that have since been updated. The Amendment would remove the obsolete provisions and update the Jersey law references. Our Board believes the Amendment would provide clarity to our shareholders, so they may properly understand the terms of our Articles of Association.
Vote Required
Amendments to our Articles of Association require the adoption of a special resolution of the holders of our Ordinary Shares. Under Jersey law, the adoption of a special resolution at a meeting of shareholders requires the affirmative vote of two-thirds of votes cast at the meeting, either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will not have any effect on the outcome of this proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING SPECIAL RESOLUTION
RESOLVED, that the amended and restated articles of association of the Company in the form circulated to the shareholders of the Company as Exhibit A to the Company's proxy statement dated April 25, 2022, be adopted as the new articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended or under the Exchange Act (the “Securities Act”), except to the extent we specifically incorporate this Report by reference.
Our Audit Committee oversees the Company’s corporate accounting and financial reporting process on behalf of our Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management the audited consolidated financial statements filed in the Company’s Annual Report, including a discussion of the quality, not just acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Our Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ listing standards.
Our Audit Committee has discussed with EY Global, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee has received the written disclosures and the letter from EY Global required by applicable requirements of the Public Company Accounting Oversight Board regarding EY Global’s communications with our Audit Committee concerning independence and has discussed with EY Global its independence. Our Audit Committee also considered whether EY Global’s provision of any non-audit services to the Company is compatible with maintaining EY Global’s independence.
Based on the review and discussions described above, among other things, our Audit Committee recommended to our Board that the audited financial statements be included in the Company’s Annual Report for filing with the SEC. Our Audit Committee also approved the selection of the Company’s independent registered public accounting firm.
AUDIT COMMITTEE
Jeryl Hilleman, Chair
Martin Madden
Sherilyn McCoy
Timothy Scannell

CORPORATE GOVERNANCE

Independence of the Board of Directors
Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and all other facts and circumstances our Board deemed relevant in determining their independence, including beneficial ownership of our Ordinary Shares, our Board has determined that none of our directors, other than Messrs. Danziger and Doyle, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ. Mr. Danziger and Mr. Doyle are not considered independent because they are employees of the Company.

Board Leadership Structure
Given the unique nature of our business as the first commercialized oncology medical device company, we believe that our leadership structure positions our Company for continued long-term growth. We have an Executive Chairman, a separate Chief Executive Officer who also serves on our Board, and a Lead Independent Director. Our Executive Chairman, Mr. Doyle, and our Chief Executive Officer, Mr. Danziger, work closely together, in consultation with our Lead Independent Director, Mr. Vernon, to set the strategic direction of the Company. Mr. Doyle, who has been involved with our Company as either an investor or an employee since 2004, focuses on Board leadership, strategic planning and initiatives, investor relations, business development, advocacy and public policy matters. Mr. Danziger, an industry veteran who has been with our Company since 2002, primarily focuses on strategically managing our growing global business, driving operational performance, personnel development and other key business matters. The Board believes this separation of responsibilities is optimal for us at this time, enhancing our Board’s oversight by leveraging the clearly defined responsibilities of our Executive Chairman and our Chief Executive Officer and permitting Mr. Danziger to focus on the day-to-day operation and management of our Company. Our leadership structure ensures a seamless flow of communication between management and our Board, particularly with respect to our Board’s oversight of the Company’s strategic direction, as well as our Board’s ability to ensure management’s focused execution of that strategy. Our Lead Independent Director balances our Executive Chairman and Chief Executive Officer roles, providing independent leadership of our Board and exercising critical duties in the boardroom to ensure effective and independent Board decision-making.
Our Corporate Governance Guidelines provide that if the Chairman of our Board is not an independent director (as determined by our Board or our Nominating and Corporate Governance Committee (the “Nominating Committee”)), our independent directors have the discretion to annually elect an independent director to serve as Lead Independent Director. Although elected annually, our Lead Independent Director is generally expected to serve for more than one year. To facilitate this decision-making, our Nominating Committee annually discusses our Board leadership structure, providing its recommendation on the appropriate structure for the following year to our independent directors. Our independent directors do not view any particular Board leadership structure as generally preferred; they make an informed annual determination taking into account our financial and operational strategies and any feedback received from our shareholders.
Our Corporate Governance Guidelines clearly delineate the duties of our Lead Independent Director, which are as follows:
•Preside over all meetings of our Board at which the Executive Chairman is not present, including executive sessions of the independent directors;
•Have the authority to call meetings of the independent directors when necessary or appropriate;
•Serve as liaison between the Executive Chairman and Chief Executive Officer and our independent directors;
•Review matters such as meeting agendas, meeting schedules and to assure sufficient time for discussion of agenda items and, where appropriate, information sent to our Board; and

•If requested by significant shareholders, ensure that he or she is available, when appropriate, for consultation and direct communication.
In addition to these responsibilities, our Lead Independent Director regularly consults with our Executive Chairman and our Chief Executive Officer to guide management's ongoing engagement with our Board on strategies and related risks.
Supplementing our Lead Independent Director in providing independent Board leadership are our committee chairs, all of whom are independent. Our Nominating Committee evaluates the performance of our Board, including its interactions with our executive management team, annually, and discusses its evaluation in executive session with our independent directors. Based on these evaluations, we believe our current Board leadership structure provides effective independent oversight of our Company.

Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board as a whole and through various committees administers the risk management function, monitoring exposure to and mitigation of a variety of risks, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board's approach to risk oversight is designed to support the achievement of organizational objectives, improve long-term organizational performance and enhance shareholder value. A fundamental part of our risk oversight is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for our Company.
Our Board committees consider risks within their respective areas of oversight responsibility and advise the Board of any significant risks and management's response to those risks via periodic committee reports to the full Board. Our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor, as well as overseeing the performance of our internal audit function and considering and approving or disapproving any related party transactions. Our Compensation Committee assesses and monitors risks relating to our compensation programs and policies. The results of the compensation risk assessment are described below under "Risk Considerations in Our Compensation Program." Our Nominating Committee considers risks relating to our corporate governance and the marketing, promotion and sale of our products. In addition, the Audit Committee of our Board reviews and assesses information regarding cybersecurity risks and mitigation strategies (such as insurance, employee training and penetration testing) with management on a quarterly basis.
While the Board oversees risk management, our management team is responsible for managing risk on a day-to-day basis. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Board Committees
Our Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance. The charters of each committee are available to shareholders in the “Corporate Governance” section of our investor relations website at www.novocure.com.

The following table shows the current membership of these committees:

	Danziger	Doyle	Hilleman	Hung	Leung	Madden	McCoy	Scannell	Vernon
Audit			Chair			✔	✔	✔
Audit Committee Financial Expert			✔				✔
Compensation					✔	✔			Chair
Nominating and Corporate Governance				✔			Chair	✔
The principal responsibilities of each of these committees are described generally below and in greater detail in their respective committee charters.

Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting processes and audits of our financial statements. Our Audit Committee is responsible for, among other things:
•appointing our independent registered public accounting firm;
•evaluating the independent registered public accounting firm’s qualifications, independence and performance;
•determining the terms of our engagement of our independent registered public accounting firm;
•reviewing and approving the scope of the annual audit plan and general audit approach and the audit fee and other fees;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;
•reviewing and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;
•monitoring and ensuring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters, including procedures for the confidential, anonymous submission by our employees of complaints regarding questionable accounting or auditing matters and reviewing such complaints;
•reviewing and approving related party transactions;
•reviewing and monitoring information regarding cybersecurity risks;
•investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as our Audit Committee deems necessary;
•reviewing reports to management prepared by the internal audit function, if any, as well as management’s responses;
•reviewing and discussing with management and the independent auditor our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual quarterly reports to be filed with the SEC;
•reviewing, at least annually, the Audit Committee charter and the committee’s performance; and
•handling such other matters that are delegated to our Audit Committee by our Board from time to time.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules of NASDAQ. Ms. Hilleman and Ms. McCoy qualified and served as an Audit Committee Financial Expert as defined under the applicable rules and regulations of the SEC. Under the rules and regulations of the SEC and NASDAQ, members of our Audit Committee must also meet independence standards under Rule 10A-3 of the Exchange Act. All members of our Audit Committee meet the applicable independence standards under NASDAQ rules and Rule 10A-3 of the Exchange Act.

Compensation Committee
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers, directors, non-employees and employees. Our Compensation Committee is responsible for, among other things:
•discharging our Board’s responsibilities relating to compensation of our directors and executive officers;
•overseeing the administration of our overall compensation and employee benefits plans, particularly incentive compensation and equity-based plans;
•periodically reviewing, considering, and approving a philosophy for compensation of the Company’s executive officers and other employees in order to attract, retain, engage, and reward employees in a competitive market and to maintain a link between compensation and Company and executive performance;
•at least annually, reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;
•at least annually, reviewing and approving, with the input of our Chief Executive Officer, the compensation of our other executive officers and approving employment, consulting, severance, retirement and/or change in control agreements or provisions with respect to any current or former executive officers;
•at least annually, reviewing and approving succession plans for our Chief Executive Officer and other executive officers;
•periodically reviewing and making recommendations to our Board regarding director compensation;
•overseeing the implementation and administration of our equity compensation plans (including reviewing and approving the adoption of new plans or amendments or modifications to existing plans, subject to shareholder approval, as necessary);
•retaining or obtaining the advice of a compensation consultant, independent legal counsel or other adviser (only after considering certain specified factors identified by the SEC or NASDAQ listing standards), with direct responsibility for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel and other adviser retained by our Compensation Committee;
•reviewing from time to time the Compensation Committee charter and the committee’s performance; and
•exercising such other authorities and responsibilities as may be delegated to our Compensation Committee by our Board from time to time.
Each of the members of our Compensation Committee is a “non-employee” director as defined in Rule 16b-3 promulgated under the Exchange Act, an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code (the “Code”) and an independent director under applicable NASDAQ rules. The Committee may, in its discretion, delegate all or a portion of its duties, responsibilities and authority to subcommittees.

Nominating and Corporate Governance Committee
Our Nominating Committee is responsible for, among other things:
•identifying and screening candidates for our Board and recommending nominees for election as directors and the persons to be appointed by the Board to fill any vacancies on the Board;
•recommending one or more “audit committee financial experts” (as defined under applicable SEC rules) for our Audit Committee;
•establishing procedures to exercise oversight of the evaluation of our Board and management;
•developing and recommending to our Board a set of corporate governance guidelines, as well as periodically reviewing these guidelines and recommending any changes to our Board;
•reviewing the structure of our Board committees and recommending to our Board for its approval directors to serve as members of each committee and, where appropriate, making recommendations regarding the removal of any member of any committee;
•reviewing and evaluating the Company’s environmental, social and governance (“ESG”) policies on at least an annual basis, reviewing and approving the Company’s ESG public disclosures, and recommending any proposed changes to management and/or the Board as appropriate;
•reviewing and assessing the adequacy of its formal written charter on an annual basis;
•reviewing the content, operations and effectiveness of our compliance program as it relates to the marketing, promotion and sale of products on an annual basis that shall include updates and reports by the Company’s Chief Compliance Officer and other compliance personnel on their activities and updates about adoption and implementation of policies, procedures and practices designed to ensure compliance with the U.S. Federal Food, Drug and Cosmetic Act, analogous laws in other jurisdictions and other applicable legal requirements;
•reviewing the relationships that each director has with us for purposes of determining independence;
•reviewing our safety program and related policies and procedures;
•reviewing legal compliance matters, including our corporate securities trading policies; and
•generally advising our Board on corporate governance and related matters.
Each member of our Nominating Committee is an independent director under the rules of NASDAQ.

Meetings of the Board of Directors, Board and Committee Member Attendance, and Annual Meeting Attendance
Our Board met five times during 2021. Our Audit Committee met six times, our Compensation Committee met seven times, and our Nominating Committee met seven times. During 2021, each Board member attended 100% of the meetings of our Board and of the committees on which he or she served that occurred while such director was a member of our Board and such committees.
All of our directors are expected to attend our annual general meetings of shareholders. All of our directors attended our annual general meeting of shareholders held in June 2021.

Director Nomination Process
Our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Although we do not have a formal diversity policy, in considering diversity of our Board, and consistent with our Policy on Consideration of Director Candidates, our Nominating Committee will take into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make.
Our Nominating Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of its current make-up. In its assessment of the needs of our Board and its evaluation of director nominees, our Nominating Committee will consider factors such as:
•the ability of the candidate to represent the best interests of all of the shareholders of the Company;
•the candidate’s commitment to enhancing long-term shareholder value;
•the candidate’s standards of integrity, ethics, commitment and independence of thought and judgment;
•the candidate’s record of professional accomplishment in his/her chosen field;
•the candidate’s independence from a material personal, financial or professional interest in any present or potential competitor of the Company;
•the candidate’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties on the Board and its Committees, including the candidate’s service on other public company boards;
•the extent to which the candidate contributes to the range of talent, skill and expertise on the Board;
•the extent to which the candidate contributes to the diversity of the Board, including differences of viewpoint, professional experience, education, and skill, as well as race, gender and national origin;
•the balance of management and independent directors; and
•the need for Audit Committee expertise.
Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our directors’ performance and qualification criteria are reviewed annually by our Nominating Committee.

Identification and Evaluation of Nominees for Directors
Our Nominating Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with our Nominating Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.
If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, our Nominating Committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, our Nominating Committee would generally poll our Board and members of management for their recommendations. Our Nominating Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. Our Nominating Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of our Nominating Committee and by certain of our other independent directors and executive management as appropriate. In making its determinations, our Nominating Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our Nominating Committee makes its recommendation to our Board. To date, our Nominating Committee has not utilized third-party search firms to identify director candidates. Our Nominating Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Shareholder Recommendations and Nominations
A shareholder or shareholders holding at least one tenth (1/10th) of the total voting rights of the members who have the right to vote at a general meeting of the shareholders of the Company may propose a person for election to the office of director at an annual meeting. Shareholders may recommend director candidates by written submissions containing the information required by our Articles (and further detailed in the next paragraph) to Novocure’s company secretary at NovoCure Limited, Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF. Our Nominating Committee evaluates nominees recommended by shareholders in the same manner as it evaluates other nominees.
For a shareholder to make a formal nomination for election to our Board at an annual meeting, the shareholder must provide advance notice to the Company, which notice must be received by NovoCure’s company secretary at NovoCure Limited, Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF, not later than the 90th Clear Day (as defined in our Articles) nor earlier than the 120th Clear Day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if that the date of the annual meeting is advanced by more than 30 days prior to such anniversary date or delayed by more than 60 days after the anniversary date, then, it must be so received by the company secretary not earlier than the close of business on the 120th Clear Day prior to such annual meeting and not later than the close of business on the later of (i) the 60th Clear Day prior to such annual meeting, or (ii) the tenth Clear Day following the day on which a public announcement of the date of such annual meeting is first made. As set forth in our Articles, submissions must include all information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Regulation 14(a) under the Exchange Act and a written and signed consent of the proposed nominee to be named in the proxy statement as a nominee and to serve as a director if elected. Our Articles also specify further requirements as to the form and content of a shareholder’s notice. We recommend that any shareholder wishing to make a nomination for director review a copy of our Articles, as amended and restated to date, which is available, without charge, from Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

Code of Conduct
We have adopted a written code of business conduct and ethics (the “Code of Conduct”) that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the Code of Conduct is posted in the “Corporate Governance” section of our investor relations website at www.novocure.com. We intend to disclose any amendment to the Code of Conduct, or any waivers of its requirements, on our website.

Anti-Hedging and Anti-Pledging Policy
We consider it inappropriate for any director, officer or employee to enter into speculative transactions in our securities. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, forward sales contracts and the purchase or sale of puts, calls, options or other derivative securities based on the our securities by our directors, officers or employees. Therefore, pursuant to our corporate governance guidelines, our directors, officers and employees are prohibited from engaging in any such transactions or similar transactions. Additionally, no director, officer or employee may pledge our securities individually owned or through a family trust as collateral for any loan, nor may any director, officer or employee hold our securities owned individually or through a family trust in an account in which securities are purchased on margin.

Corporate Governance Guidelines
Our Corporate Governance Guidelines address Board composition, compensation, director qualifications, director independence, committee structure and roles, among other things. Our Board and our Nominating Committee regularly review our governance policies and practices and developments in corporate governance and update our Corporate Governance Guidelines as they deem appropriate. The Corporate Governance Guidelines are posted in the “Corporate Governance” section of our investor relations website at www.novocure.com.

Shareholder Communications with the Board of Directors
Should shareholders or other interested parties wish to communicate with our Board or any specified individual directors, such correspondence should be sent to the attention of our General Counsel, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA. Our General Counsel will forward the communication to the appropriate Board members. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), as determined by our General Counsel, will not be forwarded.

Compensation Committee Interlocks and Insider Participation
None of the directors who served as members of our Compensation Committee during 2021 was also an officer or one of our employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board or our Compensation Committee. No member of our Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Our Commitment to Environmental Sustainability, Social Responsibility and Corporate Governance
Corporate social responsibility is important to us and patients remain at the heart of the work we do every day. Our corporate mission is, together with our patients, to strive to extend survival in some of the most aggressive forms of cancer by developing and commercializing our innovative therapy. As part of this mission to serve patients, we take our responsibilities seriously with respect to the areas of environmental sustainability, social responsibility and corporate governance (ESG). Additional details regarding our ESG efforts are included in our Novocure Environmental, Social and Governance Report, available online at https://2021esg.novocure.com.

Patients
We believe it is imperative for patients to be the guiding light for our team as we strive to extend survival in some of the most aggressive forms of cancer. Our goal is to ensure our patients and their caregivers feel supported, secure, and valued throughout their use of our therapy.
We are committed to assisting those patients in financial need who have limited or no medical coverage to access our therapy. We provide financial assistance to patients who qualify based on financial and other criteria. Additionally, we bear the financial risk of securing payment from third-party payers and patients in most of our active markets. We strive to ensure that our therapy is financially accessible for each patient. We also provide a number of patient support and education programs.

Employees
We are committed to supporting our employees through effective engagement and communication, talent development initiatives, and wellness programs and to cultivating a diverse and inclusive work environment.
We seek to retain our employees through competitive compensation and benefits packages, including a broad-based equity award program for employees, and our values-driven culture. We invest in our talent by providing our employees with training, mentoring, and career development opportunities, all of which enables us to hire and retain talented, high-performing employees. We have a robust employee wellness program that recognizes and supports the importance of personal health and work-life balance. We offer certain health and wellness programs to our employees and their family members, including health clinics, financial wellness, nutritional orientations, exercise programs and challenges, weight-loss programs, flu shots, and recreational activities.
Employee retention and turnover analytics are regularly reviewed by our Compensation Committee. We believe our employee engagement, robust benefits program, and educational and leadership programs contribute to our strong employee retention year over year.

Communities
We believe the strength of our communities is paramount to our long-term success. In line with our mission and values, we strive to engage, strengthen and enrich the communities where we live and work. We sponsor and support numerous non-profits and patient advocacy groups and our employees donate their time. Our contributions and our hands-on volunteer work help to support the work of non-profit organizations of all sizes, working in areas such as cancer research, patient support, community wellness and equality, children in foster care, veterans needs, career development for women and teens, and scientific and technology education. In addition, we are dedicated to supporting independent organizations with shared goals and values related to advancing medical care and improving patient outcomes through education grants, career development awards, charitable contributions, sponsorships and investigator-sponsored trials.
We are committed to reducing the environmental impact of our operations. Although we lease the majority of our buildings, we utilize a variety of technology intended to increase the sustainability of our workspaces and are committed improving our sustainability practices over time. We follow international guidelines for the disposal of electronic waste and, where applicable, we also follow more stringent local laws and regulations. We continue to increase our efforts to minimize our carbon footprint, reduce transportation and travel, and protect valuable natural resources while operating a global business.

Governance and Ethics
We maintain high ethical standards in all that we do. Our comprehensive Code of Conduct applies to and sets expectations for our employees, officers and directors and anyone doing business on our behalf, including contractors, consultants and distributors. We will not attempt to influence a healthcare professional, patient or customer through improper inducement. Our adherence to ethical standards and compliance with applicable laws is critical to our ability to preserve our reputation and to continue collaborating with health care professionals to serve the interests of our patients.
We regularly solicit and evaluate input from our shareholders and consider their independent oversight of management and our long-term strategy. As part of our commitment to constructive engagement with investors, we evaluate and respond to the views voiced by our shareholders. This ongoing dialogue has led to enhancements in our corporate governance, ESG practices, and executive compensation activities, which we believe are in the best interests of our business and our shareholders.
Our Nominating and Corporate Governance Committee is responsible for the oversight of our ESG policies and practices, as well as safety and compliance, and receives quarterly updates from management. Our ESG Steering Committee, which includes members of our executive leadership team leading functions that are key to our ESG efforts, oversees the efforts of our cross-functional ESG working group.

Quality, Safety and Regulatory Compliance
We are committed to providing high quality products and to ensuring product integrity and patient safety during development, commercial manufacturing, distribution of our products and throughout the product lifecycle. We also are committed to providing a safe and secure work environment and maintaining environmental, health and safety policies that seek to promote the well being of our employees. We provide regular health and safety training programs for our employees.
As a medical device manufacturer that directly interacts with both healthcare providers and patients, we recognize data privacy and security as a fundamental imperative. We are externally audited and tested by top information security firms, including regular penetration testing. Our commitment to a strong cybersecurity culture is reinforced through security training and awareness programs.
In our efforts to be unsurpassed in patient safety, product quality and reliability, we are committed to complying with the laws, regulations, Company policies and procedures and standards for safety and efficacy in the research, design, manufacturing, distribution and monitoring of our products. In addition to holding ourselves accountable for the quality of our products and therapies, we also hold our suppliers and distributors accountable to ensure the quality of the products and services they provide. We work diligently to ensure the safety of the patients and volunteers who take part in our clinical studies, and to uphold the highest ethical, scientific and clinical standards in all of our research initiatives worldwide. Our clinical studies are designed to be conducted in accordance with applicable laws and regulations as well as recognized medical and ethical standards. Our policies and procedures are intended to ensure the health, well-being and safety of research participants as well as respect the culture, laws and regulations of the countries in which studies are conducted.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company has not entered into any transactions since January 1, 2021, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our Ordinary Shares had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this Proxy Statement captioned “Director Compensation” and “Executive Compensation.”

Related Party Transaction Policy
Our Board adopted a written related party transaction policy as set forth in our Corporate Governance Guidelines, setting forth the policies and procedures for the review and approval or ratification of transactions involving us and related persons. For the purposes of this policy, related persons will include our executive officers, directors and director nominees or their immediate family members, or shareholders owning 5% or more of our outstanding Ordinary Shares and their immediate affiliates.
The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, where the amount involved exceeds $120,000 per year and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
Our executive officers and directors are discouraged from entering into any transaction that may cause a conflict of interest. If such a transaction shall arise, they must report any potential conflict of interest, including related party transactions, to our General Counsel, who will then review and summarize the proposed transaction for our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related party transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.

2021 DIRECTOR COMPENSATION

Director Compensation Program
Our Compensation Committee, with the guidance of our compensation consultant, reviews our director compensation program annually to evaluate whether it remains in alignment with the compensation practices of our peers. Based on benchmarking and input from the Compensations Committee's independent advisor, the Compensation Committee increased the 2021 cash retainer for the Lead Independent Director (annually by $10,000) and for service on the Compensation Committee (annually by $5,000 for chair and $2,500 for members) and Nominating and Corporate Governance Committee (annually by $3,000 for chair). The table below reflects the cash compensation for our non-employee directors effective April 28, 2021.

Cash Compensation
Our non-employee directors receive an annual cash retainer for service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings, as well as additional retainers for service as our Lead Independent Director or service on committees of the Board. Accordingly, Messrs. Danziger and Doyle do not receive compensation from us for their service on our Board. For the 2021 compensation year, our Non-Employee Directors received the following cash retainers, which are paid in quarterly installments following the end of each quarter:

Service	Annual Cash Compensation
Non-employee Director (base)	$45,000
Lead Independent Director	$35,000
	Chair	Member
Audit Committee	$25,000	$15,000
Compensation Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$13,000	$5,000

Equity Compensation
Our Non-Employee Directors are eligible to receive equity awards under our 2015 Omnibus Incentive Plan (the “2015 Plan”) or any other equity plan we maintain pursuant to our Non-Employee Director compensation program. For 2021, the Compensation Committee did not make any changes to the equity compensation award levels under the Non-Employee Director program compared to 2020.
Initial Awards: Upon his or her initial election or appointment to our Board, each Non-Employee Director will receive a non-qualified share option (an “Initial Award”) to purchase a number of our Ordinary Shares such that the award has an aggregate grant date fair value equal to $667,000 (subject to rounding to the nearest whole Ordinary Share). If the Non-Employee Director is appointed between Annual Meetings, the Initial Award will be granted on the last trading day of the month following such election or appointment or, if such date falls during a company-wide closed trading window, then on the first day on which such trading window opens. If the Non-Employee Director is elected at an Annual Meeting, the Initial Award will be granted on the date of such Annual Meeting.
Each Initial Award will vest in equal installments over three years on the anniversary of the date of grant (the “Grant Anniversary Date”), subject to the Non-Employee Director’s continued service to us through the applicable Grant Anniversary Date. In the case of Initial Awards granted on the date of our Annual Meeting, if a subsequent Annual Meeting is held prior to the Grant Anniversary Date, the annual vesting for such year will occur the day immediately preceding the date of the Annual Meeting in such year, subject to the Non-Employee Director’s continued service to us on such date.
Annual Awards: A Non-Employee Director who has served as a member of our Board for at least six months prior to the date of our Annual Meeting will be granted an equity award under the 2015 Plan consisting of non-qualified share options and/or restricted shares units (collectively, the “Annual Awards”). Fifty percent of the value of the equity award will be restricted share units ("RSUs") and the remainder will be non-qualified share options. The total aggregate grant date fair value of the equity award(s) will equal $345,000 (subject to rounding to the nearest whole Ordinary Share).
Each Annual Award will vest in full on the earlier of (a) the first Grant Anniversary Date or (b) the day immediately preceding the date of the next Annual Meeting, subject to the Non-Employee Director’s continued service to us through such date. In addition, any outstanding equity awards made pursuant to the Non-Employee Director compensation program will vest in full immediately prior to a Change in Control (as defined in the 2015 Plan), subject to the Non-Employee Director’s continued service to us on such date.

Share Ownership Guidelines
Pursuant to the NovoCure Limited Share Ownership Guidelines, adopted in 2017 and amended in 2020, Non-Employee Directors are expected to own Ordinary Shares of our Company having a value equal to at least three times the annual cash retainer. Our Non-Employee Directors are required to achieve the Share Ownership Guidelines within five years of joining our Board or, in the case of directors serving at the time the guidelines were initially adopted, within five years of the date of adoption of the guidelines. As of the Record Date, all of our Non-Employee Directors are in compliance with our Share Ownership Guidelines or are expected to be in compliance within the required timeframe.

2021 Director Compensation Table
The table below shows the total compensation earned or paid to Mr. Doyle, our Executive Chairman and to our Non-Employee Directors for the year ended December 31, 2021. In the case of Mr. Danziger, a named executive officer (“NEO”), his compensation is reported in the 2021 Summary Compensation Table. Messrs. Danziger and Doyle do not receive compensation from us for their service on our Board.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)(3)	Option awards ($)(2)(3)	All other compensation ($)	Total ($)
William Doyle (4)	—	—	—	780,000	780,000
Jeryl Hilleman	70,000	172,478	172,313	—	414,791
David Hung	50,000	172,478	172,313	—	394,791
Kinyip Gabriel Leung	52,500	172,478	172,313	—	397,291
Martin Madden	67,500	172,478	172,313	—	412,291
Sherilyn McCoy	70,000	172,478	172,313	—	414,791
Timothy Scannell	34,139	—	666,104	—	700,243
William Vernon	86,736	172,478	172,313	—	431,527

(1)See the section of this Proxy Statement captioned “2021 Director Compensation - Director Compensation Program” for a description of these fees.
(2)On June 9, 2021 our Board approved equity awards consistent with our Non-Employee Director compensation program described above. The amounts represent the aggregate grant date fair value of the equity awards granted on June 9, 2021, computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements in our Annual Report for a discussion of the assumptions we use to account for share-based compensation. These amounts reflect our accounting expense for these awards and may not correspond to the actual amounts, if any, that will be recognized by the directors.
(3)The aggregate number of RSUs outstanding as of December 31, 2021 for the Non-Employee Directors was: Ms. Hilleman: 814; Dr. Hung: 814; Mr. Leung: 814; Mr. Madden: 814; Ms. McCoy: 814; Mr, Scannell: 0; and Mr. Vernon: 814. The aggregate number of share option awards outstanding as of December 31, 2021 for the Non-Employee Directors was: Ms. Hilleman: 50,041; Dr. Hung: 58,077; Mr. Leung: 15,285; Mr. Madden: 54,431; Ms. McCoy: 58,077; Mr. Scannell: 7,929; and Mr. Vernon: 70,385. The aggregate number of RSUs outstanding as of December 31, 2021 for Mr. Doyle was 10,184. The aggregate number of performance-based RSUs outstanding as of December 31, 2021 for Mr. Doyle was 200,284. The aggregate number of share option awards outstanding as of December 31, 2021 for Mr. Doyle was 2,171,221.
(4)Mr. Doyle, as Executive Chairman, is an employee of the Company and is compensated in the same manner as our other executive officers. Mr. Doyle is not an NEO and his compensation is not reported in the 2021 Summary Compensation Table. Mr. Doyle's 2021 compensation consisted of $780,000 in base salary and share options granted in lieu of a cash bonus. See "Compensation Discussion and Analysis - Annual Incentives" for additional information.

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION

Executive Summary
This section discusses and analyzes the decisions we made concerning the compensation of our NEOs for 2021. It also describes the process for determining executive compensation and the factors considered in determining the amount of compensation awarded to our NEOs. Mr. Danziger, our Chief Executive Officer, and Mr. Doyle, our Executive Chairman, have been critical to Novocure’s success and have collaborated for nearly 20 years to advance our therapy from the preclinical stage through clinical studies to regulatory approvals and ultimately to commercial sales in the United States, Europe, Japan, and Greater China. They have recruited, engaged, and retained an exceptional senior leadership team with an average tenure of nine years. Because we know of no precedent for our business model and cancer therapy, we believe it is vital to our current and future success, and to the continued creation of value for our shareholders, that we retain our experienced leadership team with a proven track record of innovation and success.
Our NEOs for 2021 are:

Name	Title
Asaf Danziger	President, Chief Executive Officer and director
Wilhelmus Groenhuysen	Chief Operating Officer
Ashley Cordova	Chief Financial Officer
Pritesh Shah	Chief Commercial Officer
Todd Longsworth	General Counsel
Mr. Longsworth resigned as our General Counsel as of March 31, 2022 and became a Senior Legal Advisor to the Company effective April 1, 2022.

2021 Performance Highlights
Despite a year of significant challenges driven by the COVID-19 pandemic, we delivered strong results in 2021. While the COVID-19 pandemic did not have a material impact on our financial results throughout 2021, it has had and is having an impact on our day-to-day operations, which varies by region based on factors such as geographical spread, stage of containment and recurrence of the pandemic in each region. Over the course of 2021, our management team, the Compensation Committee and its independent compensation consultant monitored our performance and did not make any significant changes to our compensation philosophy as a result of the ongoing COVID-19 pandemic.
We believe we performed well against our operating plan, delivered value to our shareholders. Our notable achievements include:
Increased acceptance of TTFields
•Active patient growth of 5% year-over-year, with 3,587 active patients on Optune® and Optune Lua™ at December 31, 2021
•Total prescription growth of 1% year-over-year, with 5,662 prescriptions received in 2021
•TTFields was cited in over 2,750 scientific publications, a 37% year-over-year increase
•Completed purchase of new office space intended to house a world-class training and development center to educate physicians and partners about TTFields technology
Advanced our clinical and product development pipelines
•Enrolled last patient in the phase 3 pivotal INNOVATE-3 clinical study, evaluating the efficacy of TTFields together with paclitaxel in recurrent ovarian cancer
•Enrolled last patient in the phase 3 pivotal LUNAR clinical study, evaluating the efficacy of TTFields together with immune checkpoint inhibitors or docetaxel in non-small cell lung cancer
•Enrolled last patient in phase 2 pilot EF-31 clinical study in partnership with Zai Lab, testing the safety and efficacy of TTFields together with chemotherapy for the treatment of gastric cancer
•Launched phase 2 pilot KEYNOTE B36 clinical study in partnership with MSD, a tradename of Merck, evaluating TTFields together with the anti-PD-1 therapy pembrolizumab for the treatment of non-small cell lung cancer
•Entered into a clinical study collaboration with Roche to develop TTFields together with the anti-PD-L1 therapy atezolizumab in metastatic pancreatic cancer
•Presented final data from the phase 2 pilot HEPANOVA clinical study, testing TTFields together with sorafenib in patients with advanced liver cancer
Adapted and built the company's talent pool
•Expanded executive leadership team to further solidify and strengthen leadership capability in preparation for an anticipated period of significant innovation and growth
•Successfully transitioned work force from a predominantly virtual setting to a hybrid setting in response to the COVID-19 pandemic
•Increased total employee headcount to 1,167 as of December 31, 2021, a year-over-year increase of 14%

Created shareholder value by building a profitable business
•Generated $535 million in annual net revenues, representing 8% annual growth compared to 2020
•Invested a record $201 million in research and development initiatives, enabled by the financial strength of our commercial business
•Achieved full year gross margin of 79% in 2021
•Cash, cash equivalents and short-term investments totaling $938 million at December 31, 2021, an increase of over $95 million from December 31, 2020
Our Board and Compensation Committee determined that the Company met some of the predetermined targets in furtherance of our corporate objectives in 2021. The Compensation Committee also recognized achievements in additional areas that furthered our corporate objectives. The balance of these achievements led the Board and Compensation Committee to determine that our executive team's performance (including NEOs) partially met expectations. Based on this level of achievement, upon the recommendation of our Compensation Committee, our Board determined that our NEOs earned incentive bonuses at 90% of target for 2021 (as described further in the section entitled “Annual Incentives”), demonstrating a high degree of alignment between actual performance results and pay outcomes.

Our Pay Practices
We believe that our compensation practices are reasonable and competitive with the market and our peers. Our compensation program is designed to attract, motivate, reward and retain our highly qualified executives in order to achieve our strategic objectives. We believe our pay practices are aligned with our pay for performance philosophy and emphasize our commitment to sound compensation and governance practices. Our policies and practices include:

WHAT WE DO
✔	Pay for performance - A significant percentage of each NEO’s target total direct compensation is performance-based compensation and at-risk
✔
Pay competitively - Our Compensation Committee selects our peers from companies that are similar to us with respect to business characteristics, market capitalization, revenue, headcount, while also taking into account a number of qualitative criteria

✔	Align compensation with shareholder interests - A significant portion of compensation is tied to achievement of our corporate objectives and financial performance
✔	Double trigger change in control provisions - We use double-trigger accelerated vesting of equity awards in the event of a change in control
✔	Independent compensation consultant - The Compensation Committee engages its own compensation consultant to assist with making compensation decisions
✔	Robust stock ownership and retention guidelines - We maintain a policy that requires minimum ownership of our Ordinary Shares by our CEO and other executive officers
✔	Clawback and recoupment policy - We have a robust policy for the recoupment of incentive compensation that applies to all executive officers
✔	Anti-hedging and anti-pledging policy - Our executives, directors and other insiders are prohibited from entering into hedging and pledging transactions related to our shares
✔	Annual say-on-pay vote - We value the regular feedback from our shareholders on our executive compensation program and hold an annual say-on-pay vote
✔	Design plans to mitigate excessive risk taking - We set performance goals that consider our publicly-announced Company goals, which we believe encourages appropriate risk-taking

WHAT WE DON'T DO
X	No share option repricing - Our equity plan does not permit repricing of underwater share options without shareholder approval
X	No excessive perks - Our perquisites are limited to those with business-related rationale or customary in the competitive market
X	No gross-ups in the event of a change in control - We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits
X
No special health or welfare benefits - Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time employees. Executives do not have access to special benefits programs

2021 Say-on-Pay Vote and Shareholder Engagement
At our 2021 Annual Meeting, our shareholders expressed support for our executive compensation program, with 76.5% of the votes cast (excluding abstentions and broker non-votes) voting in favor of the compensation of our NEOs as disclosed in the 2021 proxy statement. The Compensation Committee considered this result to be generally supportive of the Company's NEO compensation philosophy and practices, but also acknowledged further consideration of shareholder feedback was necessary. In 2021, as part of our ongoing shareholder outreach efforts, we contacted shareholders comprising approximately 66% of total ownership of our Ordinary Shares and engaged in discussion with each of those shareholders who expressed an interest in meeting with us. The opinions of our shareholders are important to us and we are committed to taking investor feedback into account when designing our executive compensation programs. A common theme we have heard from our investors is that a focus on performance-based equity awards with a three to four year time horizon is desirable. In keeping with our commitment to consider the feedback we receive through these shareholder discussions and in consultation with our independent executive compensation consultant (see below), our long-term incentive program continues to include RSUs with three-year vesting, share options with four year vesting, and performance-based share units with at least a three-year measurement period as a meaningful part of our NEO annual equity award allocations. We implemented and maintained this equity program for our NEOs in response to feedback from key investors and to align our long-term pay incentives with our shareholder's interests.
Certain shareholders indicated that, while they were supportive of our executive compensation program, internal guidelines required them to vote "no" with respect to our 2021 "Say On Pay" proposal due to the annual 4% automatic increase in share availability in our 2015 Plan. The 2015 Plan was adopted prior to our initial public offering and expires in September 2025. The Compensation Committee and our management have taken this feedback under advisement. We anticipate adopting a new equity incentive plan prior to expiration of the 2015 Plan and we will consider whether an automatic share pool increase continues to be appropriate at that time.
The Compensation Committee will continue to consider shareholder input as well as the results of our say-on-pay votes when making future compensation decisions for our NEOs. We expect to continue our shareholder engagement efforts through further direct outreach to large institutional shareholders, as well as through regular investor relations channels, such as investor road shows, analyst meetings and other conferences and meetings, and welcome any feedback from shareholders throughout the year.

Compensation Components
Our executive compensation program includes the following key elements:

Element	Design	Purpose	Key 2021 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted as appropriate.	Intended to attract and retain executives with proven skills and leadership abilities that will enable us to be successful.	Base salaries for select NEOs were adjusted to align with peers.

Annual Incentive Award (Target Bonus)	Variable, performance-based compensation component. Payable based on business results (e.g. new indications, financial performance, etc.) and individual performance.	Intended to motivate and reward executives for successful execution of strategic priorities.	Targets as a percentage of base salary were established at the beginning of 2021 for each NEO, with payments reflecting partial achievement of our key corporate goals and individual performance as determined by the Compensation Committee.

Long-Term Incentive Awards (Target Equity)	Variable, at-risk compensation component. Delivered in 2021 as time-vested RSUs, share options and performance-based restricted share awards, the value of which will depend on share price performance and achievement of predetermined targets.	Intended to motivate and reward executives for long-term Company financial performance and enhanced long-term shareholder value by balancing compensation opportunity and risk, while encouraging sustained performance and retention.	Equity awards granted in 2021 to NEOs were targeted at competitive levels commensurate with the high performance and experience of the executive team to encourage exceptional future performance and provide retention value.

Compensation Mix (CEO and other NEOs)
The Compensation mix of our CEO and all other NEOs as a group, are presented below and represent the base salaries and annual and long-term incentive target amounts for 2021.
CEO                            All Other NEOs

As described below in "Long-Term Incentives - 2020 Performance Awards to CEO and Executive Chairman" (beginning on page 49), Mr. Danziger did not receive any equity awards in 2021. In March 2020, the Committee granted Messrs. Doyle and Danziger performance-based RSUs ("PSUs") to further align their interests with the interests of shareholders by rewarding them for attainment of critical clinical and FDA achievements and share price performance. The awards consist of target shares and outperformance shares. The PSU award was granted in lieu of any future annual equity awards during the performance period.

Setting Compensation
We have designed our executive compensation program to attract, retain and motivate superior executive talent by providing compensation, in the aggregate, that we believe is reasonable and competitive. We provide our executives with incentives that we believe will both reward the achievement of performance goals that directly correlate to the enhancement of shareholder and stakeholder value and facilitate executive retention. We strive to align our executives’ interests with those of shareholders through long-term incentives, with a portion linked to specific performance metrics. Because we know of no precedent for our business model and cancer therapy, we believe it is vital to our current and future success, and to the continued creation of value for our shareholders, that we retain our experienced leadership team with a proven track record of innovation and success.
Our Compensation Committee’s annual compensation review for 2021 included an analysis of data, comparing the Company’s executive and director compensation levels and practices against a peer group of medical device, diagnostics and biopharmaceuticals companies. Frederic W. Cook & Co., Inc. ("FW Cook") provided our Compensation Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program. Our Compensation Committee used this and other information provided by FW Cook to reach an independent recommendation regarding compensation to be paid to our Executive Chairman, CEO, directors and other executives. Our Compensation Committee’s final recommendation was then given to the independent directors of our Board for review and final approval.

Our Compensation Committee reviewed the companies included in the prior year’s peer group of publicly-traded companies with respect to revenue, market capitalization and research and development expense, each as compared to the same metrics for the Company, and determined that no adjustments were necessary for 2021.
The peer group of publicly-traded companies set forth below was used to analyze 2021 executive compensation:

Abiomed, Inc.	Ionis Pharmaceuticals, Inc.
Alnylam Pharmaceuticals, Inc.	Nektar Therapeutics
bluebird bio, inc.	Neurocrine Biosciences, Inc.
Exact Sciences Corporation	Nevro Corp.
Exelixis, Inc.	Repligen Corporation
FibroGen, Inc.	Sarepta Therapeutics, Inc.
Incyte Corporation	Seagen, Inc. (f/k/a Seattle Genetics, Inc.)
Insulet Corporation
Our Compensation Committee selected these companies after reviewing publicly-held companies in the medical device, diagnostics and biopharmaceuticals industries offering products or services similar to ours, with annual revenues generally between one-third and three times our annual revenue and market capitalization within a reasonable range of our market capitalization.
For retention and competitive considerations, the Company evaluated each NEO’s total cash compensation and total direct compensation levels against the 2021 peer group data or survey composite data applicable to each position. Because compensation decisions are complex, the Compensation Committee considers competitive market data as one factor in evaluating compensation decisions. Our Compensation Committee’s final determinations with respect to base salary, target annual incentive compensation and target long-term incentive compensation also reflect consideration of the Company’s and the NEO’s performance, internal comparisons, potential, scope of position, retention needs and other factors our Compensation Committee deems appropriate. Our Compensation Committee made its specific compensation determinations in 2021, as described further below, with the intention to provide our executive officers with the ability to earn above-market compensation for superior performance in furtherance of the Company’s long-term strategic goals.

The Role and Philosophy of our Compensation Committee
Our Compensation Committee is composed solely of independent directors and reports to the Board. The Committee has primary responsibility for making compensation decisions for our executives and operates under a charter approved by the Board. Our Compensation Committee retained FW Cook as its independent executive compensation consultant to advise on compensation matters. For 2021, our Compensation Committee used information from FW Cook and input from our CEO and our Executive Chairman (except for matters regarding their own pay) and assistance from our Chief Human Resources Officer and the executive compensation team to make compensation decisions and to conduct its annual review of our Company’s executive compensation program.
Our executive compensation philosophy is to be reasonable and competitive with the market and our peers and pay for performance. Our executive compensation program is designed to attract, motivate, reward and retain our highly qualified executives in order to achieve our strategic objectives. The Committee strives to grant long term incentives at the upper end of the market and to deliver a meaningful portion of annual awards in performance-based equity.
The philosophy of our executive compensation program supports our efforts to provide a compelling, dynamic, market-based total compensation program tied to performance and aligned with our shareholders’ interests. Our goal is to ensure our Company has the talent it needs to maintain sustained long-term performance for our shareholders and employees. We believe our pay practices are aligned with our pay for performance philosophy and emphasize our commitment to sound compensation and governance practices. The guiding principles that help us achieve these goals are:

Recruit and retain
Our program is designed to allow us to recruit effectively in the highly competitive labor market in which we compete and retain top talent for our critical roles. In particular, given the unique nature of our business as the first commercialized oncology medical device company, we believe that it is critical that we recruit and retain very talented individuals to help us continue to grow and optimize our business model and cancer therapy.

Pay for performance	A significant portion of our executives’ compensation is tied to the performance of our Company, rewarding executives for progress towards our strategic and operational goals and reducing pay earned to the extent goals are not achieved.

Aligned with strategy	Our compensation program is designed to be aligned with our Company strategies.

Aligned with shareholders	Our compensation program, through both design and payouts, is structured to be aligned with the long-term interests of our shareholders.

Reinforce succession planning	We believe that our compensation program plays a key role in making sure we have the talent we need for long-term success and to deliver against our strategic operating plan.

Data-driven decision making	We design our executive compensation program and make pay decisions considering a balance of information. Given the locations of our executives in Israel and the United States, we benchmark not only against our peers but also in consideration of customary executive compensation practices in Israel and the United States.

Compensation Consultant
For 2021, our Compensation Committee retained FW Cook to assist with reviewing the Company’s compensation peer group; conducting market research and analysis on annual and long-term incentive programs, salaries, and equity awards; assisting our Compensation Committee in developing target grant levels and annual salaries for executives and other key employees; advising our Compensation Committee on public company equity programs; providing our Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions; and reviewing compensation proposals of management. FW Cook regularly attends Compensation Committee meetings and holds executive sessions with the Compensation Committee members.
Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in SEC Rule 10C-1(b)(4) under the Exchange Act, the NASDAQ Listing Rules and such other factors as were deemed relevant under the circumstances, our Compensation Committee has determined that FW Cook is independent and the work FW Cook performed on behalf of our Compensation Committee did not raise any conflict of interest.
In establishing compensation levels and awards for executive officers other than our CEO and Executive Chairman, our Compensation Committee takes into consideration the recommendations of FW Cook and Chief Human

Resources Officer and executive compensation team, Company performance and evaluations by our CEO of each executive’s individual performance. FW Cook also provides peer group data to the Compensation Committee for the purpose of benchmarking director compensation.

Base Salary
Our Compensation Committee conducts an annual review of each executive officer’s base salary, with input from our Executive Chairman (other than with respect to himself), our Chief Executive Officer (other than with respect to himself or the Executive Chairman), and Chief Human Resources Officer and makes adjustments as it determines appropriate to remain competitive and in furtherance of our compensation philosophy and Company performance, objectives and needs. Revisions generally become effective in April of each year. Our Compensation Committee approved 2021 base salary increases for Ms. Cordova and Mr. Longsworth following the Committee's review and consideration of relevant factors including benchmarking data provided by FW Cook and individual performance. The 2021 base salaries for the other NEOs did not change as compared to the prior year.
The 2021 annual base salaries of our NEOs are set forth below (expressed in U.S. dollars ("USD") and, for Mr. Danziger is subsequently converted based on a New Israeli Shekel ("NIS") exchange rate of 4 NIS per 1 USD, as determined by the Compensation Committee):

Named executive officer	Base salary ($)
Asaf Danziger	700,000
Wilhelmus Groenhuysen	615,000
Ashley Cordova	495,000
Pritesh Shah	500,000
Todd Longsworth	490,000

Annual Incentives
In general, the annual incentives, including the cash bonus of each executive officer, are determined by the achievement of pre-determined targets and personal objectives. Under their respective employment agreements, the NEOs have pre-established target bonus amounts (expressed as a percentage of base salary) payable at the discretion of our Board and Compensation Committee based on actual performance.
Our Board-approved annual incentive plan targets for 2021 are tied to our corporate objectives, which are described below. These targets were intended to incentivize the achievement in furtherance of our strategic operating plan and were designed to be achievable with strong coordinated performance by management. The achievement of each target is based on the Compensation Committee’s assessment of the degree to which the targets have been achieved and are scored by the Compensation Committee, ranging from 0% to 200%, which the Compensation Committee may adjust in its discretion under appropriate circumstances. Each target is also weighted. The cumulative payout is determined by aggregating the weighted scores, which can then be modified up or down by up to 20% by the Compensation Committee if it determines that other corporate achievements not included in the stated targets warrant such adjustment. Achievement below the 50% level for any target would receive a zero score. No achievement can exceed a 200% score. Achievement between the target levels are extrapolated on a linear basis.

Target	Weight	50% Target Score	100% Target Score	200% Target Score
Active Concurrent Patients	35%	3,450 Patients	3,800 Patients	4,200 Patients
Design and Initiate Additional Clinical Trials	20%	One patient in one additional trial	One patient in two additional trials	One patient in four additional trials
Complete Enrollment in Phase 3 Clinical Trials	20%	Complete enrollment in two trials	Complete enrollment in four trials	Complete enrollment in five trials
Adjusted EBITDA*	25%	$80,000,000	$90,000,000	$100,000,000
* "Adjusted EBITDA" is a non-GAAP measure. See the discussion under “Non-GAAP financial measures” beginning on page 60 of our Annual Report for a reconciliation of the non-GAAP financial measure to net income, the most directly comparable GAAP financial measure.
Our actual achievement, score, weighted scores and adjustments were as follows:

Target	Weight	Actual Achievement	Score	Weighted Score
Active Concurrent Patients	35%	3,587 patients	94%	33%
Design and Initiate Additional Clinical Trials	20%	One patient in one additional trial	50%	10%
Complete Enrollment in Phase 3 Clinical Trials	20%	Complete enrollment in two trials	50%	10%
Adjusted EBITDA	25%	$61,000,000	68%	17%
		Upward Modifier Adjustment		20%
		Cumulative Achievement		90%
As shown above, our Board and Compensation Committee determined that the Company met expectations regarding achievement of certain objectives, but did not meet expectations regarding the achievement of others. With respect to the Adjusted EBITDA objective, our Board and Compensation Committee determined that it was appropriate under the circumstances to modify the score on a sliding scale basis, as our Board agreed that management should increase its research and development and sales and marketing budgets subsequently from when the Adjusted EBITDA targets were established. Our Board and Compensation Committee also determined that it was appropriate under the circumstances to modify the aggregate achievement level by an upward adjustment to give credit for the achievements listed under "2021 Performance Highlights" above. Based on this level of achievement, upon the recommendation of our Compensation Committee, our Board determined that the executive team (including the NEOs) earned incentive bonuses at 90% of target for 2021. To further incentivize the executive team (including the NEOs) and retain them through a multi-year vesting period, the Compensation Committee determined that the incentive bonuses were to be paid in the form of share options in lieu of cash. These share options will vest over a two-year period if continued service requirements are met. The grant date fair value of options granted to each executive officer (including NEOs) was equal to the amount of cash bonus the executive officer would have received. Because the share options were not contemplated under the original terms of the annual bonus program and the Company did not allow the NEOs to elect whether to receive such share options, the share options will be reported as compensation in 2022 rather than 2021 and thus will be included in the 2022 Summary Compensation Table.
The table below shows the target bonus award as a percentage of each NEO’s 2021 base salary and the actual bonus payments to our NEOs for 2021 performance, which were paid in March 2022.

Named executive officer	FY 2021 target bonus (% Base Salary)	Realization (%) corporate achievement/ individual performance	Actual FY 2021 bonus ($)(1)
Asaf Danziger	75%	90%/100%	—
Wilhelmus Groenhuysen	60%	90%/100%	—
Ashley Cordova	50%	90%/100%	—
Pritesh Shah	60%	90%/100%	—
Todd Longsworth	60%	90%/100%	—
(1)No cash bonuses were paid to NEOs for 2021. Bonuses were paid in share options in lieu of cash in March 2022. The value of the share options received were $583,693 for Mr. Danziger, $332,100, for Mr. Groenhuysen, $222,750 for Ms. Cordova, $270,000 for Mr. Shah and $264,600 for Mr. Longsworth. Such amounts will be reported as compensation in the 2022 proxy statement. These share options vest over a two-year period, subject to continued service requirements being met. The value of these options may be worth more or less than the stated values upon exercise. Mr. Danziger's option value is converted on a New Israeli Shekel ("NIS") exchange rate of 4 NIS per 1 USD, as determined by the Compensation Committee, and expressed in U.S. dollars.

Long-term Incentives
Our executive compensation program ties a substantial portion of each executive’s overall compensation to the achievement of our key strategic, financial and operational goals, using a blend of time-based and performance-based equity awards to help align the interests of our executives with those of our shareholders.
Recognizing the importance of the continuity and continued dedication of the management team and other key employees to achieving our Company’s key objectives, and after carefully considering the equity participation of such employees, the highly competitive labor market in which we compete to attract and retain employees, and our other near-term and long-term business objectives (including building a global oncology business and running up to four global phase 3 pivotal clinical studies simultaneously over the next few years), our Compensation Committee granted time-based option awards, time-based RSU awards and performance-based RSUs to our NEOs in March 2021 (other than Mr. Danziger).
Our Compensation Committee believes that time-based option and RSU awards have strong retention value and granting such awards to members of management and key employees, including our executive officers, is in the best interests of the Company and our shareholders given the importance of such personnel to achieving our short-term and long-term Company objectives. Our Compensation Committee recognizes that, given the executive officers’ lengthy tenures with our Company and the unique nature of our business, the loss of any one of the executive officers may adversely impact the achievement of our objectives until a qualified replacement could be hired and become familiar with our Company’s business.

Share Options
Share options are an important element of our long-term incentive program, enabling us to further align the interests of executives with those of shareholders. In general, share options are awarded annually to our executives as well as to other key employees. Because share options vest over time and only have value if the price of our Ordinary Shares increases, we believe they encourage efforts to enhance long-term shareholder value.
Our Compensation Committee sets guidelines for the value of share options to be awarded based on competitive compensation data. For 2021, the number of share options awarded to each NEO was determined following an analysis of benchmarking data provided by FW Cook comparing equity award types and levels granted by our peer group and consideration of the compensation philosophy factors discussed above. Share option awards to our NEOs were approved by the Committee to support our compensation philosophy, provide significant performance incentives and create retention value.

The Committee granted our NEOs, other than Mr. Danziger, time-based share options to incentivize long-term sustainable value creation, as presented in the 2021 Grants of Plan-Based Awards Table.

Restricted Share Units
Our Compensation Committee sets guidelines for the value of the annual RSUs to be awarded based on competitive compensation data. For 2021, the number of RSUs awarded to each NEO was determined following an analysis of benchmarking data provided by FW Cook comparing equity award types and levels granted by our peer group and consideration of the compensation philosophy factors discussed above.
The Committee granted our NEOs, other than Mr. Danziger, time-based RSU awards to support our compensation philosophy, provide significant performance incentives and create retention value, as presented in the 2021 Grants of Plan-Based Awards Table.

Performance-based Restricted Share Units
In 2021, following consultation with FW Cook and careful consideration of analysis and advice on pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation, relevant market practices and trends with respect to the compensation of our executive officers and feedback received from shareholders during our outreach efforts, the Committee granted the NEOs, other than Mr. Danziger, performance-based RSUs ("2021 NEO PSUs") to further align their interests with the interests of shareholders by rewarding them for attainment of cumulative earnings achievements. The 2021 NEO PSUs represent the first time the Compensation Committee has granted performance-based RSUs tied to financial performance other than the 2020 grants to our Executive Chairman and CEO described in the following section.
The 2021 NEO PSU awards will vest upon the Company attaining cumulative earnings before interest, depreciation, amortization and share-based compensation ("Adjusted EBITDA") and total shareholder return targets. To earn the 2021 NEO PSU awards, the NEO must remain an employee of the Company through of the date of vesting, which is three years from the date of grant. A threshold number of 2021 NEO PSUs will vest on the vesting date if the Company's cumulative Adjusted EBITDA for fiscal years 2021 through 2023 (the "Measurement Period") exceeds $320 million, a target number of 2021 NEO PSUs will vest on the vesting date if the Company's cumulative Adjusted EBITDA for the Measurement Period equals $400 million, and an outperformance number of 2021 NEO PSUs will vest on the vesting date if the Company's cumulative Adjusted EBITDA for the Measurement Period meets or exceeds $480 million. The actual amount of 2021 NEO PSUs paid on the vesting date will be determined by linear interpolation between the levels noted above.
In recognition of the Company’s use of Adjusted EBITDA in both the annual and long-term incentive programs, the Compensation Committee continued its historical practice of supplementing the primary performance measures under the Annual Incentive Plan and long-term incentive program with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and stockholder returns over both the short-term and long-term horizons. To reflect this balance, the actual amount of 2021 NEO PSUs paid on the vesting date is also subject to downward adjustment if the Company's total shareholder return over the Measurement Period ("Company TSR") is less than the total return of the Nasdaq Biotechnology Total Return Index (ticker: NXBI) over the Measurement Period ("Index TSR"). One hundred percent (100%) of the 2021 NEO PSUs as measured above will be paid on the vesting date if the Company TSR meets or exceeds the Index TSR and the zero percent (0%) of the 2021 NEO PSUs as measured above will be paid if the Company TSR is more than twenty-five percent (25%) below the Index TSR, and the actual adjustment on the vesting date will be determined by linear interpolation between the applicable levels noted above.
Our Compensation Committee intends to continue to granting awards with performance-based vesting criteria in future years as a part of our ongoing compensation program.

2020 Performance Awards to CEO and Executive Chairman
In March 2020, following consultation with FW Cook and careful consideration of analysis and advice on pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation, relevant market practices and trends with respect to the compensation of our executive officers and feedback received from shareholders through our outreach efforts, the Committee granted Messrs. Doyle, our Executive Chairman and Mr. Danziger. our CEO, performance-based RSUs ("PSUs") to further align their interests with the interests of shareholders by rewarding them for attainment of critical clinical and FDA achievements and share price performance. The awards consist of target shares and outperformance shares. The PSU award was granted in lieu of any future annual equity awards during the performance period. The PSUs will vest upon achievement of the following targets in the following increments, and subject to each executive's continued service through the vesting date:
(1) twenty-five percent (25%) of the target shares are earned for either (x) each successful completion of up to two specified clinical studies or (y) the First FDA Approval and Second FDA Approval (each as defined below) (50% of total Target Shares);
(2) twenty-five percent (25%) of the target shares are earned each for either (x) up to two U.S. Food and Drug Administration (“FDA”) acceptances of a premarket approval (“PMA”) submission by the Company for a new indication or (y) the First FDA Approval and Second FDA Approval (50% of total target shares);
(3) fifty percent (50%) of the outperformance shares are earned if the Company receives one PMA for a new indication (the “First FDA Approval”) within six (6) years of the grant date so long as the Company’s share price, as calculated in accordance with the award agreement, has increased by at least twenty-five percent (25%) from the grant date to a measurement date (the “TSR Vesting Condition”); and
(4) fifty percent (50%) of the outperformance Shares will vest if the Company receives a second PMA for an indication unrelated to the First FDA Approval (the “Second FDA Approval”) within six (6) years of the grant date so long as the Company’s TSR Vesting Condition is met.
Our Compensation Committee believes that the PSUs awarded to Messrs. Doyle and Danziger in 2020 support the creation of sustained shareholder value as we strive to achieve our most critical long-term objectives. These awards are intended to increase the ownership interests of Messrs. Doyle and Danziger and benefit shareholders in the following ways:
Executives’ Financial Success is Closely Linked to the Company’s Growth: The PSU only vests upon the achievement of critical performance targets during the performance period. As the Company achieves each of these targets, the vesting percentage increases, up to the maximum amount. If the Company fails to receive one or two FDA approvals during the performance period, 50% or 90%, respectively, of the PSUs will not vest. The unbalanced vesting structure ensures that a significant number (or all) of the PSUs only vest if one or both FDA approvals are obtained and total shareholder return ("TSR") conditions are met, which will likely result in significant shareholder return and directly aligns the executives’ compensation with shareholder interests.
Performance-Based, “At-Risk” Award: Despite the high fair value of the PSUs as shown in the compensation tables below, it is not certain what percentage of the PSUs will vest, if at all. Such percentage is dependent on the Company’s achievement of the targets described above.
High Performance Thresholds: The PSUs set forth five key performance targets that are challenging to meet and that are directly tied to the creation of significant shareholder value over the performance period. For the executives to achieve full value of the PSU award, the Company will need to receive two FDA approvals to treat two solid tumor cancers with patient incidences multiples higher than our current US market. For this reason, the unbalanced vesting structure of the PSUs provides that 90% of the award only vests upon achievement of two FDA approvals (40% vests upon achievement of the first FDA approval and a further 50% vests upon achievement of the second FDA approval). Further, if the executives do not achieve these two very critical targets for the Company, they will not achieve the full value of the PSU award. The vesting structure and targets are designed to incentivize the executives to achieve two FDA approvals and TSR conditions, which are aligned with the creation of significant shareholder value over the performance period and shareholder interests.
Extended Vesting Periods: The PSUs vest only upon achievement of the performance targets. In addition, the PSUs will not vest any earlier than the third anniversary of the grant date, even if a performance target is achieved prior to the third anniversary of the grant date and any above-target awards cannot vest until the fifth anniversary of the grant date, even if those targets are achieved earlier. The extended vesting period is designed to incentivize focus on the long-term interests of the Company and reward achievement of key performance targets over an extended period of time. The extended vesting periods also serve as a retention mechanism by increasing the incentive for the executives to stay at the Company and not pursue opportunities outside the Company.

No Additional Equity Awards during the Performance Period: The PSU award was granted in lieu of any future annual equity awards during the performance period. The Committee does not anticipate granting additional equity awards during the performance period. When considering the theoretical value of equity awards that would have been granted to the executives during the performance period, we believe shareholders benefit more from this performance-based program that only pays the executives on achievement of key performance targets, rather than the passage of time (for time-based options and RSUs) or shorter-term performance goals.
Service requirement: PSU awards will only vest only if the executive continues to provide service to the Company through the performance period, including the extended vesting period described above.
Alignment of Financial Interests with those of Shareholders: The PSUs only vest upon the achievement of the targets described above. These targets are designed to be aligned with the long-term shareholder interests.
The PSU awards to Messrs. Doyle and Danziger were intended to incentivize the creation of sustained shareholder value and support the achievement of our most critical long-term objectives. The performance targets were designed to be challenging but achievable with strong management performance.
Our Compensation Committee believes that performance-based equity awards, in addition to granting time-based options and time-based RSUs, incentivize and further align the interests of executives with the interests of shareholders.

Other Employee Benefits and Compensation
We provide limited executive perquisites to some of our NEOs and limited change-in-control benefits as described further below. We generally provide our executives in the United States and Israel with the same benefits provided to all other employees in the United States and Israel, respectively. Mr. Groenhuysen receives a financial planning allowance pursuant to his employment agreement.
In the United States, we sponsor a tax-qualified 401(k) defined contribution plan. Our 401(k) plan, which is generally available to all employees, allows participants to defer amounts of their annual compensation before taxes, up to the maximum amount specified by the U.S. Internal Revenue Code of 1986, as amended (the "Code"). We currently match 50% of the first 6% of a participant’s annual compensation that he or she contributes, up to the maximum permitted by law. In 2021, we did not provide any profit-sharing contributions to our 401(k) plan.
In Israel, we generally provide our executives, including NEOs, with severance, pension, disability and education benefits in line with both Israeli law as well as customary compensation practices among technology companies, including medical device companies. In accordance with certain exceptions under Israeli law, Mr. Danziger is entitled to contractual severance benefits rather than the amounts specified by statute. Such contractual arrangements are common for employees in Israel in the technology sector. For Mr. Danziger, we have contractually agreed to adhere to the provisions of the General Approval and to contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on his behalf with respect to severance, pension and disability benefits. In addition, we contribute to an advance study fund/professional education fund (keren hishtalmut) for the benefit of Mr. Danziger. The employment agreement for Mr. Danziger also provides that unused vacation days may be accumulated (for two subsequent years) or redeemed under certain limitations. Each executive is also entitled to recuperation pay (d’mey havra’ah) in accordance with the provisions of the applicable law (with the number of days determined based on seniority). Mr. Danziger is also entitled to one month of paid sick days, fully compensated based on his regular base salary, per each year. Unused sick days may be accumulated for use in subsequent years, up to the maximum of six months.
For additional details with respect to the amounts contributed to the Managers Insurance Policy and professional education fund, please see the footnotes to the 2021 Summary Compensation Table below. Except as described above, we do not currently sponsor or contribute to any qualified or non-qualified defined benefit plan or any non-qualified defined contribution plan, and we do not currently maintain (or have any outstanding obligation with respect to) any traditional non-qualified deferred compensation plan or other deferred compensation plans.

Compensation Policies and Practices

Recoupment of Incentive Compensation (“Clawback”)
Our Policy on Recoupment of Incentive Compensation (the “Recoupment Policy”) applies to all executive officers (as designated by the Board) and any individual who served as an executive officer of the Company in the three year period prior to the date of the event that triggered the Recoupment Policy (each, a “Covered Executive”). The Recoupment Policy permits the Board to recover from a Covered Executive any annual or long-term incentive compensation payment or award made or granted to the Covered Executive during the three year period preceding the filing of Company financial statements that were restated due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (a “Restatement”) if (1) the payment or award was predicated upon achieving certain financial results that were subsequently the subject of the Restatement; (2) the Board determines that the Covered Executive engaged in intentional misconduct that significantly contributed to the need for the Restatement; and (3) a lower payment or award would have been made to the Covered Executive based upon the restated financial results. In addition, the Board may require the return of certain profits realized by a Covered Executive on the sale of Company securities if the Board determines that the Covered Executive engaged in intentional misconduct that significantly contributed to the need for the Restatement.

Share Ownership Guidelines
Our Board believes that requiring executive officers to hold significant amounts of our Ordinary Shares strengthens their alignment with the interest of our shareholders and promotes achievement of long-term business objectives. Accordingly, our share ownership guidelines are intended to align more closely the interests of our executive officers with the interests of our shareholders and to continue to promote our commitment to sound corporate governance. Under these guidelines, our executive officers are required to achieve ownership of our Ordinary Shares valued at three times their annual base salary (six times in the case of our CEO and our Executive Chairman) within five years of becoming an executive officer or, in the case of officers serving at the time the guidelines were initially adopted, within five years of the date of adoption of the guidelines. Outstanding but unvested PSUs and unvested share options do not count towards the ownership guidelines. The ownership levels of our executive officers and directors as of April 5, 2022 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. As of the Record Date, all of our NEOs are in compliance with our Share Ownership Guidelines or are expected to be in compliance within the required timeframe.

Risk Considerations in our Compensation Program
During 2021, at the direction of our Compensation Committee, FW Cook, with the assistance of our management, conducted a review of our compensation policies and practices and presented the findings to our Compensation Committee. After consideration of the information presented, our Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.
In making this determination, our Compensation Committee considered our pay mix, our base salaries, and the attributes of our incentive and other variable compensation programs, including our annual bonus plan, our equity compensation plans and our sales compensation plans. We also have in place numerous business controls such as quarterly reviews of sales compensation, the Recoupment Policy and other internal business and operational approval processes.
Our Compensation Committee believes that the design of our compensation programs as outlined in the "Compensation Discussion and Analysis" places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. Our Compensation Committee concluded that the mix and design of the elements of our compensation policies and practices do not motivate imprudent risk-taking. Consequently, we are satisfied that any potential risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report.
COMPENSATION COMMITTEE
William Vernon, Chair
Kinyip Gabriel Leung
Martin Madden

2021 Summary Compensation Table
The following table sets forth total compensation paid to our NEOs for 2021 and, to the extent required by applicable SEC disclosure rules, 2020 and 2019.

Named executive officer and principal position	Fiscal year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)	Total ($)
Asaf Danziger (5) Chief Executive Officer	2021	876,086	0	0	0	0	303,197	1,179,283
	2020	781,868	0	6,946,850	0	934,607	293,379	8,956,704
	2019	702,295	0	1,155,020	4,472,183	693,139	293,970	7,316,607

Wilhelmus Groenhuysen (6) Chief Operating Officer	2021	615,000	0	3,833,245	1,914,408	0	24,308	6,386,961
	2020	611,400	250,000	3,666,529	1,827,243	553,500	29,252	6,937,924
	2019	600,600	0	962,485	2,202,814	396,396	33,789	4,196,084

Ashley Cordova (7) Chief Financial Officer	2021	477,500	0	3,333,248	1,664,746	0	8,950	5,484,444
	2020	367,175	300,000	1,374,846	873,201	318,750	9,277	3,243,249

Pritesh Shah (8) Chief Commercial Officer	2021	500,000	0	3,333,248	1,664,746	0	8,900	5,506,894
	2020	481,250	0	3,333,276	1,661,147	450,000	14,925	5,940,598
	2019	425,000	0	867,982	2,027,390	280,500	73,061	3,673,933

Todd Longsworth (9) General Counsel	2021	480,000	0	3,166,558	1,581,525	0	8,700	5,236,783
	2020	437,500	300,000	2,666,583	1,328,550	405,000	11,739	5,149,372
(1)Mr. Danziger’s annual base salary, expressed in U.S. dollars, is $700,000. In accordance with Company practice/policy, Mr. Danziger’s annual base salary is paid in NIS. The difference between the salary amounts established by our Compensation Committee and those reported in the table above are due to currency translations. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

(2)These amounts represent the aggregate grant date fair value of time-based RSUs and PSUs made during 2021, 2020 and 2019, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to Note 14 of Novocure’s financial statements in the Annual Report. For performance-based restricted share unit awards to NEOs other than Mr. Danziger made in March 2021, these amounts reflect the grant date fair value of such awards at the time of grant based upon the probable outcome (earning 100% of target) at the time of grant. The value of the performance-based restricted share unit awards granted March 2, 2021, assuming that the highest level of performance conditions was achieved was $3,833,423, $3,333,421, $3,333,421 and $3,166,602 for Messrs. Groenhuysen, Cordova, Shah and Longsworth, respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEOs for awards made during 2021, 2020 and 2019.

(3)These amounts represent the aggregate grant date fair value of share option awards made during 2021, 2020 and 2019, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to Note 14 of the Novocure financial statements in the Annual Report. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEOs for awards made during 2021, 2020 and 2019.

(4)As noted in "Compensation Discussion and Analysis - Annual Incentives" above, with respect to the 2021 annual incentive program, the Compensation Committee delivered the 2021 annual incentive bonus amounts to the NEOs in share option grants awarded in March 2022 that vest over two years. The value of the share options received were $583,693 for Mr. Danziger, $332,100, for Mr. Groenhuysen, $222,750 for Ms. Cordova, $270,000 for Mr. Shah and $264,600 for Mr. Longsworth. Such amounts will be reported as compensation in the 2022 proxy statement. Mr. Danziger's option value is converted on a New Israeli Shekel ("NIS") exchange rate of 4 NIS per 1 USD, as determined by the Compensation Committee, and expressed in U.S. dollars.

(5)A detailed breakdown of “All other compensation” for Mr. Danziger for 2021 is provided in the table below, in each case, based on actual cost expressed in U.S. dollars.

Name	Company contribution to benefits ($)(a)	Vacation payout ($)(b)	Automobile payments ($)	Total ($)
Asaf Danziger	209,160	94,037	—	303,197
(a)Amount includes $130,538 in severance and pension contributions from us to Mr. Danziger’s Managers Insurance Policy; $65,031 in contributions from us to Mr. Danziger’s advance study fund/professional education fund (keren hishtalmut); $13,591 in payments by us in respect of social security and recuperation pay required by statute in Israel, convalescence pay and holiday gift cards given to Company employees twice per year (Passover and Rosh Hashana) and grossed up for taxes (includes $1,058 for gift cards, of which $539 is the value of the gift cards and $539 is the gross up amount).
(b)Represents payment for 28 days of accrued but unused vacation time paid to Mr. Danziger pursuant to the exercise of his right, in accordance with his employment agreement, to annually elect to receive a cash payment based on his base salary in respect of such accrued but unused vacation time in lieu of using such accrued vacation in the future.

(6)"All other compensation” for Mr. Groenhuysen for 2021 was comprised of tax preparation fees of $13,979, insurance premiums of $1,629 and $8,700 in matching contributions pursuant to the Company's 401(k) plan.

(7)“All other compensation” for Ms. Cordova for 2021 was comprised of a wellness bonus of $200, a $50 gift card and $8,700 in matching contributions pursuant to the Company's 401(k) plan.

(8)“All other compensation” for Mr. Shah for 2021 was comprised of a wellness bonus of $200 and $8,700 in matching contributions pursuant to the Company's 401(k) plan.

(9)"All other compensation" for Mr. Longsworth for 2021 was comprised of $8,700 in matching contributions pursuant to the Company's 401(k) plan.

2021 Grants of Plan-Based Awards
Annual bonus opportunities and equity awards made in 2021 are reflected in the table below:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards Price ($/sh)	Grant Date Fair Value of Share & Option Awards ($)(3)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Asaf Danziger			525,000	1,050,000

Wilhelmus Groenhuysen			369,000	738,000
(4)	3/2/2021								23,004	153.09	1,914,408
(5)	3/2/2021							12,519			1,916,534
(6)	3/2/2021				8,388	16,775	33,550				1,916,712
Ashley Cordova			247,500	495,000
(4)	3/2/2021								20,004	153.09	1,664,746
(5)	3/2/2021							10,886			1,666,538
(6)	3/2/2021				7,294	14,587	29,174				1,666,711
Pritesh Shah			300,000	600,000
(4)	3/2/2021								20,004	153.09	1,664,746
(5)	3/2/2021							10,886			1,666,538
(6)	3/2/2021				7,294	14,587	29,174				1,666,711

Todd Longsworth			294,000	588,000
(4)	3/2/2021								19,004	153.09	1,581,525
(5)	3/2/2021							10,342			1,583,257
(6)	3/2/2021				6,929	13,857	27,714				1,583,301
(1)As described above under “Annual Incentives” each NEO had the opportunity to earn a 2021 annual cash bonus. Targets are based on a percentage of the NEO’s salary. The target amount represents the amount payable if the target performance (100% achievement) was met. Amounts, if any, paid are reflected in the 2021 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. As noted in "Compensation Discussion and Analysis - Annual Incentives" above, with respect to the 2021 annual incentive program, the Compensation Committee delivered the 2021 annual incentive bonus amounts to the NEOs in share option grants awarded in March 2022 that vest over two years. The value of the share options received were $583,693 for Mr. Danziger, $332,100, for Mr. Groenhuysen, $222,750 for Ms. Cordova, $270,000 for Mr. Shah and $264,600 for Mr. Longsworth. Such amounts will be reported as compensation in the 2022 proxy statement. Mr. Danziger's option value is converted on a New Israeli Shekel ("NIS") exchange rate of 4 NIS per 1 USD, as determined by the Compensation Committee, and expressed in U.S. dollars.
(2)All equity awards made during 2021 were granted under the Company’s 2015 Plan.
(3)These amounts represent the aggregate grant date fair value of time-based RSUs and PSUs made during 2021 calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to Note 14 of Novocure’s financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC. For performance-based restricted share unit made in March 2021, these amounts reflect the grant date fair value of such awards at the time of grant based upon the probable outcome (earning 100% of target) at the time of grant. The value of the PSU awards granted March 2, 2021, assuming that the highest level of performance conditions was achieved was $3,833,423, $3,333,421, $$3,333,421 and $3,166,602, for Mr. Groenhuysen, Ms. Cordova, Mr. Shah and Mr. Longsworth, respectively.
These amounts represent the aggregate grant date fair value of share option awards made during 2021, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to Note 14 of the Novocure financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC.
(4)Reflects a share option award granted on March 2, 2021 that vests in four equal installments on each of the first four anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting date. All options have an exercise price equal to the closing market price of our Ordinary Shares on the date of the award.
(5)Reflects an RSU award granted on March 2, 2021 that vests in three equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting date.
(6)Represents the threshold, target and maximum number of achievable shares pursuant to the 2021 NEO PSU awards granted on March 2, 2021 (See “Compensation Discussion and Analysis — Long-term Incentives” on page 46).

Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth information regarding outstanding share option and unvested RSU awards for our NEOs.

		Option Awards				Stock Awards
Named executive officer	Grant date	Number of securities underlying unexer-cised options (#)— exercis-able	Number of securities underlying unexer-cised options (#)— unexercis-able	Option exercise price ($ per share)	Option expiration date	Number of Shares or Other Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: # Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)(5)
Asaf Danziger	3/3/2020							100,142	7,518,661
(3)	5/8/2019	—	115,060	47.56	5/7/2029	—	—	—	—
(4)	5/8/2019	—	35,000	47.56	5/7/2029	—	—	—	—
(2)	3/22/2019	22,477	22,476	47.04	3/21/2029	8,184	614,455	—	—
(2)	2/27/2018	152,069	50,689	21.15	2/26/2028	—	—	—	—
(2)	2/22/2017	187,500	—	7.15	2/21/2027	—	—	—	—
(2)	2/24/2016	25,000	—	11.46	2/24/2026	—	—	—	—

Wilhelmus Groenhuysen (2)	3/2/2021	—	23,004	153.09	3/1/2031	12,519	939,927	16,775	1,259,467
(2)	9/1/2020	945	2,834	84.68	8/31/2030	1,311	98,430	1,968	147,757
(2)	3/3/2020	11,581	34,742	69.37	3/2/2030	16,016	1,202,481	24,025	1,803,797
(3)	5/8/2019	—	36,650	47.56	5/7/2029	—	—	—	—
(4)	5/8/2019	—	20,000	47.56	5/7/2029	—	—	—	—
(2)	3/22/2019	18,731	18,730	47.04	3/21/2029	6,820	512,046	—	—
(2)	2/27/2018	126,724	42,241	21.15	2/26/2028	—	—	—	—
(2)	2/22/2017	292,500	—	7.15	2/21/2027	—	—	—	—
(2)	1/12/2016	450,000	—	21.90	1/12/2026	—	—	—	—
(2)	3/5/2015	266,085	—	14.37	2/23/2025	—	—	—	—

Ashley Cordova (2)	3/2/2021	—	20,004	153.09	3/1/2031	10,886	817,321	14,587	1,095,192
(2)	9/1/2020	2,834	8,502	84.68	8/31/2030	3,935	295,440	5,904	443,272
(2)	3/3/2020	—	7,816	69.37	3/3/2030	3,603	270,513	—	—
(2)	3/22/2019	—	7,297	47.04	3/21/2029	2,657	199,488	—	—
(2)	10/30/2018	2,767	2,766	32.02	10/29/2028	—	—	—	—
(2)	2/27/2018	—	8,025	21.15	2/26/2028	—	—	—	—
(2)	7/26/2017	1,573	—	19.25	7/25/2027	—	—	—	—
(2)	2/22/2017	9,752	—	7.15	2/21/2027	—	—	—	—
(2)	7/27/2016	2,480	—	11.44	7/27/2026	—	—	—	—
(2)	2/24/2016	8,936	—	11.46	2/24/2026	—	—	—	—
(2)	4/22/2015	3,840	—	15.60	4/22/2025	—	—	—	—

Pritesh Shah (2)	3/2/2021	—	20,004	153.09	3/1/2031	10,886	817,321	14,587	1,095,192
(2)	9/1/2020	945	2,834	84.68	8/31/2030	1,311	98,430	1,968	147,757
(2)	3/3/2020	10,423	31,267	69.37	3/2/2030	14,415	1,082,278	21,623	1,623,455
(3)	5/8/2019	—	33,052	47.56	5/7/2029	—	—	—	—
(4)	5/8/2019	—	20,000	47.56	5/7/2029	—	—	—	—

(2)	3/22/2019	16,892	16,891	47.04	3/21/2029	6,150	461,742	—	—
(2)	7/31/2018	10,229	5,114	34.00	7/30/2028	—	—	—	—
(2)	5/1/2018	15,000	7,500	27.60	4/30/2028	—	—	—	—
(2)	2/27/2018	33,793	16,896	21.15	2/26/2028	—	—	—	—
(2)	7/26/2017	25,000	—	19.25	7/25/2027	—	—	—	—
(2)	5/2/2017	25,000	—	11.85	5/2/2027	—	—	—	—
(2)	2/22/2017	18,514	—	7.15	2/21/2027	—	—	—	—
(2)	2/24/2016	24	—	11.46	2/24/2026	—	—	—	—

Todd Longsworth (2)	3/2/2021		19,004	153.09	3/1/2031	10,342	776,477	13,857	1,040,384
(2)	3/3/2020	9,265	27,793	69.37	3/2/2030	12,813	962,000	19,220	1,443,038
(3)	5/8/2019	—	29,320	47.56	5/7/2029	—	—	—	—
(4)	5/8/2019	—	20,000	47.56	5/7/2029	—	—	—	—
(2)	3/22/2019	14,985	14,984	47.04	3/21/2029	5,456	409,636	—	—
(2)	2/27/2018	60,828	30,413	21.15	2/26/2028	—	—	—	—
(2)	2/22/2017	113,752	—	7.15	2/21/2027	—	—	—	—
(2)	2/24/2016	30,000	—	11.46	2/24/2026	—	—	—	—
(2)	3/5/2015	7,951	—	14.37	2/23/2025	—	—	—	—
(2)	10/24/2014	44,347	—	7.73	10/24/2024	—	—	—	—
(2)	7/24/2013	59,130	—	7.04	7/23/2023	—	—	—	—
(2)	2/20/2013	41,391	—	7.03	2/19/2023	—	—	—	—
(1)The “Stock Awards” column reflects time-based restricted share unit awards that vest in three equal installments on or about each of the first three anniversaries of the grant date, subject to the NEO’s continued service through the applicable vesting date (awards granted on March 22, 2019 vest on the first three anniversaries of March 5, 2019).
(2)Reflects share option awards that vest in four equal installments on or about each of the first four anniversaries of the grant date, subject to the NEO’s continued service through the applicable vesting date (awards granted on March 22, 2019 vest on the first four anniversaries of March 5, 2019).
(3)Reflects performance-based options to buy Ordinary Shares that will fully vest and become exercisable on May 8, 2022 if the NEO remains continuously employed through such date. The vesting of these options included a condition that the closing price of Ordinary Shares be at least $59.45 (which was an increase of 25% from the closing price on the date of grant) for a period of at least twenty (20) consecutive trading days during the period beginning on the two-year anniversary of the date of grant and ending on the three-year anniversary of the date of grant. This price condition was met in 2021.
(4)Reflects performance-based options to buy Ordinary Shares that will fully vest and become exercisable on May 8, 2022 if the NEO remains continuously employed through such date. The vesting of these options included a condition that the closing price of Ordinary Shares be at least $71.34 (which was an increase of 50% from the closing price on the date of grant) for a period of at least twenty (20) consecutive trading days during the period beginning on the two-year anniversary of the date of grant and ending on the three-year anniversary of the date of grant. This price condition was met in 2021.
(5)    Calculated based on the closing share price of $75.08 on December 31, 2021.
(6)    Represents the target number of achievable shares that may be earned pursuant to PSU awards granted on March 3, 2020, September 1, 2020 and March 2, 2021. If all of the performance conditions are achieved for Mr. Danziger’s March 2020 PSUs, they would vest in 1,001,426 Ordinary Shares. For the remaining PSUs, vesting may range from 0% to 200% of the target share number.

2021 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Asaf Danziger	—	—	17,444	2,471,168
Wilhelmus Groenhuysen	—	—	23,201	3,373,345
Ashley Cordova	36,624	4,129,462	8,396	1,164,197
Pritesh Shah	13,987	1,763,761	23,152	3,520,013
Todd Longsworth	36,396	5,753,236	17,418	2,536,110
(1)The value realized on exercise is the difference between the market price of our Ordinary Shares at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.
(2)The value realized on vesting is the closing price of our Ordinary Shares the day prior to vesting, multiplied by the number of shares received on vesting.

Potential Payments upon Termination or Change in Control
We have entered into written employment agreements with each of our NEOs. These employment agreements, as generally described below, were intended to acknowledge and set forth the terms and conditions of each executive’s employment with us, including each executive’s duties and responsibilities, initial base salary levels, bonus and equity grant eligibility, employee benefit entitlements and severance protection. In addition, each of the employment agreements includes certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and/or non-disparagement covenants, which are intended to protect our interests as well as the interests of our shareholders, affiliates, directors, officers and employees.
We do not have any employment or other individual agreements with or in respect of any NEO that provide for an excise tax gross-up payment relating to a change in control. To the contrary, the employment agreements with Ashley Cordova, Wilhelmus Groenhuysen, Todd Longsworth and Pritesh Shah provide that, in the event that the executive’s receipt of payments or distributions would subject him or her to the golden parachute excise tax under Section 4999 of the Code, the amount of parachute payments within the meaning of Section 280G of the Code will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause the executive to be better off, on a net after-tax basis, if such payments were so reduced than without such reduction and payment of the excise tax under Section 4999 of the Code.
Each of our NEOs is subject to an employment agreement that entitles the NEO to severance benefits, as follows:

Danziger Employment Agreement
On October 10, 2016, one of our subsidiaries entered into an employment agreement with Asaf Danziger pursuant to which Mr. Danziger serves as our Chief Executive Officer. Under his employment agreement, Mr. Danziger’s employment may be terminated by either Mr. Danziger or us at any time, subject to our obligation to provide severance in certain instances as discussed below.
We have contractually agreed to provide severance benefits and, pursuant to applicable law, we contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on Mr. Danziger’s behalf. Such monthly contributions cover pension and disability benefits as well as severance pay in lieu of our statutory obligation to provide such payment under Israel’s Severance Pay Law. Pursuant to his employment agreement, Mr. Danziger is the beneficiary of a Managers Insurance Policy pursuant to which we contribute on a monthly basis 8.33% of his monthly gross salary in respect of severance, 6.25% of monthly gross salary in respect of pension benefits and up to 2.5% of monthly gross salary in respect of disability benefits. In addition to these Company contributions, Mr. Danziger contributes to his Managers Insurance Policy by way of a deduction from his monthly salary, a monthly amount equal to 5.75% of his monthly gross salary. Mr. Danziger is also entitled to one month of paid sick days, fully compensated based on his regular base salary, per each year. Unused sick days may be accumulated for use in subsequent years, up to the maximum of six months.

Upon termination of Mr. Danziger’s employment by us without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Danziger for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Mr. Danziger’s execution without revocation of a release of claims, we will provide Mr. Danziger with a Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) Mr. Danziger’s annual base salary and (b) the contributed policy value (i.e., the amount in the Managers Insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”).
Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Danziger’s execution without revocation of a release of claims, we will provide Mr. Danziger with a Change in Control Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) the sum of two-times his annual base salary plus two times target annual bonus, and (b) the Contributed Policy Value. Additionally, any share options or other equity awards other than PSUs granted to Mr. Danziger after the effective date of Mr. Danziger’s employment agreement will become fully vested on the date of such termination.
Pursuant to his employment agreement, Mr. Danziger is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

Groenhuysen Employment Agreement
Effective September 1, 2020, one of our subsidiaries entered into an employment agreement with Wilhelmus Groenhuysen pursuant to which Mr. Groenhuysen serves as our Chief Operating Officer. Under his employment agreement, Mr. Groenhuysen’s employment is “at-will” and may be terminated by either Mr. Groenhuysen or us at any time, subject to our obligation to provide severance in certain instances as discussed below. Upon termination of Mr. Groenhuysen’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Groenhuysen for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Mr. Groenhuysen’s execution without revocation of a release of claims, he will be eligible to receive his base salary, paid in a lump sum, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan.
Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Groenhuysen’s execution without revocation of a release of claims, Mr. Groenhuysen will be eligible to receive an aggregate amount equal to the sum of two times his base salary plus target annual bonus, paid in a lump sum, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards other than PSUs granted to Mr. Groenhuysen after the effective date of his employment agreement will become fully vested on the date of such termination.
Pursuant to his employment agreement, Mr. Groenhuysen is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

Cordova Employment Agreement
Effective September 1, 2020, one of our subsidiaries entered into an employment agreement with Ashley Cordova pursuant to which Ms. Cordova serves as our Chief Financial Officer. Under her employment agreement, Ms. Cordova’s employment is “at-will” and may be terminated by either Ms. Cordova or us at any time, subject to our obligation to provide severance in certain instances as discussed below.
Upon termination of Ms. Cordova’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Ms. Cordova for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Ms. Cordova’s execution without revocation of a release of claims, she will be eligible to receive an amount equal to 75% of her base salary, paid in equal installments over a period of nine months, and, to the extent she timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Ms. Cordova and her eligible dependents as of the date of termination until the earlier of (i) nine months following the date of termination and (ii) the date Ms. Cordova is eligible for coverage under a subsequent employer’s health plan.
Upon a Qualifying Termination within 12 months following a change in control, and subject to Ms. Cordova’s execution without revocation of a release of claims, Ms. Cordova will be eligible to receive an aggregate amount equal to the sum of 1.5 times her base salary plus target annual bonus, paid in equal installments over a period of 18 months, and to the extent she timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Ms. Cordova and her eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Ms. Cordova is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards granted to Ms. Cordova after the effective date of her employment agreement will become fully vested on the date of such termination.
Pursuant to her employment agreement, Ms. Cordova is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during her employment and for nine months thereafter.

Shah Employment Agreement
On July 25, 2018, one of our subsidiaries entered into an employment agreement with Pritesh Shah pursuant to which Mr. Shah serves as our Chief Commercial Officer. Under his employment agreement, Mr. Shah’s employment is “at-will” and may be terminated by either Mr. Shah or us at any time, subject to our obligation to provide severance in certain instances as discussed below.
Upon termination of Mr. Shah’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Shah for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Mr. Shah’s execution without revocation of a release of claims, he will be eligible to receive an amount equal to 75% of his base salary, paid in equal installments over a period of nine months, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Shah and his eligible dependents as of the date of termination until the earlier of (i) nine months following the date of termination and (ii) the date Mr. Shah is eligible for coverage under a subsequent employer’s health plan.
Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Shah’s execution without revocation of a release of claims, Mr. Shah will be eligible to receive an aggregate amount equal to the sum of 1.5 times his base salary plus target annual bonus, paid in equal installments over a period of 18 months, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Shah and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Shah is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards other than PSUs granted to Mr. Shah after the effective date of his employment agreement will become fully vested on the date of such termination.
Pursuant to his employment agreement, Mr. Shah is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 9 months thereafter.

Longsworth Employment Agreements
On February 3, 2017, one of our subsidiaries entered into an employment agreement (the "2017 Longsworth Agreement") with Todd Longsworth pursuant to which Mr. Longsworth served as our General Counsel. Under his employment agreement, Mr. Longsworth’s employment is “at-will” and may be terminated by either Mr. Longsworth or us at any time, subject to our obligation to provide severance in certain instances as discussed below.
Upon termination of Mr. Longsworth’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Longsworth for “good reason” (each a “Qualifying Termination”) prior to a

“change in control,” subject to Mr. Longsworth’s execution without revocation of a release of claims, he will be eligible to receive an amount equal to 75% of his base salary at the highest level in effect within the six month period ending on the date of the Qualifying Termination, paid in one lump sum, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Longsworth and his eligible dependents as of the date of termination until the earlier of (i) nine months following the date of termination and (ii) the date Mr. Longsworth is eligible for coverage under a subsequent employer’s health plan.
Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Longsworth’s execution without revocation of a release of claims, Mr. Longsworth will be eligible to receive an aggregate amount equal to the sum of 1.5 times his base salary plus target annual bonus, paid in one lump sum, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Longsworth and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Longsworth is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards other than PSUs granted to Mr. Longsworth after the effective date of his employment agreement will become fully vested on the date of such termination.
Pursuant to the 2017 Longsworth Agreement, Mr. Longsworth is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for nine months thereafter.
Effective March 31, 2022, Mr. Longsworth resigned as General Counsel of the Company. No severance payments under the 2017 Longsworth Agreement were payable as a result of his resignation. Effective April 1, 2022, Mr. Longsworth entered into a new employment agreement (the "2022 Longsworth Agreement") with one of our subsidiaries, pursuant to which Mr. Longsworth serves as Senior Legal Advisor until March 31, 2023 (the "End Date"). Under the 2022 Longsworth Agreement, Mr. Longsworth’s employment is “at-will” and may be terminated by either Mr. Longsworth or us prior to the End Date, subject to our obligation to provide severance in certain instances as discussed below. The 2022 Longsworth Agreement terminates and replaces the 2017 Longsworth Agreement.
Upon Qualifying Termination (as defined in the same manner as the 2017 Longsworth Agreement), subject to Mr. Longsworth’s execution without revocation of a release of claims, he will be eligible to receive (i) an amount equal to the remainder of his base salary through the End Date, paid in one lump sum: (ii) to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Longsworth and his eligible dependents as of the date of termination until the earlier of (A) the End Date and (B) the date Mr. Longsworth is eligible for coverage under a subsequent employer’s health plan; and (iii) accelerated vesting of any unvested equity awards pursuant to the 2015 Omnibus Incentive Plan that would have vested as of March 31, 2023, and, in addition, the exercise period for all equity awards outstanding shall be extended as if the “Termination of Employment” as defined in the 2015 Omnibus Incentive Plan occurred as of March 31, 2023.
Pursuant to the 2022 Longsworth Agreement, Mr. Longsworth is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for six months thereafter.
The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) an involuntary termination without “cause” or a resignation by the executive for good reason and (ii) an involuntary termination without “cause” or a resignation by the executive for good reason within twelve months following a change in control. The amounts shown assume that the applicable triggering event occurred on December 31, 2021 based on the employment agreements in effect as of such date, and therefore are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event. The contributed policy value (i.e. the amount in the managers insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”) for Mr. Danziger was determined using the NIS to USD exchange rate as of December 31, 2021.

		Triggering Event
Name	Type of Payment	Involuntary Without Cause or by Executive for Good Reason Prior to CIC ($) 12/31/2021		Involuntary Without Cause or by Executive for Good Reason after CIC ($) 12/31/2021
Asaf Danziger	Cash severance	0	(1)	1,296,956	(2)
	Benefit continuation	0		0
	Equity acceleration	0		8,107,991	(3)
	TOTAL	—		9,404,947

Wilhelmus Groenhuysen	Cash severance	615,000	(4)	1,968,000	(6)
	Benefit continuation	32,666	(5)	32,666	(5)
	Equity acceleration	0		7,313,514	(3)
	TOTAL	647,666		9,314,180

Ashley Cordova	Cash severance	371,250	(7)	1,113,750	(9)
	Benefit continuation	24,500	(8)	32,666	(5)
	Equity acceleration	0		2,383,891	(3)
	TOTAL	395,750		3,530,307

Pritesh Shah	Cash severance	375,000	(10)	1,200,000	(11)
	Benefit continuation	24,500	(8)	32,666	(5)
	Equity acceleration	0		6,049,305	(3)
	TOTAL	399,500		7,281,971

Todd Longsworth	Cash severance	367,500	(12)	1,176,000	(13)
	Benefit continuation	24,500	(8)	32,666	(5)
	Equity acceleration	0		5,724,423	(3)
	TOTAL	392,000		6,933,089
1.Mr. Danziger is entitled to a lump sum, equal to the positive difference, if any, between his (a) annual base salary and (b) the Contributed Policy Value, as more fully described above. At December 31, 2021, the Contributed Policy Value was $1,153,044, which is in excess of Mr. Danziger's base salary.
2.Mr. Danziger is entitled to a lump sum equal to the positive difference, if any, between (a) the sum of two times his annual base salary plus two times his target annual bonus at the levels in effect at termination, and (b) the Contributed Policy Value, as more fully described above. At December 31, 2021, the Contributed Policy Value was $1,153,044. The potential Cash Severance reported reflects our payment to Mr. Danziger and does not include the Contributed Policy Value.
3.Represents the excess of fair market value of the underlying shares over the exercise price of unvested share options and the fair market value of shares underlying unvested RSUs as of December 31, 2021, to the extent such shares would have become vested and exercisable if a termination of employment following a change in control occurred at December 31, 2021.
4.Mr. Groenhuysen is entitled to a lump sum payment, equal to his annual base salary in effect at termination.
5.Each of Mr. Groenhuysen, Ms. Cordova, Mr. Shah and Mr. Longsworth are entitled to the value of payments of COBRA premiums for themselves and their eligible dependents for up to 12 months following date of termination.
6.Mr. Groenhuysen is entitled to a lump sum payment, equal to the sum of two times his base salary plus target annual bonus at the levels in effect at termination.

7.Ms. Cordova is entitled to receive continued payment of 75% of her base salary in effect at termination paid in installments over 9 months from the date of termination.
8.Includes the value of payments of COBRA premiums for the executive and their eligible dependents for up to 9 months following date of termination.
9.Ms. Cordova is entitled to receive an aggregate amount equal to the sum of 1.5 times her base salary plus her target annual bonus at the levels in effect at termination, paid in installments over 18 months from the date of termination.
10.Mr. Shah is entitled to receive continued payment of 75% of his base salary in effect at termination paid in installments over 9 months from the date of termination.
11.Mr. Shah is entitled to receive an aggregate amount equal to the sum of 1.5 times his base salary plus his target annual bonus at the levels in effect at termination, paid in installments over 18 months from the date of termination.
12.Mr. Longsworth is entitled to a lump sum payment equal to 75% of his base salary at the highest level in effect within the six month period ending on the date of termination.
13.Mr. Longsworth is entitled to receive a lump sum payment in an aggregate amount equal to the sum of 1.5 times his base salary plus his target annual bonus at the levels in effect at termination.

Equity Compensation Plan Information
The following table gives information about our Ordinary Shares that may be issued upon the exercise of share options and vesting of RSU awards under all of our existing equity compensation plans as of December 31, 2021, including the 2003 Share Option Plan, the 2013 Share Option Plan, the 2015 Plan and the Employee Share Purchase Plan ("ESPP").

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	13,008,429	$21.75	23,536,406
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	13,008,429	$21.75	23,536,406

2021 PAY RATIO
As required by SEC rules, we are disclosing the median of the annual total compensation of our employees (excluding the CEO), the annual total compensation of our CEO, Mr. Asaf Danziger, and the ratio of these two amounts.
We have estimated the median of the 2021 annual total compensation of our employees, excluding our CEO, to be $125,119. The 2021 annual total compensation of our CEO as reported in the Summary Compensation Table, is $1,179,283. The ratio of the total compensation of our CEO to the estimated median of the annual total compensation of our employees was 9.43 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
The following paragraphs provide important context related to our employee population and describe the methodology and the material assumptions, adjustments, and estimates that we used to calculate this ratio.
We are a global company with both operations and executives located throughout the world. As of December 31, 2021, our workforce consisted of approximately 1,167 full-time and part-time employees, including hourly employees, who worked for our parent company and consolidated subsidiaries. In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries.
We included all of our full-time and part-time employees globally, but excluded our CEO. We annualized the compensation of full-time and part-time employees who were hired during the measurement period but did not work for us for the entire period. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes. We did not make any cost of living adjustments.
For purposes of this disclosure, the date used to identify the "median employee" was October 31, 2020. As permitted by SEC rules, we used the same median employee that was identified in the preparation of our pay ratio disclosure last year because we believe there has been no change in our overall employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. To identify the “median employee,” we utilized the 2020 base salary, annual cash incentive and other cash compensation, and equity compensation for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. We grant equity to most of our employee population, so including equity compensation is representative of our employee population.
Using this measure, we identified a “median employee” who is a full-time, salaried employee located in Israel. For 2021, the employee had an annual total compensation of $125,119, calculated in accordance with the Summary Compensation Table disclosure rules and comprised of base salary, a cash bonus and the grant date fair value of equity compensation.
The SEC’s rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables present information as to the beneficial ownership of our Ordinary Shares as of April 5, 2022 for:
•each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Ordinary Shares;
•each named executive officer as set forth in the summary compensation table included in this proxy statement;
•each of our directors and director nominees; and
•all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership of our Ordinary Shares in the tables is based on 104,570,476 Ordinary Shares issued and outstanding on April 5, 2022. Ordinary Shares subject to options that are currently exercisable or exercisable within 60 days of April 5, 2022 or other stock awards that vest within that time are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Novocure, 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

Ownership of Management

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Ordinary Shares	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
Directors and Named Executive Officers:
Ashley Cordova (1)	65,888	46,423	112,311	*
Asaf Danziger (2)	13,307	599,033	612,340	*
William Doyle (3)	552,013	2,154,777	2,706,790	2.54%
Wilhelmus Groenhuysen (4)	165,102	1,292,154	1,457,256	1.38%
Jeryl Hilleman (5)	2,944	48,542	51,486	*
David Hung (6)	6,714	56,578	63,292	*
Kinyip Gabriel Leung (7)	72,859	13,786	86,645	*
Todd Longsworth (8)	62,462	482,890	545,352	*
Martin Madden (9)	15,620	52,932	68,552	*
Sherilyn McCoy (10)	6,714	56,578	63,292	*
Timothy Scannell (11)	75	2,644	2,719	*
Pritesh Shah (12)	83,187	257,138	340,325	*
William Vernon (13)	161,944	68,886	230,830	*
All directors and current executive officers as a group (18 persons)	1,476,416	5,360,790	6,837,206	6.22%
 *    Represents beneficial ownership of less than one percent of our outstanding Ordinary Shares.

(1)Represents 65,888 Ordinary Shares held by Ms. Cordova and 46,423 Ordinary Shares underlying share options exercisable by Ms. Cordova within 60 days of April 5, 2022.
(2)Represents 13,307 Ordinary Shares held by Mr. Danziger and 599,033 Ordinary Shares underlying share options exercisable by Mr. Danziger within 60 days of April 5, 2022.
(3)Represents 413,846 Ordinary Shares held by Mr. William F. Doyle and 138,167 Ordinary Shares held by WFD-GP II, LLC. Mr. Doyle is a managing director of WFD Ventures LLC, which is the sole member of WFD-GP II, LLC. As such, Mr. Doyle’s ownership includes the beneficial ownership of 138,167 Ordinary Shares held by WFD-GP II, LLC. Mr. Doyle disclaims beneficial ownership in such shares to the extent that he does not have a pecuniary interest. Includes 2,154,777 Ordinary Shares underlying share options exercisable by Mr. Doyle within 60 days of April 5, 2022.
(4)Represents 165,102 Ordinary Shares held by Mr. Groenhuysen and 1,292,154 Ordinary Shares underlying share options exercisable by Mr. Groenhuysen, or trusts established by Mr. Groenhuysen for estate planning purposes, within 60 days of April 5, 2022.
(5)Represents 2,944 Ordinary Shares held by Ms. Hilleman and 48,542 Ordinary Shares underlying share options exercisable by Ms. Hilleman within 60 days of April 5, 2022.
(6)Represents 6,714 Ordinary Shares held by Dr. Hung and 56,578 Ordinary Shares underlying share options exercisable by Dr. Hung within 60 days of April 5, 2022.
(7)Represents 72,859 Ordinary Shares held by Mr. Leung and 13,786 Ordinary Shares underlying share options exercisable by Mr. Leung within 60 days of April 5, 2022.
(8)Represents 62,462 Ordinary Shares held by Mr. Longsworth and 482,890 Ordinary Shares underlying share options exercisable by Mr. Longsworth within 60 days of April 5, 2022.
(9)Represents 15,620 Ordinary Shares held by Mr. Madden and 52,932 Ordinary Shares underlying share options exercisable by Mr. Madden within 60 days of April 5, 2022.
(10)Represents 6,714 Ordinary Shares held by Ms. McCoy and 56,578 Ordinary Shares underlying share options exercisable by Ms. McCoy within 60 days of April 5, 2022.
(11)Represents 75 Ordinary Shares held by Mr. Scannell and 2,644 Ordinary Shares underlying share options exercisable by Mr. Scannell within 60 days of April 5, 2022.
(12)Represents 83,187 Ordinary Shares held by Mr. Shah and 257,138 Ordinary Shares underlying share options exercisable by Mr. Shah within 60 days of April 5, 2022. The address for Mr. Shah is c/o Novocure, 1500 Broadway, 17th Floor, New York, NY 10036
(13)Represents 161,944 Ordinary Shares held by Mr. Vernon and 68,886 Ordinary Shares underlying share options exercisable by Mr. Vernon within 60 days of April 5, 2022.

Ownership of Certain Beneficial Owners
As of April 5, 2022, our records and a review of relevant SEC filings indicated that the following shareholders were the beneficial owners of more than 5% of our Ordinary Shares.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percent
Capital World Investors (1)	12,723,214	12.2%
Capital International Investors (2)	11,531,075	11.0%
Ballie Gifford & Co. (3)	9,615,168	9.2%
Hansjoerg Wyss (4)	8,141,397	7.8%
The Vanguard Group (5)	7,893,313	7.5%
FMR LLC (6)	7,810,337	7.5%
BlackRock, Inc. (7)	6,689,356	6.4%

(1)As reported on Schedule 13G/A filed by Capital World Investors (“CWI”) with the SEC on February 14, 2022. The address for CWI is 333 South Hope Street, Los Angeles, CA 90071. CWI has indicated that it is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the "investment management entities"). CWI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital World Investors." CWI reported sole voting power with respect to 12,703,220 shares, and sole dispositive power with respect to 12,723,214 shares.
(2)As reported on Schedule 13G filed by Capital International Investors (“CII”) with the SEC on February 14, 2022. The address for CII is 333 South Hope Street, Los Angeles, CA 90071. CII has indicated that it is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the "investment management entities"). CII's divisions of each of the investment management entities collectively provide investment management services under the name "Capital International Investors." CII reported sole voting power with respect to 11,496,244 shares, and sole dispositive power with respect to 11,531,075 shares.
(3)As reported on Schedule 13G/A filed by Ballie Gifford & Co. ("Ballie Gifford") with the SEC on January 26, 2022. The address for Ballie Gifford is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom. Ballie Gifford has indicated that it holds shares of our Ordinary Shares together with certain of its subsidiaries. Ballie Gifford reported sole voting power with respect to 8,557,784 shares and sole dispositive power with respect to 9,615,168 shares.
(4)As reported on Schedule 13G/A filed by Mr. Wyss with the SEC on February 1, 2021, includes the beneficial ownership of 8,141,397 Ordinary Shares. The address for Mr. Wyss is c/o Loreda, 138 Mt. Auburn St, Cambridge, MA 02138. Mr. Wyss reported sole voting and dispositive power with respect to 8,141,397 shares.
(5)As reported on Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2022. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has indicated that it holds shares of our Ordinary Shares together with certain of its subsidiaries. Vanguard reported shared voting power with respect to 92,319 shares, sole dispositive power with respect to 7,682,011 shares and shared dispositive power with respect to 211,302 shares.
(6)As reported on Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 8, 2022. The address for FMR is 245 Summer Street, Boston, MA 02210. FMR has indicated that it holds our Ordinary Shares together with certain of its subsidiaries. FMR reported sole voting power with respect to 3,440,622 shares, and sole dispositive power with respect to 7,810,337 shares.

(7)As reported on Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 3, 2022. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock has indicated that it holds shares of our Ordinary Shares together with certain of its subsidiaries. BlackRock reported sole voting power with respect to 6,011,534 shares and sole dispositive power with respect to 6,689,356 shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Ordinary Shares and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2021, all officers, directors and greater than 10% beneficial owners required to meet Section 16(a) filing requirements filed all such reports on a timely basis except for one Form 4 for Mr. Shah, reporting the vesting of restricted share units into our Ordinary Shares, which was not timely filed.

ADDITIONAL INFORMATION

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
Once you have received notice from the Company or your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify the Company or your broker that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may notify your broker or direct your written request to: Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.

Presentation of Accounts
Under Jersey law, the directors are required to present the accounts of the company and the reports of the directors and auditors before the shareholders at a general meeting. Therefore, our accounts for the fiscal year ended December 31, 2021 will be presented to the shareholders at the Annual Meeting.

Shareholder Proposals and Nominations for the 2023 Annual General Meeting of Shareholders
To be considered for inclusion in our proxy materials for the 2023 annual general meeting of shareholders pursuant to the SEC’s Rule 14a-8, shareholder proposals must be submitted in writing by December 26, 2022 to our company secretary at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF. Otherwise, if you wish to submit a proposal to be considered at the 2023 annual general meeting of shareholders or nominate a director for election at such meeting, you must submit notice to NovoCure’s company secretary at the address above between February 8, 2023 and March 10, 2023. You are also advised to review our Articles, which contain additional requirements related to our advance notice procedures. A copy of our Articles may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also request a copy of our Articles, without charge, from Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

Other Matters
As of the date of this Proxy Statement, our Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports
Our Annual Report will be mailed with this Proxy Statement to those shareholders that request and receive a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at www.novocure.com and at the SEC’s website at www.sec.gov.
Upon written request by a Novocure shareholder, we will mail without charge a copy of our Annual Report, including our Annual Report on Form 10-K and the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.
By Order of the Board of Directors
William F. Doyle
Chairman of the Board of Directors
April 25, 2022

Exhibit A
Proposed Amended and Restated Articles of Association

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

NOVOCURE LIMITED

a no par value public limited company

Company number: **76264**

Adopted by special resolution on the [8th] day of [June, 2022]April, 2018

50615959v10

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

NOVOCURE LIMITED

a no par value public limited company

CONTENTS

1. INTERPRETATION 1
2. SHARE CAPITAL 5
3. ALTERATION OF SHARE CAPITAL 8
4. VARIATION OF RIGHTS 9
5. REGISTER OF MEMBERS 9
6. SHARE CERTIFICATES 10
7. LIEN 11
8. CALLS ON SHARES 11
9. FORFEITURE OF SHARES 12
10. TRANSFER OF SHARES 14
11. TRANSMISSION OF SHARES 15
12. REDEMPTION AND PURCHASE OF SHARES 16
13. GENERAL MEETINGS 17
14. CLASS MEETINGS 18
15. NOTICE OF GENERAL MEETINGS 18
16. PROCEEDINGS AT GENERAL MEETINGS 20
17. VOTES OF MEMBERS 23
18. CORPORATE MEMBERS 24
19. DTC SYSTEM VOTING ARRANGEMENTS 25
20. DIRECTORS 26
21. ALTERNATE DIRECTORS 26
22. POWERS OF DIRECTORS 26
23. DELEGATION OF DIRECTORS' POWERS 27
24. APPOINTMENT OF DIRECTORS 27

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25. RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS 29
26. REMUNERATION AND EXPENSES OF DIRECTORS 30
27. EXECUTIVE DIRECTORS 31
28. DIRECTORS' INTERESTS 31
29. PROCEEDINGS OF DIRECTORS 32
30. MINUTE BOOK 33
31. SECRETARY 34
32. THE SEAL 35
33. AUTHENTICATION OF DOCUMENTS 35
34. DIVIDENDS 35
35. CAPITALISATION OF PROFITS 38
36. ACCOUNTS AND AUDIT 39
37. COMMUNICATIONS 39
38. WINDING UP 44
39. INDEMNITY 44
40. FIXING RECORD DATE 45
41. NON-APPLICATION OF STANDARD TABLE 45

ii

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

NOVOCURE LIMITED

a no par value public limited company

1. INTERPRETATION

1.1 In these Articles, unless the context or law otherwise requires, the following words and expressions shall have the meanings respectively assigned to them below:

1.1.1 "**Annual General Meeting**" has the meaning ascribed to it in Article 13.2;

1.1.2 "**these Articles**" means these Articles of Association in their present form or as from time to time amended;

1.1.3 "**Auditors**" means the auditors of the Company appointed pursuant to these Articles;

1.1.4 "**Bankrupt**" has the meaning ascribed to it in the Interpretation (Jersey) Law, 1954;

1.1.5 "**Clear Days**" means, in relation to the period of a Notice, that period excluding the day when the Notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

1.1.6 "**Company**" means the company incorporated under the Law in respect of which these Articles have been registered;

1.1.7 "**Directors**" **or** "**Board of Directors**" means the directors of the Company for the time being;

1.1.8 "**dividend**" means a distribution made of the Company's assets to its Members, in their capacity as members of the Company, whether in cash or otherwise, including by way of shares in the Company issued to members as a bonus issue, with the exception of the following, which shall not be considered a dividend or distribution by the Company:

(a) a redemption or repurchase of any of the Company's shares;

(b) any reduction of capital made in accordance with Part 12 of the Law; or

(c) a distribution of assets to members of the Company on its winding up;

1.1.9 "**DTC**" means the Depository Trust Company or any successor corporation;

1.1.10 "**DTC Depositary**" means Cede & Co. and/or any other custodian, depositary or nominee of DTC that holds shares under arrangements that facilitate the holding and trading of beneficial interests in such shares in the DTC System;

1.1.11 "**DTC Proxy**" means, in relation to any shares held by the DTC Depositary, any Person who is, for the purposes of any general meeting or resolution, appointed a proxy (whether by way of instrument of proxy, power of attorney, mandate or otherwise) by (a) the DTC Depositary; or (b) a proxy, attorney or other agent appointed by any other Person whose authority is ultimately derived (whether directly or indirectly) from the DTC Depositary;

1.1.12 "**DTC System**" means the electronic system operated by DTC by which title to securities or interests in securities may be evidenced and transferred in dematerialised form.

1.1.13 "**Electronic**" has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

1.1.14 "**Exchange Act**" has the meaning ascribed to it in Article 24.9;

1.1.15 "**Extraordinary General Meeting**" has the meaning ascribed to it in Article 13.2;

1.1.16 "**Holder**" means, in relation to the issued shares in the Company, the Member holding such shares;

1.1.17 "**Independent Director**" means any member of the Board of Directors that meets the qualifications for independence under the applicable rules and regulations of the U.S. Securities and Exchange Commission and NASDAQ;

1.1.18 "**IPO Date**" has the meaning ascribed to it in Article 24.1

1.1.19 "**the Law**" means the Companies (Jersey) Law 1991 and any subordinate legislation from time to time made thereunder, including any statutory modifications or re-enactments for the time being in force;

1.1.20 "**Member**" means any Person who has agreed to become a Member and whose name is entered in the Register as the Holder of shares in the Company;

1.1.21 "**Month**" means calendar month;

1.1.22 "**NASDAQ**" means the NASDAQ Global Select Market, the NASDAQ Global Market or any other stock exchange on which the Company's Ordinary Shares are then publicly traded (or any applicable successor stock exchange);

1.1.23 "**Notice**" means a notice in Writing unless otherwise specifically stated;

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1.1.24 "**Officer**" includes a Secretary but otherwise has the meaning ascribed to it in the Law;

1.1.25 "**Ordinary Resolution**" means a resolution of the Company in general meeting adopted by a simple majority of the votes cast at that meeting;

1.1.26 "**Ordinary Share**" means an ordinary share in the capital of the Company of no par value and having the rights attaching thereto prescribed in these Articles;

1.1.27 "**Paid Up**" includes credited as paid up;

1.1.28 "**Persons**" includes associations and bodies of persons, whether corporate or unincorporate;

1.1.29 "**Preferred Share**" means a preferred share in the capital of the Company of no par value designated as a Preferred Share by the Directors and allotted and issued in one or more classes in accordance with the provisions of the Law and these Articles and having the rights provided for in these Articles and in any Statement of Rights. In these Articles, except when referred to under their separate classes, the term Preferred Shares shall mean all such shares;

1.1.30 "**Present**" means, in relation to general meetings of the Company and to meetings of the Holders of any class of shares, Holders present in person or present by attorney or by proxy or in the case of a corporate shareholder by representative;

1.1.31 "**Record Date**" has the meaning ascribed to it in Article 15.9;

1.1.32 "**Registered Office**" means the registered office of the Company;

1.1.33 "**Register**" means the register of Members required to be kept pursuant to Article 41 of the Law;

1.1.34 "**Requisition Notice**" means a notice served on the Company pursuant to Article 13.4 convening an Extraordinary General Meeting of the Company;

1.1.35 "**Seal**" means the common seal of the Company;

1.1.36 "**Secretary**" means any Person appointed to perform any of the duties of secretary of the Company (including an assistant or deputy secretary) and in the event of two (2) or more Persons being appointed as joint secretaries any one or more of the Persons so appointed;

1.1.37 "**Signed**" includes a signature or representation of a signature affixed by mechanical or other means (including by PDF, facsimile, Electronic mail or email attachment) which is in Writing and where a document is to be signed by a company, an association or a body of Persons the word "Signed" shall be

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construed as including the signature of a duly authorised representative on its behalf as well as any other means by which it would normally execute the document;

1.1.38 "**Special Resolution**" means a resolution of the Company passed as a special resolution in accordance with the Law;

1.1.39 "**Statement of Rights**" means, in relation to each class of Preferred Shares, a memorandum approved by the Directors setting out the specific rights and obligations attaching to the Preferred Shares of such class that are in addition to those rights and obligations contained in and determined in accordance with these Articles; and

1.1.40 "**in Writing**" includes written, printed, telexed, transmitted by Electronic means (including by PDF, Electronic mail or email attachment) or represented or reproduced by any other mode of representing or reproducing words in a visible form.

1.2 Save as defined herein and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Law but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

1.3 In these Articles, unless the context or law otherwise requires:

1.3.1 words and expressions that are cognate to those defined in Article 1.1 shall be construed accordingly;

1.3.2 the word "**may**" shall be construed as permissive and the word "**shall**" shall be construed as imperative;

1.3.3 words importing the singular number only shall be construed as including the plural number and vice versa;

1.3.4 the words "**include**" and "**including**" shall be deemed to be followed by the phrase "without limitation;"

1.3.5 words importing the masculine gender only shall be construed as including the feminine and neuter genders;

1.3.7 the words "**regular business**" as they relate to a general meeting of the Members shall have the meaning ascribed to them in Article 15.7;

1.3.8 references to enactments are to such enactments as are from time to time modified, re-enacted or consolidated and shall include any enactment made in substitution for an enactment that is repealed; and

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1.3.9 references to a numbered Article are to the Article so numbered of these Articles.

1.4 The clause and paragraph headings in these Articles are for convenience only and shall not be taken into account in the construction or interpretation of these Articles.

~~1.4~~1.5 Unless the Company consents in Writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision.

2. SHARE CAPITAL

2.1 The share capital of the Company is as specified in the Memorandum of Association and the shares of the Company shall have the rights and be subject to the conditions contained in these Articles and, to the extent applicable, in the Statement of Rights relating to Preferred Shares of any class.

2.2 The rights attaching to Ordinary Shares are as follows:

2.2.1 **As regards income** – Subject to the Law and the provisions of these Articles, each Ordinary Share shall confer on the Holder thereof the right to receive such profits of the Company available for distribution as the Directors may declare after any payment to the Members holding shares of any other class other than Ordinary Shares of any amount then payable in accordance with the relevant Statement of Rights or other terms of issue of that class.

2.2.2 **As regards capital** – If the Company is wound up, the Holder of an Ordinary Share shall be entitled, following payment to the Members holding shares of any other class other than Ordinary Shares of all amounts then payable to them in accordance with the relevant Statement of Rights or other terms of issue of that class, to repayment of the stated amount of the capital paid up thereon and thereafter any surplus assets of the Company then remaining shall be distributed pari passu among the Holders of the Ordinary Shares in proportion to the amounts paid up thereon.

2.2.3 **As regards voting** – At any general meeting of the Company and any separate class meeting of the Holders of Ordinary Shares, every Holder of Ordinary Shares who is present in person or by proxy shall have one vote for every Ordinary Share of which he is the Holder.

2.2.4 **As regards redemption** – the Ordinary Shares are not redeemable, unless issued or converted into redeemable Ordinary Shares pursuant to Articles 2.8 or 12.

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2.3 The rights and obligations attaching to any Preferred Share shall be determined at the time of issue by the Directors in their absolute discretion. Each Preferred Share shall be issued by the Directors on behalf of the Company as part of a class. The rights and obligations attaching to each class of Preferred Shares in addition to those set out in these Articles shall be set out in a Statement of Rights.

2.4 The Statement of Rights in respect of each class of Preferred Shares may, without limitation, comprise or include:-

2.4.1 the class to which each Preferred Share shall belong, such class to be designated with a class number and, if the Directors so determine, title;

2.4.2 details of any dividends payable in respect of the relevant class;

2.4.3 details of rights attaching to shares of the relevant class to receive a return of capital on a winding up of the Company;

2.4.4 details of the voting rights attaching to shares of the relevant class (which may provide, without limitation, that each Preferred Share shall have more than one vote on a poll at any general meeting of the Company);

2.4.5 a statement as to whether shares of the relevant class are redeemable (either at the option of the Holder and/or the Company) and, if so, on what terms such shares are redeemable (including, and only if so determined by the Directors, the amount for which such shares shall be redeemed (or a method or formula for determining the same) and the date on which they shall be redeemed);

2.4.6 a statement as to whether shares of the relevant class are convertible (either at the option of the Holder and/or the Company) and, if so, on what terms such shares are convertible;

2.4.7 any other designations, powers, preferences and relative, participating, optional or other rights, obligations and restrictions, if any, attaching to Preferred Shares of any class as the Directors may determine in their discretion; and/or

2.4.8 the price at which shares of the relevant class shall be issued.

2.5 Once a Statement of Rights has been adopted for a class of Preferred Share, then:-

2.5.1 it shall be binding on Members and Directors as if contained in these Articles;

2.5.2 the provisions of Article 4 shall apply to any variation or abrogation thereof that may be effected by the Company;

2.5.3 each Statement of Rights shall be filed on behalf of the Company with the Registrar of Companies in Jersey pursuant to and in accordance with Article 54 of the Law;

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2.5.4 all moneys payable on or in respect of any Preferred Share that is the subject thereof (including the subscription and any redemption moneys in respect thereof) shall be paid in the currency for which such Preferred Share is issued; and

2.5.5 upon the redemption of a Preferred Share (if it is redeemable) pursuant to the Statement of Rights relating thereto, the Holder thereof shall cease to be entitled to any rights in respect thereof and accordingly his name shall be removed from the Register and the share shall thereupon be cancelled.

2.6 Without prejudice to any special rights for the time being conferred on the Holders of any shares or class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is hereinafter provided), any share or class of shares in the capital of the Company may be issued with such preferred, deferred or other special rights or such restrictions whether in regard to dividends, return of capital, voting or otherwise as the Directors may from time to time determine.

2.7 The Company may issue fractions of shares in accordance with and subject to the provisions of the Law, provided that:

2.7.1 no Member may subscribe for less than one whole share;

2.7.2 a fraction of a share shall have the corresponding fractional rights, obligations and liabilities as a whole share in determining the entitlement of a Member as regards dividends or on a winding up;

2.7.3 a fraction of a share shall not entitle a Member to a vote in respect thereof; and

2.7.4 if a Member holding a fractional share acquires a further fraction of a share, the fractions shall be treated as consolidated.

2.8 Subject to the provisions of these Articles, the unissued shares for the time being in the capital of the Company shall be at the disposal of the Directors who may allot, grant options over or otherwise dispose of them to such Persons at such times and generally on such terms and conditions as they think fit. Securities, contracts, warrants or other instruments evidencing any Preferred or Ordinary Shares, option rights, securities having conversion or option rights or obligations may also be issued by the Directors without the approval of the Members (subject to any applicable requirements for Member approval as may be required by NASDAQ) or entered into by the Company upon a resolution of the Directors to that effect on such terms, conditions and other provisions as are fixed by the Directors, including conditions that preclude or limit any Person owning or offering to acquire a specified number or percentage of the shares of the Company in issue, other shares, option rights, securities having conversion or option rights or obligations of the Company or the transferee of such Person from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights or obligations.

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2.9 The Directors may allot and issue shares in the Company to any Person without any obligation to first offer such shares to the Members (whether in proportion to the existing shares held by them or otherwise).

2.10 The Company may pay commissions in connection with the issuance of shares as permitted by the Law. Any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

2.11 Except as otherwise provided by these Articles or by the Law, no Person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent, future or partial interest in any share or any interest in any fraction of a share or any other right in respect of any share except an absolute right to the entirety thereof in the Holder.

2.12 Subject to the provisions of the Law, the Company may hold as treasury shares any shares purchased or redeemed by it.

3. ALTERATION OF SHARE CAPITAL

3.1 The Company may by Special Resolution alter its share capital as stated in the Memorandum of Association and these Articles in any manner permitted by the Law.

3.2 Any new shares created on an increase or other alteration of share capital shall be issued upon such terms and conditions as the Company may by Ordinary Resolution determine.

3.3 Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue of the new shares, be considered as part of the original capital and the new shares shall be subject to the provisions of these Articles with reference to the payment of calls, transfer and transmission of shares, lien or otherwise applicable to the existing shares in the Company.

3.4 Subject to the provisions of the Law, the Company may by Special Resolution reduce its stated capital account in any way.

3.5 Whenever as a result of a consolidation, consolidation and sub-division or sub-division of shares any Members would become entitled to fractions of a share, the Directors may deal with the fractions as they think fit. In particular, the Directors may sell the shares representing the fractions for the best price reasonably obtainable to any Person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those Members and the Directors may authorise the Company’s transfer agent (or such other Person as may be designated by the Directors) to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. For the purposes of effecting the sale, the Directors may arrange for the shares representing the fractions to be entered in the Register as certificated shares. The Person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

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4. VARIATION OF RIGHTS

4.1 Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, in either case with the approval of the Members holding not less than two-thirds of the issued shares of that class (excluding any shares of that class held as treasury shares).

4.2 To every such separate meeting pursuant to Article 4.1, all the provisions of these Articles and of the Law relating to general meetings of the Company or to the proceedings thereat shall apply mutatis mutandis except that the necessary quorum shall be a Person or Persons together holding or representing a majority of the issued shares of that class.

4.3 Notwithstanding anything to the contrary that may be contained in these Articles or the Law:

4.3.1 Unless otherwise expressly provided by the applicable conditions of issue of, or Statement of Rights relating to, any shares or class of shares, the rights conferred upon the Holders of any shares or class of shares, regardless of whether they are issued with preferred, deferred or other special rights, shall be deemed not to be varied or abrogated by the creation or issue of further shares or classes of shares, including the creation or issue of (i) any Preferred Shares or any other preferred or preference shares with such special rights attaching to them as may be set out in a Statement of Rights or other terms of issue applicable to such Preferred Shares or other preferred or preference shares, (ii) any other shares or classes of shares ranking ahead, after or pari passu therewith in right to receive distributions or dividends, and (iii) any shares or classes of shares that are granted any other special rights, preferences or privileges;

4.3.2 The rights conferred upon the Holders of a specific class of shares shall be deemed not to be varied or abrogated by the creation or issue of additional shares of such class; and

4.3.3 The rights conferred upon the Holders of any shares or class of shares shall be deemed not to be varied or abrogated by (i) the conversion and redemption of shares in accordance with these Articles or any applicable Statement of Rights, or (ii) any purchase or redemption by the Company of its own shares.

5. REGISTER OF MEMBERS

5.1 The Directors shall maintain or cause to be maintained a Register in the manner required by the Law. The Register shall be kept at the Registered Office or at such other place in the Island of Jersey as the Directors from time to time determine. In each year, the Directors shall prepare or cause to be prepared and filed an annual ~~return~~ confirmation

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statement containing the particulars required by Article 541 of the Financial Services (Disclosure and Provision of Information) (Jersey) Law 2020Law.

5.2 The Company shall not be required to enter the names of more than four joint Holders in the Register.

6. SHARE CERTIFICATES

6.1 Every Member shall be entitled on application to the Company in Writing:

6.1.1 without payment upon becoming the Holder of any shares to one certificate for all the shares of each class held by him and upon transferring a part only of the shares comprised in a certificate to a new certificate for the remainder of the shares so comprised; or

6.1.2 upon payment of such reasonable sum for each certificate as the Directors shall from time to time determine to several certificates each for one or more of his shares of any class.

6.2 Following an application to the Company in Writing by the Member pursuant to Article 6.1, a certificate shall be issued within two (2) Months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) and shall be executed by the Company. A certificate may be executed:

6.2.1 if the Company has a Seal, by causing a seal of the Company to be affixed to the certificate in accordance with these Articles; or

6.2.2 whether or not the Company has a Seal, by the signature on behalf of the Company of two (2) Directors or one Director and the Secretary or two (2) authorised Persons and such signature may be affixed to any certificate by facsimile or any other Electronic or mechanical means, or by printing the signature on it. Every certificate shall further specify the shares to which it relates and the amount Paid Up thereon and if so required by the Law the distinguishing numbers of such shares.

6.3 The Company shall not be bound to issue more than one certificate in respect of a share held jointly by several Persons and delivery of a certificate for a share to one of several joint Holders shall be sufficient delivery to all such joint Holders.

6.4 If a share certificate shall be worn out, defaced, lost or destroyed, a duplicate certificate may be issued on payment of such reasonable fee and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in relation thereto as the Directors think fit.

6.5 Notwithstanding the foregoing, the Company shall not be required to issue a certificate in respect of shares issued to a DTC Depositary unless the DTC Depositary requests that such certificate be issued by notice to the Company, in which case the foregoing provisions shall apply mutatis mutandis.

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7. LIEN

7.1 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company's lien (if any) on a share shall extend to all dividends or other monies payable thereon or in respect thereof. The Directors may resolve that any share shall for such period as they think fit be exempt from the provisions of this Article.

7.2 The Company may sell in such manner as the Directors think fit any shares on which the Company has a lien but no sale shall be made unless the monies in respect of which such lien exists or some part thereof are or is presently payable nor until fourteen Clear Days have expired after a Notice stating and demanding payment of the monies presently payable and giving Notice of intention to sell in default shall have been served on the Holder for the time being of the shares or the Person entitled thereto by reason of the death, bankruptcy or incapacity of such Holder.

7.3 To give effect to any such sale the Directors may authorise such Person as they deem appropriate to execute an instrument of transfer of the shares sold to the purchaser thereof. The purchaser shall be registered as the Holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

7.4 The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the Person entitled to the shares at the time of the sale.

8. CALLS ON SHARES

8.1 The Directors may subject to the provisions of these Articles and to any conditions of allotment from time to time make calls upon the Members in respect of any monies unpaid on their shares and each Member shall (subject to being given at least fourteen Clear Days' Notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.

8.2 A call may be required to be paid by instalments.

8.3 Before receipt by the Company of any sum due thereunder, a call may be revoked in whole or in part and payment of a call may be postponed in whole or in part.

8.4 A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

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8.5 A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

8.6 The joint Holders of a share shall be jointly and severally liable to pay all calls and all other payments to be made in respect of such share.

8.7 If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due may be required to pay interest on the sum from the day appointed for payment thereof to the time of actual payment at a rate determined by the Directors but the Directors shall be at liberty to waive payment of such interest wholly or in part.

8.8 Any sum that by or pursuant to the terms of issue of a share becomes payable upon allotment or at any fixed date shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by or pursuant to the terms of issue the same becomes payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture, surrender or otherwise shall apply as if such sum had become due and payable by virtue of a call duly made and notified.

8.9 The Directors may on the issue of shares differentiate between the Holders as to the amount of calls to be paid and the times of payment.

8.10 The Directors may if they think fit receive from any Member an advance of monies which have not yet been called on his shares or which have not yet fallen due for payment. Such advance payments shall, to their extent, extinguish the liability in respect of which they are paid. The Company may pay interest on any such advance, at such rate as the Directors think fit, for the period covering the date of payment to the date (the "**Due Date**") when the monies would have been due had they not been paid in advance. For the purposes of entitlement to dividends, monies paid in advance of a call or instalment shall not be treated as paid until the Due Date.

9. FORFEITURE OF SHARES

9.1 If a Member fails to pay any call or instalment of a call on or before the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a Notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest that may have accrued and any costs, charges and expenses that may have been incurred by the Company by reason of such non-payment.

9.2 The Notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of such Notice) on or before which the payment required by the Notice is to be made and the place where payment is to be made and shall state that in the event of non-payment at or before the time appointed and at the place appointed the shares in respect of which the call was made will be liable to be forfeited.

9.3 If the requirements of any such Notice as aforesaid are not complied with, any share in respect of which such Notice has been given may at any time thereafter before payment

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of all calls and interest due in respect thereof has been made be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

9.4 When any share has been forfeited in accordance with these Articles, Notice of the forfeiture shall forthwith be given to the Holder of the share or the Person entitled to the share by transmission as the case may be and an entry of such Notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register opposite to the entry of the share but no forfeiture shall be invalidated in any manner by any omission or neglect to give such Notice or to make such entry as aforesaid.

9.5 The Directors may, at any time after serving a Notice in accordance with Article 9.1, accept from the Member concerned the surrender of such shares as are the subject of the Notice, without the need otherwise to comply with the provisions of Articles 9.1 to 9.4. Any such shares shall be surrendered immediately and irrevocably upon the Member delivering to the Company the share certificate for the shares and such surrender shall also constitute a surrender of all dividends declared on the surrendered shares but not actually paid before the surrender. The Company shall, upon such surrender forthwith make an entry in the Register of the surrender of the share with the date thereof but no surrender shall be invalidated in any manner by any omission or neglect to make such entry as aforesaid.

9.6 A forfeited or surrendered share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the Person who was before forfeiture or surrender the Holder thereof or entitled thereto or to any other Person upon such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or other disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited or surrendered share is to be transferred to any Person, the Directors may authorise such Person as they deem appropriate to execute an instrument of transfer of the share to that Person.

9.7 A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the forfeited or surrendered shares and shall (if he has not done so already) surrender to the Company for cancellation the certificate for the shares forfeited or surrendered. Notwithstanding the forfeiture or the surrender such Member shall remain liable to pay to the Company all monies that at the date of forfeiture or surrender were presently payable by him in respect of those shares with interest thereon at the rate at which interest was payable before the forfeiture or surrender or at such rate as the Directors may determine from the date of forfeiture or surrender until payment, provided that the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

9.8 A declaration under oath by a Director or the Secretary (or by an Officer of a corporate Secretary) that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share. The declaration and the receipt of the Company for the

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consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate for the share delivered to a purchaser or allottee thereof shall (subject to the execution of an instrument of transfer if the same be so required) constitute good title to the share. The Person to whom the share is sold, re-allotted or disposed of shall be registered as the Holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in respect of the forfeiture, surrender, sale, re-allotment or disposal of the share.

10. TRANSFER OF SHARES

10.1 Save as otherwise permitted under the provisions under the Law for uncertificated shares or exemptions from the provisions of Article 42(1) of the Law, all transfers of shares shall be effected using an instrument of transfer.

10.2 Save as otherwise permitted under the provisions of the Law in relation to uncertificated shares or exemptions from the provisions of Article 42(1) of the Law, the instrument of transfer of any share shall be in Writing in any usual common form or any form approved by the Directors.

10.3 The instrument of transfer of any share shall be Signed by or on behalf of the transferor and in the case of an unpaid or partly paid share by the transferee. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the Register in respect thereof.

10.4 The Directors may in their absolute discretion and without assigning any reason therefor:

10.4.1 refuse to register any transfer of partly paid shares or any transfer of shares on which the Company has a lien; and

10.4.2 refuse to register any transfer if such transfer is:

(a) of shares that were not registered under the U.S. Securities law and such transfer is being made pursuant to an exemption from registration under the U.S. securities laws unless the transferor provides evidence satisfactory to the Directors that such transfer satisfies the terms of such exemption; or

(b) prohibited by the terms of any contract or undertaking to which the transferor is a party of which the Company is aware,

but shall not otherwise refuse to register a transfer of shares made in accordance with these Articles.

10.5 The Directors may also refuse to register the transfer of a share unless the instrument of transfer:

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10.5.1 is lodged at the Registered Office or at such other place as the Directors may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

10.5.2 is in respect of only one class of shares; and

10.5.3 is in favour of not more than four proposed joint transferees.

10.6 If the Directors refuse to register a transfer of a share they shall within two (2) Months after the date on which the instrument of transfer was lodged with the Company send to the proposed transferor and transferee Notice of the refusal.

10.7 All instruments of transfer relating to transfers of shares that are registered shall be retained by the Company but any instrument of transfer relating to transfers of shares that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

10.8 The registration of transfers of shares or of transfers of any class of shares may not be suspended.

10.9 Unless otherwise decided by the Directors in their sole discretion, no fee shall be charged in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any share.

10.10 In respect of any allotment of any share, the Directors shall have the same right to decline to approve the registration of any renouncee of any allottee as if the application to allot and the renunciation were a transfer of a share under these Articles.

11. TRANSMISSION OF SHARES

11.1 In the case of the death of a Member, the survivor or survivors where the deceased was a joint Holder and the executors or administrators of the deceased where he was a sole or only surviving Holder shall be the only Persons recognised by the Company as having any title to his interest in the shares but nothing in this Article shall release the estate of a deceased joint Holder from any liability in respect of any share that had been jointly held by him.

11.2 Any Person becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Member may, upon such evidence as to his title being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as the Holder of the share or to have some other Person nominated by him registered as the Holder thereof.

11.3 If the Person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a Notice Signed by him stating that he so elects. If he shall elect to have another Person registered, he shall testify his election by an instrument of transfer of the share in favour of that Person. All the limitations restrictions and provisions of these

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Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such Notice or instrument of transfer as aforesaid as if it were an instrument of transfer executed by the Member and the death, bankruptcy or incapacity of the Member had not occurred.

11.4 A Person becoming entitled to a share by reason of the death, bankruptcy or incapacity of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the Holder of the share except that he shall not, before being registered as the Holder of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. The Directors may at any time give Notice requiring any such Person to elect either to be registered himself or to transfer the share and, if the Notice is not complied with within one Month, such Person shall be deemed to have so elected to be registered himself and all the restrictions on the transfer and transmission of shares contained in these Articles shall apply to such election.

12. REDEMPTION AND PURCHASE OF SHARES

12.1 Subject to any rights for the time being conferred on the Members holding a particular class of shares, the Company may by its Directors:

12.1.1 issue shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable shares, on the terms and in the manner its Directors determine before the issue of those shares;

12.1.2 convert existing non-redeemable shares, whether issued or not, into shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable shares, on the terms and in the manner its Directors determine before the conversion of those shares; and

12.1.3 purchase all or any shares of any class including any redeemable shares.

12.2 The Company may hold shares acquired by way of purchase or redemption of shares as treasury shares in a manner authorised by Article 58A of the Law.

12.3 Where the Company converts any issued shares into redeemable shares for the purposes of facilitating a repurchase, redemption or other buy back of shares, the Company may only convert and repurchase, buy back or redeem those shares of a Member who has provided his or her prior consent (which consent shall be deemed to have been given if such Member tenders his or her shares for conversion, repurchase, buy back or redemption and regardless of whether or not such Member is aware that the Company is the purchaser of his or her shares in such transaction), and there shall be no obligation on the Directors or Company to offer to convert and repurchase, buy back or redeem any other shares held by any other Members and no Member shall have any rights to require their shares to be considered for conversion and redemption.

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12.4 The Company may make a payment in respect of the repurchase, buy back or redemption of shares in any manner authorised by the Law, including out of capital and otherwise than out of its profits or the proceeds of a fresh issue of shares.

12.5 When making a payment in respect of the repurchase, buy back or redemption of shares the Directors may make the payment in cash or in kind (or partly in one way and partly in the other way).

12.6 Upon the date of redemption or purchase of a share:

12.6.1 the Member holding that share shall cease to be entitled to any rights in respect of the share other than the right to receive the following:

12.6.1.1 the price for the share; and

12.6.1.2 unless expressly agreed otherwise to the contrary between that Member and the Company, any dividend declared in respect of the share prior to the date of redemption or purchase;

12.6.2 the Member's name shall be removed from the register of members with respect to the share; and

12.6.3 the share shall be cancelled or become a treasury share.

12.7 For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.

13. GENERAL MEETINGS

13.1 The Company shall, in accordance with the Law and all applicable laws, rules and regulations to which the Company is subject by virtue of the listing of its shares on NASDAQ, hold a general meeting in each calendar year as its Annual General Meeting at such time and place as may be determined by the Directors, which may be virtual with the participants communicating by Electronic means. The first Annual General Meeting following the adoption of these Articles will be held within the time period specified by the Law or such applicable laws, rules and regulations applicable to the Company's listing on NASDAQ.

13.2 The above-mentioned general meeting shall be called the "**Annual General Meeting**". All other general meetings shall be called "**Extraordinary General Meetings**".

13.3 The Directors may, whenever they think fit, convene an Extraordinary General Meeting of the Company.

13.4 The Directors shall also convene an Extraordinary General Meeting of the Company if requisitioned to do so by Members holding not less than one-tenth of the total voting rights of the Members of the Company who have the right to vote at the meeting

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requisitioned (or such other voting rights threshold as may be prescribed by the Law from time to time hereafter).

13.5 The Requisition Notice served on the Company pursuant to Article 13.4 shall be signed by or on behalf of the requisitionists and deposited at the Registered Office of the Company, and may consist of several documents in similar form from each signed by or on behalf of one or more requisitionists.

13.6 The Requisition Notice shall state the objects of the Requisitioned Meeting and shall be accompanied by supporting documents relevant to these objects. The Requisition Notice shall also be accompanied by Written evidence from the requisitionists (in form and substance satisfactory to the Company) of the total voting rights then held by the requisitionists.

13.7 For the purposes of Article 15.7A, the objects of any meeting that is requisitioned by Members in accordance with Article 13.4 shall be considered non-regular business unless the Directors in their absolute discretion determine otherwise.

13.8 No business other than that stated in the Notice of the meeting shall be transacted or considered at any Extraordinary General Meeting that is not called at the instigation of the Directors (unless the Directors in their absolute discretion deem it to be relevant, related or incidental to the business stated in the Notice of that meeting).

14. CLASS MEETINGS

Save as otherwise provided in these Articles or in any Statement of Rights, all the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply mutatis mutandis to every class meeting. Each Director shall also be entitled, unless he has notified the Secretary in Writing of his contrary desire, to receive Notice of all class meetings. Subject to the provisions of these Articles and any Statement of Rights, at any class meeting the Holders of shares of the relevant class shall on a poll have one vote in respect of each share of that class held by them.

15. NOTICE OF GENERAL MEETINGS

15.1 At least fourteen (14) Clear Days' Notice (or such longer period of time as may be required by these Articles and all applicable laws, rules and regulations to which the Company is subject by virtue of the listing of its shares on NASDAQ) shall be given of every Annual General Meeting and of every Extraordinary General Meeting, including every general meeting called for the passing of a Special Resolution.

15.2 A meeting of the Company shall, notwithstanding that it is called by shorter Notice than that specified in Article 15.1, be deemed to have been duly called if it is so agreed:

15.2.1 in the case of an Annual General Meeting, by all the Members entitled to attend and vote thereat; and

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15.2.2 subject always to Article 15.6A, in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting and which Members collectively hold not less than ninety-five per cent of the total voting rights of the Members who have that right.

15.3 Subject always to Article 15.6A, every Notice shall specify the place, the day and the time of the meeting and the general nature of the business to be transacted. Every Notice of an Annual General Meeting shall also identify the meeting as such. If the Annual General Meeting or Extraordinary General Meeting will be held virtually, such Notice shall also provide details as to how participants may join and participate in the meeting.

15.4 Subject to the provisions of these Articles and to any restrictions imposed on any shares, Notice of every general meeting shall be given to all the Members, to the Auditors (if any) and to every Director.

15.5 In every Notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

15.6 The accidental omission to give Notice of a meeting to or the non-receipt of Notice of a meeting by any Person entitled to receive Notice shall not invalidate the proceedings at that meeting.

15.6A The Company shall give at least 60 Clear Days' Notice (or (i) such shorter period of time as may be required by the Law, or (ii) such other period of time as may be determined by the Directors in their absolute discretion but being not less than 14 Clear Days' Notice) of any Extraordinary General Meeting at which non-regular business is to be transacted. Such Notice shall specify the general nature of such business and shall be accompanied by the supporting documents required by Article 15.7A. If any resolution is to be proposed at such Extraordinary General Meeting as a Special Resolution, the Notice shall contain a statement to that effect.

15.7 For the purposes of these Articles, "regular business" shall mean:

15.7.1 declaring dividends;

15.7.2 considering and adopting the accounts, the reports of the Directors (if any) and Auditors and other documents required to be annexed to the accounts;

15.7.3 appointing or re-appointing Directors at an Annual General Meeting to fill vacancies arising at the meeting on retirement;

15.7.4 re-appointing the retiring Auditors unless they were last appointed otherwise than by the Company at an Annual General Meeting; or

15.7.5 such other business as the Directors shall in their absolute discretion determine to be regular business;

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and therefore non-regular business shall be any business not contemplated in Articles 15.7.1 to 15.7.5 above.

15.7A Any Notice for which non-regular business is proposed shall be accompanied by Written proposals in relation to the non-regular business to be considered at the meeting that must comply with all laws, rules and regulations applicable to the Company by virtue of the listing of its shares on NASDAQ and that must provide sufficient detail (as determined by the Directors) to enable Members to properly consider the non-regular business proposed for such meeting.

15.8 Any Member Present at any meeting of the Company shall, for all purposes, be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

15.9 For the purposes of determining which persons are entitled to Notice of or to attend or vote at a meeting and how many votes such person may cast, the record date for that meeting shall be, unless specified to the contrary in the Notice of the meeting, the day immediately preceding the day on which the Notice of the meeting is sent to Members, such date being the "**Record Date**" for such meeting.

16. PROCEEDINGS AT GENERAL MEETINGS

16.1 No business (other than the appointment of a chairman) shall be transacted at any general meeting except the adjournment of the meeting unless a quorum of Members is Present at the time when the meeting proceeds to business. Such quorum shall consist of one or more Members Present who hold or represent shares conferring not less than a majority of the total voting rights of all the Members entitled to vote at the general meeting provided that where the Company has more than one Member, if only one Member is Present at a meeting in order for the meeting to be quorate, the chairman of the meeting must be a Person other than the Member Present, and provided that if at any time all of the issued shares in the Company are held by one Member such quorum shall consist of that Member Present.

16.2 If a Member is by any Electronic means in communication with the other Members at a meeting so that each Member participating in the meeting can hear what is said by all other Members so participating in the meeting, whether physically present at the meeting or participating by means of Electronic communication, such Member shall be deemed to be Present at a meeting with the other Members so participating notwithstanding that all the Members so participating are not Present together in the same place. A meeting at which any or all of the Members participate as aforesaid shall be deemed to be a general meeting of the Company for the purposes of these Articles notwithstanding any other provisions of these Articles and all of the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply mutatis mutandis to every such meeting.

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16.3 If within half-an-hour from the time appointed for the meeting a quorum is not Present or if during the meeting a quorum ceases to be Present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time and place as the Directors shall determine. The Record Date for an adjourned meeting shall be the Record Date of the original meeting for which the adjourned meeting has been convened.

16.4 In the absence of the Notice specifying another Director to preside as chairman of that general meeting, the chairman of the Directors shall preside as chairman at every general meeting of the Company.

16.5 If at any meeting the stipulated chairman of the meeting (or the alternate designated in the Notice) is not Present within fifteen minutes after the time appointed for holding the meeting, the meeting shall stand adjourned.

16.6 The chairman of the general meeting may in his absolute discretion and without the need for the consent of any meeting at which a quorum is Present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

16.7 When a meeting is adjourned for thirty days or more, Notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid and subject always to Articles 15.6A, 15.7A and 24.7, it shall not be necessary to give any Notice of any adjourned meeting or of the business to be transacted at an adjourned meeting.

16.8 At any general meeting, all voting shall be conducted on the basis of a poll, which poll shall be undertaken in such manner as the chairman of the meeting directs, including for these purposes by way of Electronic voting.

16.9 The voting results of any poll undertaken at a general meeting shall be deemed to be the resolution of the matters for which a vote of the Members was required.

16.10 In the event of an equality of votes at any general meeting, the chairman shall not be entitled to a second or casting vote.

16.11 A poll for any voting demanded at the general meeting on a question of adjournment shall be taken forthwith. A poll for any voting demanded on any other question shall be taken either forthwith or on such day and at such time and place as the chairman of the general meeting directs, provided always that for matters for which either Article 15.6A or 24.7 apply, the date of voting on such matters shall take place in accordance with the requirements of those Articles.

16.12 A demand at a general meeting for a poll to be conducted so as to vote on a matter shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the voting has been so demanded.

16.13 The Members may ~~not~~ pass Ordinary or Special Resolutions in Writing without holding a meeting if the following conditions are met:

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16.13.1 all Members entitled to vote must receive:

16.13.1.2 a statement informing the Members:

(a) how to signify agreement to the Ordinary or Special Resolution; and

(b) as to the date by which the Ordinary or Special Resolution must be passed if it is not to lapse (or if no date is given the Ordinary or Special Resolution shall lapse 28 days after the circulation date);

16.13.2 all members entitled to vote:

16.13.2.1 sign a document; or

16.13.2.2 sign several documents in the like form each signed by one or more of those Members; and

16.12.1 16.13.3 the signed document or documents is or are delivered to the Company at the place and by the time nominated by the Company in the notice of the Ordinary or Special Resolution including, if the Company so nominates, by delivery of an Electronic record by Electronic means to the address specified for that purpose. and any Written resolutions of the Members shall be void and of no effect.

16.14 Each Member shall have one vote for each share he holds which confers the right to receive and vote on a written resolution and unless the Ordinary or Special Resolution in Writing signed by the Member is silent, in which case all shares held are deemed to have been voted, the number of Shares specified in the resolution in Writing shall be deemed to have been voted.

16.13 16.15 The Directors may, for the purpose of facilitating the organisation and administration of any general meeting, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or otherwise as the Directors shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any Member or proxy to attend a general meeting at the principal place shall be subject to such arrangements as may be for the time being in force whether stated in the Notice convening the meeting to apply to that meeting or notified to the Members concerned subsequent to the notice convening the meeting.

16.14 16.16 The Directors may make any arrangement and impose any restriction they consider in their absolute discretion appropriate to ensure the security of a meeting including the searching of a Person attending the meeting and the restriction of the items

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of personal property that may be taken into the meeting place. The Directors are entitled to refuse entry to a meeting to a Person who refuses to comply with these arrangements.

17. VOTES OF MEMBERS

17.1 All voting of Members shall be conducted on the basis of a poll.

17.2 Subject to any special rights restrictions or prohibitions as regards voting for the time being attached to any shares as may be specified in the terms of issue thereof, any Statement of Rights or these Articles, every Member Present (including Members represented by proxy) shall have one vote for each share of which he is the Holder.

17.3 In determining the number of votes cast for or against a proposal, shares abstaining from voting on any resolution and votes by a broker that have not been directed by the beneficial owner to vote on any resolution in any particular manner will be counted for purposes of determining a quorum for the general meeting but not for purposes of determining the number of votes cast for or against the proposal.

17.4 In the case of joint Holders of any share, such Persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote whether personally or by proxy in their name. In default of such election the Person whose name appears first in order in the Register in respect of such share shall be the only Person entitled to vote in respect thereof.

17.5 A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Island of Jersey or elsewhere) in matters concerning legal incapacity or interdiction may vote, whether on a show of hands or a poll, by his attorney, curator, receiver or other Person authorised in that behalf appointed by that court and any such attorney, curator, receiver or other Person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of such attorney, curator, receiver or other Person may be required by the Directors prior to any vote being exercised by such attorney, curator, receiver or other Person.

17.6 No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company of which he is Holder or one of the joint Holders have been paid.

17.7 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

17.8 On a poll, votes may be given either personally or by proxy (including through Electronic means).

17.9 The Directors may at the expense of the Company send by post or other Electronic means to the Members instruments of proxy (with or without provision for their return prepaid)

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for use at any general meeting or at any separate meeting of the Holders of any class of shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other Persons. If for the purpose of any meeting invitations to appoint as proxy a Person or one or more of a number of Persons specified in the invitations are issued at the Company's expense they shall be issued to all (and not to some only) of the Members entitled to be sent a Notice of the meeting and to vote thereat by proxy.

17.10 The instrument appointing a proxy shall be in Writing in any common form (which shall include for these purposes in Electronic form) or as approved by the Directors and shall be under the hand of the appointor or of his attorney duly authorised in Writing or if the appointor is a corporation either under seal or under the hand of a duly authorised officer, attorney or other representative. A proxy need not be a Member.

17.11 The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is Signed or a notarially certified copy of that power or authority shall:

17.11.1 be deposited at or sent to the Registered Office or at such other place, which may for these purposes include being sent to the Company Electronically, as is specified for that purpose by the Notice convening the meeting not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote; or

17.11.2 be delivered at the meeting at which it shall be voted, including for these purposes Electronically, to the chairman of the meeting.

17.12 An instrument of proxy which is not deposited or sent in the manner so required by Article 17.11 above shall be valid only if it is approved by the Directors or all the other Members who are Present at the meeting.

17.13 Unless the contrary is stated thereon, the instrument appointing a proxy for a meeting shall be as valid for any adjournment of the meeting as for the meeting to which it relates.

17.14 A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, provided that no Notice in Writing of such death, insanity or revocation shall have been received by the Company at the Registered Office before the Record Date for the meeting or adjourned meeting at which such vote is cast.

18. CORPORATE MEMBERS

18.1 Any body corporate that is a Member may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of Members (or of any class of Members) and the Person so authorised shall be entitled to exercise on behalf of the body corporate that he represents the same powers as that body corporate could exercise if it were an individual.

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18.2 Where a Person is authorised to represent a body corporate at a general meeting of the Company, the Directors or the chairman of the meeting may require him to produce a certified copy of the resolution from which he derives his authority.

19. DTC SYSTEM VOTING ARRANGEMENTS

19.1 For the purpose of facilitating the giving of voting instructions for any general meeting by any Person who holds, or holds interests in, beneficial interests in shares that are held and traded in the DTC System:

19.1.1 each DTC Proxy may appoint (whether by way of instrument of proxy, power of attorney, mandate or otherwise) more than one Person as its proxy in respect of the same general meeting or resolution provided that the instrument of appointment shall specify the number of shares in respect of which the proxy is appointed and only one proxy may attend the general meeting and vote in respect of any one share;

19.1.2 each DTC Proxy may appoint (by power of attorney, mandate or otherwise) an agent (including a proxy solicitation agent or similar Person) for the purposes of obtaining voting instructions and submitting them to the Company on behalf of that DTC Proxy, whether in hard copy form or Electronic form;

19.1.3 each instrument of appointment made by a DTC Proxy or its agent shall, unless the Company is notified to the contrary in Writing at least three (3) hours before the start of the meeting (or adjourned meeting), be deemed to confer on the relevant proxy or agent the power and authority to appoint one or more sub-proxies or sub-agents or otherwise sub-delegate any or all of its powers to any Person;

19.1.4 the Directors may accept any instrument of appointment made by a DTC Proxy or its agent as sufficient evidence of the authority of that DTC Proxy or agent or require evidence of the authority under which any such appointment has been made; and

19.1.5 the Directors may, to give effect to the intent of this Article:

19.1.5.1 make such arrangements, either generally or in any particular case, as they think fit (including making or facilitating arrangements for the submission to the Company of voting instructions on behalf of DTC Proxies, whether in hard copy form or Electronic form);

19.1.5.2 make such regulations, either generally or in any particular case, as they think fit, whether in addition to, or in substitution for, any other provision of these Articles; and

19.1.5.3 do such other acts and things as they consider necessary or desirable (including approving the form of any instrument of appointment of proxy or agent, whether in hard copy form or Electronic form).

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19.2 If any question arises at or in relation to a general meeting as to whether any Person has been validly appointed as a proxy or agent by a DTC Proxy or its agent to vote (or exercise any other right) in respect of any Ordinary Shares:

19.2.1 if the question arises at a general meeting, the question will be determined by the chairman of the meeting in his sole discretion; or

19.2.2 if the question arises otherwise than at a general meeting, the question will be determined by the Directors in their sole discretion.

19.3 The decision of the chairman of the meeting or the Directors (as applicable), which may include declining to recognise a particular appointment as valid, will, if made in good faith, be final and binding on all Persons interested.

20. DIRECTORS

20.1 The Directors shall determine the maximum and minimum number of Directors and unless and until otherwise so determined, and subject to the provisions of the Law, the number of Directors shall not be less than two (2) nor more than thirteen (13).

20.2 A Director need not be a Member but he shall be entitled to receive Notice of any general meeting and, subject to Article 14, all separate meetings of the Holders of any class of shares in the Company. Whether or not a Director is entitled to receive such Notice, he may nevertheless attend and speak at any such meeting.

21. ALTERNATE DIRECTORS

21.1 No Director shall have the power or authority to appoint an alternate director to attend and vote in his place at any meetings of Directors at which he is not personally present..

21.2 Any purported appointment of another Director or Person as an alternate director for a Director shall be null and void in all respects.

22. POWERS OF DIRECTORS

22.1 The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not by virtue of the Law or these Articles required to be exercised by the Company in general meeting.

22.2 The Directors' powers shall be subject to the provisions of these Articles, to the provisions of the Law and to such regulations (being not inconsistent with the aforesaid regulations or provisions) as may be prescribed by the Company in general meeting pursuant to a Special Resolution but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

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22.3 The Directors may by power of attorney, mandate or otherwise appoint any Person to be the agent of the Company for such purposes and on such conditions as they determine including authority for the agent to delegate all or any of his powers.

23. DELEGATION OF DIRECTORS' POWERS

23.1 The Directors may delegate any of their powers to committees consisting of such Director or Directors or such other Persons as they shall in their absolute discretion think fit. Any committee so formed shall in the exercise of the powers so delegated (which may include authority to sub-delegate all or any of the powers so delegated) conform to any regulations that may be imposed on it by the Directors.

23.2 The meetings and proceedings of any such committee consisting of two (2) or more Persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under this Article.

24. APPOINTMENT OF DIRECTORS

24.1 For the purposes of this Article 24, each Director shall be elected by a vote passed by way of an Ordinary Resolution and in accordance with the voting provisions described more fully in clause 17 above. Solely for purposes of the election of Directors, the Directors (other than those Directors, if any, elected by the Holders of any class of Preferred Shares, voting separately as a class or together with one or more other such classes, as the case may be) are currently divided into (3) classes, as nearly equal in size as possible, designated Class I, Class II and Class III. ~~Directors already in office and nominated proposed new directors upon the date of the adoption of these Articles have previously been assigned to their respective classes.~~ At the 2018 Annual General Meeting, the successors to the Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the 2021 Annual General Meeting. At the 2018 Annual General Meeting, those nominated new Directors designated as Class II directors shall be elected to hold office for terms expiring at the 2020 Annual General Meeting. At the 2019 Annual General Meeting, the successors to the Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the 2020 Annual General Meeting. At the 2020 Annual General Meeting, the successors to the Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the 2021 Annual General Meeting. Thereafter all directors shall be elected for terms expiring at the next Annual Meeting.

24.2 Any Director shall hold office until the Annual General Meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his office is vacated in accordance with Article 25. Any Director elected to fill a vacancy or as an additional Director shall hold office for a term that shall coincide with the remaining term for which such Director shall have been chosen and until his or her successor shall be elected and qualified, or his office is vacated in accordance with Article 25.

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24.3 [RESERVED]

24.4 In default a Director whose term expires at an Annual General Meeting shall be deemed to have been re-elected except in any of the following cases:

24.4.1 where at such meeting it is expressly resolved (by way of an Ordinary Resolution) not to fill the vacancy;

24.4.2 where an Ordinary Resolution for the re-election of the retiring Director is put to the meeting and lost; or

24.4.3 where the retiring Director has given notice to the Company that he is unwilling to be re-elected.

24.5 The retirement and re-election of Directors shall not have effect until the conclusion of the Annual General Meeting.

24.6 A majority of the Directors then in office, acting upon the recommendation of the Independent Directors (or a committee thereof), shall have power at any time and from time to time to appoint any person to be a Director to fill Director vacancies resulting from any of the circumstances described in Article 25 below. Any Director who is so appointed shall hold office until the Annual General Meeting at which the Director he has replaced would have been due to retire and be made eligible for re-election under Article 24.2.

24.7 No person other than a Director retiring at the meeting shall, unless recommended by a majority of the Directors or the Independent Directors (or a committee thereof) for election, be eligible for appointment as a Director at any meeting unless no more than one hundred and twenty (120) and at least ninety (90) Clear Days' notice expiring the anniversary of the preceding Annual General Meeting of the Company, and containing the information set out in the last sentence of ~~this~~ Article 24.9~~7~~, shall be given to the Company of the intention of any Member or Members holding at least one tenth (1/10th) of the total voting rights of the Members who have the right to vote at general meetings to propose any person for election to the office of Director at the Annual General Meeting in that year, provided that ~~(a) in the case of the first Annual General Meeting to be held in 2016, and (b)~~ in the case of each subsequent Annual General Meeting beginning in 2017 whose date is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, such Notice must be received by the Company no earlier than one hundred and twenty (120) Clear Days prior to that meeting and no later than the later of sixty (60) Clear Days prior to the date of that meeting or the tenth (10th) Clear Day following the day on which public announcement of the date of that meeting was first made by the Company.

24.8 In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of Notice as described in this Article.

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24.9 Notice to the Company from any relevant Member or Members sent pursuant to this Article shall set forth each person whom the Member or Members propose to nominate for election or re-election as a Director and all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the United States Securities Exchange Act of 1934 (the "**Exchange Act**") (including such person's Written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and shall be accompanied by notice in Writing signed by the person to be proposed of his or her willingness to be elected.

24.10 No person shall be eligible to be nominated by a Member to serve as a Director unless nominated in accordance with the procedures set forth in this Article 24. The chairman of the Annual General Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed hereby, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions, unless otherwise required by the Law, if the Member (or a qualified representative of the Member) does not appear at any such meeting of the Company to present a nomination such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Article 24.10, to be considered a qualified representative of the Member, a person must be a duly authorised officer, manager or partner of such Member or must be authorised in Writing by such Member or an Electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such Writing or Electronic transmission, or a reliable reproduction of the Writing or Electronic transmission, at the meeting.

24.11 Without limiting the foregoing provisions, a Member shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Article 24 provided that any references in these Articles to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations pursuant to this Article 24, and compliance with this Article 24 shall be the exclusive means for a Member to make nominations.

24.12 The Company shall keep or cause to be kept a register of particulars with regard to its Directors in the manner required by the Law.

24.13 In addition to the a foregoing, a Director may be appointed by a majority of the Directors. Any appointment may be to fill a vacancy or as an additional Director. Any resolution to appoint a Director pursuant to this Article shall also specify the class (if any) to which the Director shall be designated.

25. RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS

25.1 The office of a Director shall be vacated if the Director:

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25.1.1 resigns his office by Notice to the Company;

25.1.2 dies or is declared legally incapacitated;

25.1.3 ceases to be a Director by virtue of any provision of the Law or he becomes prohibited or disqualified by the Law or the laws, rules and regulations of NASDAQ from being a Director;

25.1.4 becomes Bankrupt or makes any arrangement or composition with his creditors generally;

25.1.5 becomes of unsound mind;

25.1.6 is removed from office by Ordinary Resolution of the Company as a result of:

(a) the Director's conviction (with a nolo contendere plea deemed to be a conviction) of a serious felony involving:

(i) moral turpitude; or

(ii) a violation of United States federal or state securities laws,

but specifically excluding any conviction based entirely on vicarious liability; or

(b) the Director's commission of any material act of dishonesty (such as embezzlement) resulting or intended to result in material personal gain or enrichment of such Director at the expense of the company or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony, and for these purposes nolo contendere, felony and moral turpitude shall have the meanings given to them by the laws of the United States of America or any relevant state thereof and shall include any equivalent acts in any other jurisdiction; or

25.1.7 receives Notice signed by not less than two-thirds ($2/3^{rd}$) of the other Directors stating that he should cease to be a Director.

25.2 Notwithstanding any other provision of these Articles, whenever the Holders of one or more classes of Preferred Shares shall have the right, voting separately as a class, to elect Directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Statement of Rights applicable thereto, and such Directors so elected shall not be subject to the provisions of Articles 24 and 25 unless otherwise provided therein.

26. REMUNERATION AND EXPENSES OF DIRECTORS

26.1 The Directors shall be entitled to such remuneration as the Directors may determine subject to any limitation as the Company may by Ordinary Resolution determine.

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26.2 The Directors shall be paid out of the funds of the Company their travelling hotel and other expenses properly and necessarily incurred by them in connection with their attendance at meetings of the Directors or Members or otherwise in connection with the discharge of their duties.

27. EXECUTIVE DIRECTORS

27.1 The Directors may from time to time appoint one or more of their number to the office of managing director or to any other executive office under the Company on such terms and for such periods as they may determine.

27.2 The appointment of any Director to any executive office shall be subject to termination if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

27.3 The Directors may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Directors upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke withdraw alter or vary all or any of such powers.

28. DIRECTORS' INTERESTS

28.1 A Director who has, directly or indirectly, a material interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company that to a material extent conflicts or may conflict with the interests of the Company and of which he is aware, shall disclose to the Company the nature and extent of his interest.

28.2 For the purposes of Article 28.1:

28.2.1 the disclosure shall be made at the first meeting of the Directors at which the transaction is considered after the Director concerned becomes aware of the circumstances giving rise to his duty to make it or, if for any reason he fails to do so at such meeting, as soon as practical after the meeting, by Notice in Writing delivered to the Secretary;

28.2.2 the Secretary, where the disclosure is made to him shall inform the Directors that it has been made and shall in any event table the Notice of the disclosure at the next meeting after it is made;

28.2.3 a disclosure to the Company by a Director in accordance with Article 28.1 that he is to be regarded as interested in a transaction with a specified Person is sufficient disclosure of his interest in any such transaction entered into after the disclosure is made; and

28.2.4 any disclosure made at a meeting of the Directors shall be recorded in the minutes of the meeting.

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28.3 Subject to the provisions of the Law, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

28.4 Subject to the provisions of the Law, and provided that he has disclosed to the Company the nature and extent of any of his material interests in accordance with Article 28.1, a Director notwithstanding his office:

28.4.1 may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

28.4.2 may be a director or other officer of or employed by or a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested;

28.4.3 shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

28.4.4 may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

29. PROCEEDINGS OF DIRECTORS

29.1 The Directors may meet together for the dispatch of business adjourn and otherwise regulate their meetings as they think fit.

29.2 A Director may at any time and the Secretary at the request of a Director shall summon a meeting of the Directors by giving to each Director not less than twenty-four hours' Notice of the meeting provided that any meeting may be convened at shorter Notice and in such manner as each Director shall approve and provided further that, unless otherwise resolved by the Directors, Notices of Directors' meetings need not be in Writing.

29.3 Questions arising at any meeting shall be determined by a majority of votes.

29.4 In the case of an equality of votes, the chairman shall not have a second or casting vote.

29.5 A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be such number that represents a majority of the Directors then in office.

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29.6 A Director notwithstanding his interest may be counted in the quorum present at any meeting at which any contract or arrangement in which he is interested is considered and, provided he has made the disclosure required by Article 28.1, he may vote in respect of any such contract or arrangement except those concerning his own terms of appointment.

29.7 If a Director is by any means in communication with one or more other Directors so that each Director participating in the communication can hear what is said by any other of them each Director so participating in the communication is deemed to be present at a meeting with the other Directors so participating notwithstanding that all the Directors so participating are not present together in the same place.

29.8 The continuing Directors or Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum or becomes less than the number required by the Law, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting of the Company. If there are no Directors or no Director is able or willing to act, then any Member or the Secretary may summon a general meeting for the purpose of appointing Directors.

29.9 The Directors may from time to time elect from their number, and remove, a chairman and/or deputy chairman and/or vice-chairman of the Board of Directors and determine the period for which they are to hold office.

29.10 The chairman, or in his absence the deputy chairman, or in his absence the vice-chairman, shall preside at all meetings of the Directors but if no such chairman, deputy chairman or vice-chairman be elected or if at any meeting the chairman, deputy chairman or vice-chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the chairman of the meeting.

29.11 A resolution in Writing Signed by all the Directors entitled to receive Notice of a meeting of Directors or of a committee of Directors shall be valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly convened and held and may consist of several documents in like form each Signed by one or more Directors.

29.12 All acts done bona fide by any meeting of Directors or of a committee appointed by the Directors or by any Person acting as a Director shall notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or committee or Person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such Person had been duly appointed and was qualified and had continued to be a Director or a member of a committee appointed by the Directors and had been entitled to vote.

30. MINUTE BOOK

30.1 The Directors shall cause to be entered in books kept for the purpose:

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30.1.1 the minutes of all proceedings at general meetings, class meetings, Directors' meetings and meetings of committees appointed by the Directors;

30.1.2 all resolutions in Writing passed in accordance with these Articles;

30.1.3 every memorandum in Writing of a Sole Member-Director Contract (as defined in Article 30.3) which is drawn up pursuant to Article 30.3;

30.1.4 every record in Writing of a Sole Member's Decision (as defined in Article 30.4); and

30.1.5 all such other records as are from time to time required by the Law or, in the opinion of the Directors, by good practice to be minuted or retained in the books of the Company.

30.2 Any minutes of a meeting of Directors or of any meeting of committees appointed by the Directors, if purporting to be Signed by the chairman of the meeting at which the proceedings were had (or by such other Person as the chairman of the meeting may have designated, including the Secretary or secretary pro tem of that meeting) or by the chairman of the next succeeding meeting shall be conclusive evidence of the proceedings.

30.3 This Article 30.3 applies where the Company has only one Member and that Member is also a Director. If the Company, acting otherwise than in the ordinary course of its business, enters into a contract with such Member (a "Sole Member-Director Contract") and that Sole Member-Director Contact is not in Writing, the terms thereof shall be:

30.3.1 set out in a memorandum in Writing;

30.3.2 recorded in the minutes of the first meeting of the Directors following the making of the contract; or

30.3.3 recorded in such other manner or on such other occasion as may for the time being be permitted or required by the Law.

30.4 This Article 30.4 applies where the Company has only one Member and that Member has taken a decision that may be taken by the Company in general meeting and that has effect in law as if agreed by the Company in general meeting (a "Sole Member's Decision"). A Sole Member's Decision may (without limitation) be taken by way of resolution in Writing but if not so taken, the sole Member shall provide the Company with a record in Writing of his decision as soon as practicable thereafter.

31. SECRETARY

31.1 The Secretary shall be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by the Directors.

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31.2 Anything required or authorised to be done by or to the Secretary may if the office is vacant or there is for any other reason no secretary capable of acting be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting by or to any Person authorised generally or specifically in that behalf by the Directors.

31.3 The Company shall keep or cause to be kept at the Registered Office a register of particulars with regard to its Secretary in the manner required by the Law.

32. THE SEAL

32.1 The Directors may determine that the Company shall have a Seal. Subject to the Law, if the Company has a Seal the Directors may determine that it shall also have an official seal for use outside of the Island and an official seal for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued.

32.2 The Directors shall provide for the safe custody of all seals and no seal shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.

32.3 The Directors may from time to time make such regulations as they think fit determining the Persons and the number of such Persons who shall sign every instrument to which a seal is affixed and until otherwise so determined every such instrument shall be Signed by one Director and by the Secretary or by a second Director.

32.4 The Company may authorise an agent appointed for the purpose to affix any seal of the Company to a document to which the Company is a party.

33. AUTHENTICATION OF DOCUMENTS

33.1 Any Director or the Secretary or any Person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum of Association and these Articles), any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company and to certify copies thereof or extracts therefrom as true copies or extracts.

33.2 Where any books, records, documents or accounts of the Company are situated elsewhere than at the Registered Office, the local manager or other Officer or the company having the custody thereof shall be deemed to be a Person appointed by the Directors for the purposes set out in Article 33.1.

34. DIVIDENDS

34.1 Subject to each Statement of Rights and the provisions of the Law, the Directors may from time to time declare dividends and fix the time for payment thereof.

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34.2 Subject to the provisions of the Law and any Statement of Rights, the Directors may if they think fit from time to time pay to the Members such interim dividends as they may determine.

34.3 Subject to the Law, the Directors may, in respect of any dividend or dividends, offer to Holders of Ordinary Shares the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply:

34.3.1 the basis of allotment shall be determined by the Directors so that each Holder of Ordinary Shares is entitled to such number of new Ordinary Shares whose aggregate value is as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such Holder has elected to forgo. For this purpose, the value of an Ordinary Share shall be equal to the final reported per share closing price as quoted for the Ordinary Shares on NASDAQ, on the day on which quotations in respect of the Ordinary Shares are first given ex the relevant dividend and the four subsequent trading days;

34.3.2 the Directors shall give notice to Holders of Ordinary Shares of the right of election accorded to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and

34.3.3 the latest date and time by which duly completed forms of election must be lodged in order to be effective;

34.3.4 the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on Ordinary Shares in respect of which an election has been made and in lieu thereof additional Ordinary Shares shall be allotted to the holders of such shares on the basis of allotment determined as aforesaid. For that purpose, the Directors shall appropriate out of any amount for the time being standing to the credit of reserves or profit and loss account as the Directors may determine a sum equal to the aggregate number of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of new Ordinary Shares on such basis;

34.3.5 the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend (or share election in lieu); and

34.3.6 the Directors may on any occasion determine that rights of election shall not be made available to any Holders of Ordinary Shares with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

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34.4 Subject to the provisions of the Law, these Articles and any Statement of Rights, if at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares which confer on the Holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the Holders thereof preferential rights with regard to dividend.

34.5 Subject to the provisions of the Law, the Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate.

34.6 Provided the Directors act bona fide they shall not incur any personal liability to the Holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

34.7 Subject to any particular rights or limitations as to dividends for the time being attached to any shares as may be specified in these Articles or in any Statement of Rights or upon which such shares may be issued, all dividends shall be declared, apportioned and paid pro rata according to the amounts Paid Up on the shares on which the dividend is paid (otherwise than in advance of calls), provided that if any share is issued on terms providing that it shall rank for dividend as if Paid Up (in whole or in part) or as from a particular date (either past or future) such share shall rank for dividends accordingly.

34.8 The Directors may before paying any dividend set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be applicable for any purpose to which such sums may be properly applied and pending such application may at the like discretion be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

34.9 The Directors may carry forward to the account of the succeeding year or years any balance which they do not think fit either to dividend or to place to reserve.

34.10 Any resolution of the Directors declaring a dividend on the shares of any class or any resolution of the Directors for the payment of a fixed dividend on a date prescribed for the payment thereof may specify that the same shall be payable to the Persons registered as the Holders of shares of the class concerned at the close of business on a particular date notwithstanding that it may be a date prior to that on which the resolution is passed (or as the case may be that prescribed for payment of a fixed dividend) and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any shares of the relevant class.

34.11 The Directors may deduct from any dividend or other monies payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

34.12 Any dividend or other monies payable in respect of a share may be paid by cheque or similar bank instrument sent through the post to the registered address of the Member or

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Person entitled thereto and in the case of joint Holders to any one of such joint Holders or to such Person and to such address as the Holder or joint Holders may in Writing direct. Every such cheque or similar bank instrument shall be made payable to the order of the Person to whom it is sent or to such other Person as the Holder or joint Holders may in Writing direct and payment of the cheque (or similar bank instrument, as applicable) shall be a good discharge to the Company. Every such cheque (or similar bank instrument) shall be sent at the risk of the Person entitled to the money represented thereby.

34.13 All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest as against the Company.

34.14 Any dividend which has remained unclaimed for a period of seven years from the date of declaration thereof shall if the Directors so resolve be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

35. CAPITALISATION OF PROFITS

The Directors may with the authority of an Ordinary Resolution of the Company:

35.1 subject as hereinafter provided, resolve that it is desirable to capitalise any undistributed profits of the Company (including profits carried and standing to any reserve or reserves) not required for paying any fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits or to capitalise any sum carried to reserve as a result of the sale or revaluation of the assets of the Company (other than goodwill) or any part thereof or to capitalise any sum standing to the credit of the Company's stated capital account or capital redemption reserve fund;

35.2 appropriate the profits or sum resolved to be capitalised to the Members in the proportion in which such profits or sum would have been divisible amongst them had the same been applicable and had been applied in paying dividends and to apply such profits or sum on their behalf either in or towards paying up any amount for the time being unpaid on any shares held by such Members respectively as the said resolution may provide any unissued shares or debentures of the Company such shares or debentures to be allotted and distributed credited as fully Paid Up to and amongst such Members in the proportions aforesaid or partly in one way and partly in the other provided that the stated capital account and the capital redemption reserve fund and any unrealised profits may for the purposes of this Article only be applied in the paying up of unissued shares to be allotted to Members credited as fully Paid Up;

35.3 make all appropriations and applications of the profits or sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures if any and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by the issue of certificates representing part of a shareholding or fractions of shares or by payments in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions; and

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35.4 authorize any Person to enter on behalf of all the Members entitled to the benefit of such appropriations and applications into an agreement with the Company providing for the allotment to them respectively credited as fully Paid Up of any further shares or debentures to which they may be entitled upon such capitalisation and any agreement made under such authority shall be effective and binding on all such Members.

36. ACCOUNTS AND AUDIT

36.1 The Company shall keep accounting records that are sufficient to show and explain the Company's transactions and are such as to:

36.1.1 disclose with reasonable accuracy at any time the financial position of the Company at that time; and

36.1.2 enable the Directors to ensure that any accounts prepared by the Company comply with requirements of the Law.

36.2 The Directors shall prepare accounts of the Company made up to such date in each year as the Directors shall from time to time determine in accordance with and subject to the provisions of the Law.

36.3 No Member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by the Law or authorised by the Directors or by Ordinary Resolution of the Company.

36.4 The Directors shall deliver to the Registrar of Companies a copy of the accounts of the Company signed on behalf of the Directors by one of them together with a copy of the report thereon by the Auditors in accordance with the Law.

36.5 The Directors or the Company by Ordinary Resolution shall appoint Auditors for any period or periods to examine the accounts of the Company and to report thereon in accordance with the Law.

37. COMMUNICATIONS

37.1 Communications to be in Writing:

37.1.1 any notice or other communication to be given to or by any Person pursuant to these Articles (other than a notice convening a meeting of the Directors) shall be in Writing.

37.2 Communications to the Company:

37.2.1 subject to the Law and except where otherwise expressly stated in these Articles, any document or information to be sent or supplied to the Company (whether or not such document or information is required or authorised under the Companies Laws) shall be in hard copy form or be sent or supplied in Electronic form or by means of a website;

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37.2.2 subject to the Law, a document or information may be given to the Company in Electronic form only if it is given in such form and manner and to such address as may have been specified by the Directors from time to time for the receipt of documents in Electronic form. The Directors may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in Electronic form;

37.2.3 a communication sent to the Company by Electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

37.3 Communications by the Company:

37.3.1 the Company may send or supply any document or information to a Member in hard copy form:

(a) personally; or

(b) by sending or supplying it by post in a pre-paid envelope addressed to the Member at his registered address or by leaving it at that address in an envelope addressed to the Member.

37.4 Subject to the Law, a document or information may be sent or supplied by the Company in Electronic form to any Member who has agreed (generally or specifically) that a document or information may be sent or supplied in Electronic form and has not revoked that agreement. Where a document or information is sent or supplied by Electronic means, it may only be sent or supplied to an address specified for that purpose by the Member.

37.5 A document or information may be sent or supplied by the Company to a Member by being made available on a website if the member has agreed (generally or specifically), or pursuant to Article 37.7 is deemed to have agreed, that documents or information can be sent or supplied to the Member in that form and has not revoked such agreement. A document or information sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient:

37.5.1 to read it; and

37.5.2 to retain a copy of it.

37.6 If a document or information is sent or supplied by the Company by means of a website, the Company must notify the intended recipient of:

37.6.1 the presence of the document or information on the website;

37.6.2 the address of the website; the place on the website where it may be accessed; and

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37.6.3 how to access the document or information.

37.7 Any document or information made available on a website will be maintained on the website for a period of 28 days beginning with the date on which notification is given under Article 37.6 above, or such shorter period as may be decided by the Directors in their absolute discretion. A failure to make a document or information available on a website throughout the period mentioned in this Article shall be disregarded if:

37.7.1 it is made available on the website for part of that period; and

37.7.2 the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

37.8 If a Member has been asked individually by the Company to agree that the Company may send or supply documents or information generally, or specific documents or information, to the member by means of a website and the Company does not receive a response within a period of 28 days beginning with the date on which the Company's request was sent (or such longer period as the Directors may specify), such Member will be deemed to have agreed to receive such documents or information by means of a website in accordance with Article 37.5 (save in respect of any documents or information as may be required to be sent in hard copy form pursuant to the Law). A Member can revoke any such deemed election in accordance with Article 37.9 below.

37.9 Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under these Articles shall only take effect if in Writing, signed (or authenticated by Electronic means) by the Member and on actual receipt by the Company thereof.

37.10 Where these Articles require or permit a document to be authenticated by a Person by Electronic means, to be valid it must incorporate the Electronic signature or personal identification details of that Person, in such form as the Directors may approve, or be accompanied by such other evidence as the Directors may require to satisfy themselves that the document is genuine.

37.11 In the case of joint Holders of a share:

37.11.1 all documents or information shall be given to the joint Holder whose name stands first in the Register in respect of the joint holding and any document or information so given shall be deemed for all purposes given to all the joint Holders; and

37.11.2 anything to be agreed or specified in relation to any document or information to be given to them may be agreed or specified by any one of the joint Holders and any such agreement or specification shall be deemed for all purposes to be agreed or specified by all the joint Holders. The agreement or specification of the joint Holder whose name stands first in the Register in respect of the joint holding shall be

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accepted to the exclusion of the agreement or specification of any of the other joint Holders.

37.11.3 If a Member (or, in the case of joint Holders, the person first named in the Register) has a registered address outside of Jersey or the USA but has notified the Company of an address within Jersey or the USA at which documents or information may be given to him, he shall be entitled to have documents or information given to him at that address or, where applicable, to be notified at that address of the availability of documents or information on a website. Alternatively, if a Member has a registered address outside Jersey or the USA, he may give the Company an address for the purposes of communications in Electronic form in which event, subject to these Articles, documents or information may, at the Company's absolute discretion, be sent to him at that address. Otherwise, no such Member shall be entitled to receive any document or information from the Company.

37.11.4 If on at least two consecutive occasions any document or information sent to a Member by post at his registered address or his address at which documents or information may be given to him has been returned undelivered, such Member shall not thereafter be entitled to receive any document or information from the Company until he shall have communicated with the Company and supplied the Company with a new registered address within Jersey or the USA or an address within Jersey or the USA at which documents or information may be given to him.

37.11.5 If on at least two consecutive occasions the Company has attempted to send a document or information by Electronic means to an address for the time being notified to the Company by a Member for that purpose but the Company is aware that there has been a failure of delivery of such document or information, the Company shall, subject to the provisions of these Articles, thereafter send documents and information to such member by post at his registered address or his address at which documents or information may be given to him.

37.11.6 The provisions of this Article 37 do not affect any provision of the Laws requiring documents or information to be served on or given, sent, supplied or delivered to a member in a particular manner.

37.12 The Company may give a document or information to the Person entitled by transmission to a share by sending it in any manner authorised by these Articles for the giving of a document or information to a member, addressed to that Person by name or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any similar description, at the address (if any) in Jersey or the USA supplied for that purpose by the Person claiming to be so entitled. Until such an address has been supplied, a document or information may be given in any manner in which it might have

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been given if the death or bankruptcy or other event giving rise to the transmission of entitlement had not occurred.

37.13 Evidence of service:

37.13.1Any document or information:

(a) addressed to a Member at his registered address or address at which documents or information may be given to him in Jersey or the USA shall, if sent by post, be deemed to have been given to or received by the intended recipient (where first class post is employed) on the day after the day on which it was posted or (where second class post is employed) on the second day after the day on which it was posted and, in proving service, it shall be sufficient to prove that an envelope containing the document or information was properly addressed, pre-paid and put into the post;

(b) not sent by post but addressed to a member but left at his registered address or address at which documents or information may be given to him in Jersey or the USA shall be deemed to have been given to or received by the intended recipient on the day on which it was so left;

(c) sent or supplied by Electronic means shall be deemed to have been given to or received by the intended recipient on the day it was sent even if the Company subsequently sends a hard copy of such document or information by post. In proving service, it shall be sufficient to show that the document or information was properly addressed and sent;

(d) sent or supplied by the Company by means of a relevant system, that document or information shall be deemed to have been given to or received by the intended recipient when the Company or any sponsoring system-participant acting on its behalf sends the issuer's instruction relating to the document or information; and

(e) sent or supplied by being made available on a website shall be deemed to have been given to or received by the intended recipient on the day on which the document or information was first made available on the website or, if later, when the recipient received (or is deemed to have received) notification of the fact that the document or information was available on the website.

37.14 A Member present, either in person or by proxy, at any meeting of the Company shall be deemed to have been received due notice of the meeting and, where requisite, of the purposes for which the meeting was called.

37.15 Proof that a notice contained in an Electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

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37.16 Any document or other information sent or supplied by the Company by any other means authorised in Writing by the Member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

37.17 Every Person who, by operation of law, transfer or any other means, becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been given to a Person from whom he derives his title.

37.18 If at any time by reason of the suspension, interruption or curtailment of postal services or the Electronic communications system in Jersey or the USA, the Company is or would be unable effectively to convene a general meeting by notices sent through the post or by Electronic means, notice of the general meeting may be given by a notice advertised in at least one newspaper with a national circulation in each of Jersey and the USA. Such notice shall be deemed to have been duly served on all Persons who are entitled to have notice of meetings sent to them at noon on the day when the advertisement (or, where applicable, the first of such advertisements) appears. In any such case, the Company shall send confirmatory copies of the notice by post or by Electronic means if, at least seven clear days before the meeting, the posting of notices to addresses throughout Jersey or the USA or, as the case may be, the sending of such notices by Electronic means again becomes practicable.

38. WINDING UP

38.1 Subject to any particular rights or limitations for the time being attached to any shares as may be specified in these Articles or in any Statement of Rights or upon which such shares may be issued if the Company is wound up, the assets available for distribution among the Members shall be applied first in repaying to the Members the amount Paid Up on their shares respectively and if such assets shall be more than sufficient to repay to the Members the whole amount Paid Up on their shares the balance shall be distributed among the Members in proportion to the amount which at the time of the commencement of the winding up had been actually Paid Up on their said shares respectively.

38.2 If the Company is wound up, the Company may with the sanction of a Special Resolution and any other sanction required by the Law divide the whole or any part of the assets of the Company among the Members in kind and the liquidator or where there is no liquidator the Directors may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members and with the like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator or the Directors (as the case may be) with the like sanction determine but no Member shall be compelled to accept any assets upon which there is a liability.

39. INDEMNITY

39.1 In so far as the Law allows, every present or former Director or other Officer of the Company shall be indemnified out of the assets of the Company against any loss or

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liability incurred by him by reason of being or having been a Director or other Officer of the Company and the Directors may in their discretion indemnify senior employees out of the assets of the Company against any loss or liability incurred by him by reason of being or having been a senior employee.

39.2 The Directors may without sanction of the Company in general meeting authorise the purchase or maintenance by the Company for any Director or other Officer or former Director or other Officer of the Company of any such insurance as is permitted by the Law in respect of any liability which would otherwise attach to such Director or other Officer or former Director or other Officer.

40. FIXING RECORD DATE

40.1 For the purpose of determining Members entitled to Notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose including for any dividend, distribution, allotment or issue, the Directors may fix the Record Date for any such determination of Members.

40.2 A Record Date for any dividend, distribution, allotment or issue may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

40.3 If no Record Date is fixed for the determination of Members entitled to Notice of or to vote at a meeting of Members, the day immediately preceding the date on which Notice of the meeting is sent shall be the Record Date for such determination of Members. When a determination of Members entitled to vote at any meeting has been made in the manner provided in this Article such determination shall apply to any adjournment thereof.

41. NON-APPLICATION OF STANDARD TABLE

The regulations constituting the Standard Table prescribed pursuant to the Law shall not apply to the Company and are hereby expressly excluded in their entirety.

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NOVOCURE LIMITED
SECOND FLOOR, NO. 4 THE FORUM
GRENVILLE STREET
ST. HELIER JE2 4UF
JERSEY, CHANNEL ISLANDS

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D80953-P66962

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NOVOCURE LIMITED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Asaf Danziger	☐	☐	☐
1b. William Doyle	☐	☐	☐
1c. Jeryl Hilleman	☐	☐	☐
1d. David Hung	☐	☐	☐
1e. Kinyip Gabriel Leung	☐	☐	☐
1f. Martin Madden	☐	☐	☐
1g. Timothy Scannell	☐	☐	☐
1h. William Vernon	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D80954-P66962

NovoCure Limited
Annual General Meeting of Shareholders
June 8, 2022 9:00 AM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ashley Cordova and Kimberly Burke, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of NovoCure Limited that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 AM ET on June 8, 2022, at NovoCure Limited on the Second Floor, No. 4 The Forum, Grenville Street, St. Helier JE2 4UF, Jersey, Channel Islands, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side